Certain confidential information contained in this document, marked by “[***]”, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

AMENDMENT NUMBER TWO
to the Credit and Security Agreement
Dated as of December 22, 2021
This AMENDMENT NUMBER TWO to the Credit Agreement (as defined below) (this “Amendment”) is made effective as of the 13th day of April, 2023, by and among LOANDEPOT.COM, LLC, as borrower (“Borrower”), FLAGSTAR BANK, NATIONAL ASSOCIATION as purchaser of the rights and obligations of Signature Bank, a New York state-chartered bank, as administrative agent (in such capacity, “Administrative Agent”), and as a lender and the other Lender party thereto (collectively, “Lender”).
WHEREAS, Borrower, Lender and Administrative Agent entered into that certain Credit and Security Agreement, dated as of December 22, 2021, by and among Borrower, Lender and Administrative Agent, as amended by that certain Amendment Number One to the Credit Agreement, dated as of December 20, 2022 (as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”); and
WHEREAS, Borrower, Lender and Administrative Agent have agreed to amend the Credit Agreement as set forth herein.
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:
SECTION 1. Amendment. Effective as of the date hereof (the “Amendment Effective Date”), the Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages attached as Exhibit A hereto.
SECTION 2. Defined Terms. Any terms capitalized but not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement, including by way of reference to any other documents or agreements.

SECTION 3. Limited Effect. Except as amended hereby, the Credit Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment need not be made in the Credit Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.
SECTION 4. Representations. In order to induce Lender to execute and deliver this Amendment, Borrower hereby represent to Lender that as of the date hereof, except as otherwise expressly waived by Lender in writing, Borrower is in full compliance with all of the terms and conditions of the Credit Agreement and the other Loan Documents, including

DB1/ 135423957.3

without limitation, all of the representations and warranties and all of the affirmative and negative covenants, and no Default or Event of Default has occurred and is continuing under the Credit Agreement.
SECTION 5. Fees and Expenses. The Borrower hereby agrees to pay the reasonable legal fees and expenses of Lender and Administrative Agent incurred in connection with this Amendment in accordance with Section 11.1 of the Credit Agreement.
SECTION 6. Governing Law. This Amendment and any claim, controversy or dispute arising under or related to or in connection with this Amendment, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties will be governed by the laws of the State of New York without regard to any conflicts of law principles other than Sections 5-1401 and 5-1402 of the New York General Obligations Law, which shall govern; provided that the Administrative Agent shall retain all rights under federal law.
SECTION 7. Counterparts. This Amendment may be executed in one or more counterparts (which may be delivered electronically) and by different parties hereto on separate counterparts, each of which, when so executed, shall constitute one and the same agreement. The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.
SECTION 8. Conditions to Effectiveness. This Amendment shall become effective upon i) receipt by the Administrative Agent of counterparts of this Amendment and ii) upon Freddie Mac’s confirmation of consent to this Amendment.
[SIGNATURE PAGE FOLLOWS]
2

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the Amendment Effective Date.

FLAGSTAR BANK, N.A., as Lender and Administrative Agent

By:    /s/ Kenneth D. Logan
Name:    Kenneth D. Logan
Title: Managing Group Director and SVP

[Signatures Continue on Following Page]

[AMENDMENT NUMBER TWO TO CREDIT AGREEMENT]

LOANDEPOT.COM, LLC, as Borrower

By: /s/ Jeff DerGurahian
Name:    Jeff DerGurahian
Title:    Executive Vice President

[AMENDMENT NUMBER TWO TO CREDIT AGREEMENT]

CONFORMED COPY
THROUGH AMENDMENT NO. ~~1~~2

Exhibit A-1
CREDIT AGREEMENT CONFORMED COPY THROUGH AMENDMENT NO. TWO
(Attached)
/

CONFORMED COPY
THROUGH AMENDMENT NO. ~~1~~2

CONFORMED COPY
THROUGH AMENDMENT NO. ~~1~~2

CREDIT AND SECURITY AGREEMENT

among

LOANDEPOT.COM, LLC,
as Borrower

SIGNATURE BANK,
as Administrative Agent
and
SIGNATURE BANK AND THE LENDERS PARTY HERETO,
as Lenders

DATED AS OF DECEMBER 22, 2021

    Page
SECTION 1 Definitions    1
Section 1.1    Definitions.    1
Section 1.2    Accounting Matters.    17
Section 1.3    Other Definitional Provisions.    17
SECTION 2 Borrowings    18
Section 2.1    Borrowings.    18
Section 2.2    General Provisions Regarding Interest; Etc.    19
Section 2.3    Use of Proceeds.    19
Section 2.4    Extension of Termination Date and Conversion to Term Loan.    20
Section 2.5    Increase in the Maximum Facility Amount    21
Section 2.6    Revolving Credit Note    22
SECTION 3 Payments    24
Section 3.1    Method of Payment.    24
Section 3.2    Prepayments.    24
Section 3.3    Taxes    25
SECTION 4 Security    29
Section 4.1    Grant of Security Interest.    29
Section 4.2    Limited Pledge of Servicing    31
Section 4.3    Acknowledgment Agreement    31
Section 4.4    Lender Requires Acknowledgment Agreements and Consent Agreements    32
Section 4.5    Further Assurances Concerning Collateral    32
Section 4.6    Financing Statements Filing Authorization    32
Section 4.7    Borrower Remains Liable    32
Section 4.8    Rights after Occurrence of Default    33
Section 4.9    Attorney-In-Fact Appointment    34
Section 4.10    Periodic Valuations of Servicing Rights    34
Section 4.11    Collections in General    35
Section 4.12    Setoff.    35
Section 4.13    Schedules 4.1(a)(2)    36
SECTION 5 Conditions Precedent    36
Section 5.1    Initial Extension of Credit.    36
Section 5.2    All Extensions of Credit.    38
SECTION 6 Representations and Warranties    38
Section 6.1    Entity Existence.    38
Section 6.2    Financial Statements; Etc.    39
Section 6.3    Action; No Breach.    39
Section 6.4    Operation of Business.    40
Section 6.5    Litigation and Judgments.    40
Section 6.6    Rights in Properties; Liens.    40
Section 6.7    Enforceability.    40
Section 6.8    Approvals.    40
    i    Credit and Security Agreement
/

DB1/ ~~125935721.9~~135423181.4

Section 6.9    Taxes.    40
Section 6.10    Use of Proceeds; Margin Securities.    41
Section 6.11    ERISA.    41
Section 6.12    Disclosure.    42
Section 6.13    Subsidiaries.    42
Section 6.14    Agreements.    42
Section 6.15    Compliance with Laws.    42
Section 6.16    Regulated Entities.    42
Section 6.17    Environmental Matters    43
Section 6.18    Membership and Standing.    44
Section 6.19    Foreign Assets Control Regulations and Anti-Money Laundering.    44
Section 6.20    Patriot Act.    44
Section 6.21    Nature of Business    45
Section 6.22    Borrower’s Address    45
Section 6.23    Special Representations Concerning Collateral    45
SECTION 7 Affirmative Covenants    46
Section 7.1    Reporting Requirements.    46
Section 7.2    Maintenance of Existence; Conduct of Business.    49
Section 7.3    Maintenance of Properties.    49
Section 7.4    Taxes and Claims.    50
Section 7.5    Insurance.    50
Section 7.6    Inspection Rights.    50
Section 7.7    Keeping Books and Records.    50
Section 7.8    Compliance with Laws.    50
Section 7.9    Compliance with Agreements    51
Section 7.10    Further Assurances.    51
Section 7.11    ERISA.    51
Section 7.12    Additional Subsidiaries.    51
Section 7.13    Reserved.    51
Section 7.14    Reserved.    51
Section 7.15    Special Affirmative Covenants Concerning Collateral    51
SECTION 8 Negative Covenants    52
Section 8.1    Reserved    52
Section 8.2    Limitation on Liens.    52
Section 8.3    Mergers.    53
Section 8.4    Restricted Payments.    53
Section 8.5    Reserved.    53
Section 8.6    Transactions With Affiliates.    53
Section 8.7    Disposition of Assets.    53
Section 8.8    Reserved.    53
Section 8.9    Reserved.    53
Section 8.10    Nature of Business.    54
Section 8.11    Environmental Protection.    54
Section 8.12    Accounting.    54
Section 8.13    No Negative Pledge.    54
Section 8.14    Reserved.    54
Section 8.15    Reserved.    54
Section 8.16    OFAC.    54
Section 8.17    Reserved.    54
    ii    Credit and Security Agreement

Section 8.18    Conditional Repurchase, Indemnity or Other Recourse Obligations    54
Section 8.19    Special Negative Covenants Concerning Collateral.    54
Section 8.20    Termination of Servicing Agreements or Servicing Rights    55
Section 8.21    No Amendments    55
SECTION 9 RESERVED    55
SECTION 10 Default    55
Section 10.1    Events of Default.    55
Section 10.2    Remedies Upon Default.    58
Section 10.3    Application of Funds.    58
Section 10.4    Performance by Lenders.    58
SECTION 11 Miscellaneous    59
Section 11.1    Expenses.    59
Section 11.2    INDEMNIFICATION.    59
Section 11.3    Limitation of Liability.    60
Section 11.4    Interpretation.    60
Section 11.5    Lenders Not Fiduciary.    60
Section 11.6    Equitable Relief.    60
Section 11.7    No Waiver; Cumulative Remedies.    60
Section 11.8    Successors and Assigns.    61
Section 11.9    Survival.    61
Section 11.10    Amendment.    61
Section 11.11    Notices    62
Section 11.12    GOVERNING LAW; VENUE; SERVICE OF PROCESS.    62
Section 11.13    Counterparts.    62
Section 11.14    Severability.    63
Section 11.15    Headings.    63
Section 11.16    Participations; Etc.    63
Section 11.17    Construction.    64
Section 11.18    Independence of Covenants.    64
Section 11.19    WAIVER OF JURY TRIAL    64
Section 11.20    Additional Interest Provision.    64
Section 11.21    Confidential.    66
Section 11.22    USA Patriot Act Notice.    67
Section 11.23    NOTICE OF FINAL AGREEMENT.    67
Section 11.24    Defaulting Lender.    67
Section 11.25    Lenders’ Status as Eligible Assignee; Freddie Mac Disclosures.    69
Section 11.26    Limited Lender Rights Against Freddie Mac.    70
Section 11.27    Third-Party Beneficiary.    70
SECTION 12 ADMINISTRATIVE AGENT    71
Section 12.1    Agency.    71

    iii    Credit and Security Agreement

INDEX TO EXHIBITS

Exhibit	Description of Exhibit	Section	Attached to:
A	Borrowing Base Report	1.1	Pricing Side Letter
B	Compliance Certificate	1.1	Pricing Side Letter
C	Revolving Credit Note	1.1 and 2.1	Credit and Security Agreement
D-1	U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)	3.3	Credit and Security Agreement
D-2	U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)	3.3	Credit and Security Agreement
D-3	U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)	3.3	Credit and Security Agreement
    iv    Credit and Security Agreement

DB1/ ~~125935721.9~~135423181.4

        Page

D-4	U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)	3.3	Credit and Security Agreement
E	Form of Borrowing Base Request	2.1	Pricing Side Letter
INDEX TO SCHEDULES

    -v-

        Page

Schedule	Description of Schedule	Section
1	Commitment Schedule	Definition of “Commitment”	Pricing Side Letter
4.1(a)(1)	Servicing Rights Subject to Lien	4.1(a)	Pricing Side Letter
4.1(a)(2)	Pledged Servicing Rights	4.1(a)	Pricing Side Letter
5.1(r)	Additional Conditions Precedent	5.1(r)	Credit and Security Agreement
6.2	Existing Debt	6.2	Pricing Side Letter
6.5	Litigation and Judgments	6.5	Pricing Side Letter
6.13	Subsidiaries	6.13	Pricing Side Letter
8.5	Existing Debt Owed to Borrower	8.5	Pricing Side Letter
    -vi-

CREDIT AND SECURITY AGREEMENT
This CREDIT AND SECURITY AGREEMENT (the “Agreement”), is dated as of December 22, 2021 (the “Closing Date”), and is made by and among loanDepot.com, LLC, a Delaware limited liability company, as borrower (“Borrower”), Signature Bank, as administrative agent on behalf of the Lenders (defined below) party hereto (in such capacity, “Administrative Agent”) and Signature Bank, as a Lender and the other Lenders party hereto (each, a “Lender” and collectively, “Lenders”).
RECITALS
WHEREAS, Borrower has requested that Lenders extend a revolving line of credit to Borrower as described in this Agreement; and
WHEREAS, Lenders are willing to make such credit available to Borrower upon and subject to the provisions, terms and conditions hereinafter set forth.
NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
SECTION 1

DEFINITIONS
Section 1.1Definitions.
As used in this Agreement, all exhibits, appendices and schedules hereto and in any note, certificate, report or other Loan Documents made or delivered pursuant to this Agreement, the following terms will have the meanings given such terms in this Section 1 or in the provision, section or recital referred to below:
“Acknowledgment Agreement” means the acknowledgment agreement dated as of December 22, 2021, executed by Borrower, Administrative Agent and the Agency as a condition to Borrower’s pledging any Servicing Rights in respect of Mortgage Loans owned by such Agency to Administrative Agent, as amended or modified from time to time.
“Administrative Agent” has the meaning set forth in the introductory paragraph hereto.
“Administrative Agent Fee” has the meaning set forth in the Pricing Side Letter.
“Affiliate” means, as to any Person, any other entity controlling or controlled by or under common control with such specified entity. For the purposes of this definition, “control” when used with respect to a specified entity means the power to direct the management and policies of such entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” having meanings correlative to the foregoing. For removal of doubt none of (a) MTH Mortgage, LLC, MSC Mortgage, LLC, TRI Pointe Connect, LLC, Day One Mortgage, LLC, Farm Bureau Mortgage, LLC, LGI Mortgage Solutions LLC, Henlopen Mortgage, LLC, BRP Home Mortgage, LLC, CUSA Affordable Housing, LLC, Commercial Agency USA, LLC, (b) any Permitted Holder or (c) any joint venture formed by Borrower or the Permitted Holders after the date hereof which (i) Borrower holds a non-controlling interest and (ii) whose financial performance has no material impact on Borrower’s financial performance; in all cases shall be considered an Affiliate for purposes of this Agreement.
    1    Credit and Security Agreement

DB1/ ~~125935721.9~~135423181.4

“Agency” means Freddie Mac or any successors thereto or (upon the agreement of Borrower and Administrative Agent), any other government mortgage loan program and any successor thereto.
“Agency Guidelines” means the Freddie Mac Guide and the other Purchase Documents (as defined in the Freddie Mac Guide).
“Agency’s Interest” means the interest of the Agency in the Collateral pursuant to the terms of the Approved Servicing Agreement, the Agency Guidelines and the Acknowledgment Agreement.
“Aggregate Advance Rate” means a percentage no greater than [***]%.
“Agreement” has the meaning set forth in the introductory paragraph hereto, and includes all schedules, exhibits and appendices attached or otherwise identified therewith.
“Applicable Percentage” means, with respect to any Lender, the percentage of the total Commitments represented by such Lender’s Commitment; provided that, in the case of Section 12 when a Defaulting Lender shall exist, “Applicable Percentage” shall mean the percentage of the total Commitments (disregarding any Defaulting Lender’s Commitment) represented by such Lender’s Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based on the Commitments most recently in effect, giving effect to any assignments and to any Lender’s status as a Defaulting Lender at the time of determination.
“Approved Servicing Agreement” means, in respect of Servicing Rights, a Servicing Agreement between Borrower and the Agency.
“Approved Servicing Appraiser” means any of MountainView Capital Markets, Phoenix Capital, Mortgage Industry Advisory Corporation or any other servicing appraiser acceptable to Borrower and Administrative Agent.
    “Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
    “Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Borrower” means the Person identified as such in the introductory paragraph hereto, and its successors and assigns to the extent permitted by Section 11.8.
“Borrowing” means any advance by Lenders to Borrower pursuant to Section 2.
“Borrowing Base” means, on any Determination Date, the Collateral Values of the Eligible Servicing Rights that are then pledged to the Administrative Agent hereunder.
“Borrowing Base Deficiency” has the meaning for such term set forth in Section 3.2(b).
“Borrowing Base Report” means, as of any date of preparation, a certificate, substantially the form of Exhibit A, prepared by and certified by a Responsible Officer.
“Borrowing Request Form” means a certificate, in a form approved by Administrative Agent, properly completed and signed by Borrower requesting a Borrowing, which certificate shall include a List of Eligible Servicing Rights, a calculation of the Borrowing Base and such other supporting documentation and information that the Administrative Agent may reasonably
    2    Credit and Security Agreement
/

request, and that, when appropriately completed and submitted with the foregoing required documentation attached, may include requests for Borrowings to finance Eligible Servicing Rights.
“Business Day” has the meaning assigned to it in the Revolving Credit Note.
“Change of Control” means the occurrence of any event or series of events by which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), but excluding any employee benefit plan of such person or its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than the Permitted Holders becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of 51% or more of the equity securities of loanDepot, Inc., a Delaware corporation, entitled to vote for members of the board of directors or equivalent governing body of Borrower on a fully-diluted basis.
“Closing Date” has the meaning set forth in the introductory paragraph hereto.
“Code” means the Internal Revenue Code of 1986.
“Collateral” has the meaning for such term set forth in Section 4.1; provided, however, that “Collateral” shall not include any Excluded Collateral.
“Collateral Value” means, updated for the most recent unpaid principal balance as of any Determination Date, the Aggregate Advance Rate times the least of (x) the Market Value of all Eligible Servicing Rights, or (y) the value of the Eligible Servicing Rights determined by Borrower’s valuation model. The Administrative Agent may accept as correct any value proposed by Borrower that is not obviously and materially incorrect on its face, and each determination by the Administrative Agent of Collateral Value (and of each element of each such determination, including Market Value) may be computed using a reasonable averaging, interpolation and attribution method and, absent manifest error, shall be conclusive and binding.
“Commitment” means, (i) the commitment of each Lender to make Borrowings pursuant to Section 2 in an aggregate principal amount at any time outstanding up to but not exceeding the Committed Amount set forth opposite such Lender’s name on the Commitment Schedule attached as Schedule 1 to the Pricing Side Letter, and (ii) at the option of each Lender in its sole discretion, to make additional Borrowings pursuant to Section 2 in an aggregate principal amount at any time outstanding up to but not exceeding the Uncommitted Amount set forth opposite such Lender’s name on the Commitment Schedule attached as Schedule 1 to the Pricing Side letter.
“Committed Amount” means the amount set forth under the “Committed Amount” column opposite a Lender’s name on the Commitment Schedule attached as Schedule 1 to the Pricing Side Letter.
“Compliance Certificate” means a certificate, substantially in the form of Exhibit B, prepared by and certified by a Responsible Officer.
“Constituent Documents” means (a) in the case of a corporation, its articles or certificate of incorporation and bylaws; (b) in the case of a general partnership, its partnership agreement; (c) in the case of a limited partnership, its certificate of limited partnership and partnership agreement; (d) in the case of a trust, its trust agreement; (e) in the case of a joint venture, its joint venture agreement; (f) in the case of a limited liability company, its certificate of formation and limited liability company agreement; and; and (g) in the case of any other entity, its organizational and governance documents and agreements.
    3    Credit and Security Agreement
/

“Consumer Lending Business” means the businesses of (i) making residential mortgage loans and other secured and unsecured loans to borrowers who are primarily consumers (as opposed to commercial entities), (ii) providing real estate services and (iii) related, complementary, incidental, ancillary or similar to any of the foregoing or are extensions or developments of any thereof.
“Converted Term Loan” has the meaning assigned to it in Section 2.4.
“Covered Mortgage” shall have the meaning set forth in the Acknowledgment Agreement.
“Credit Fee in Yield” shall have the meaning set forth in the Glossary to the Freddie Mac Guide.
“Customer” means and includes each maker of a Mortgage Note and each cosigner, guarantor, endorser, surety and assumption thereof, and each mortgagor or grantor under a Mortgage, whether or not such Person has personal liability for its payment of the Mortgage Loan evidenced or secured thereby, in whole or in part.
“Debt for Borrowed Money” shall have the meaning set forth in Section 6.2 hereof.
“Default” means the occurrence of an event or condition which with notice or lapse of time or both would become an Event of Default.
“Default Interest Rate” has the meaning assigned to it in the Revolving Credit Note.
“Defaulting Lender” means, subject to Section 11.24, any Lender that, unless such Lender has notified the Administrative Agent at least 24 hours in advance, in writing (which may include email), of its intent not to fund Transactions, (a) has failed to (i) fund all of its pro rata portion of any Transaction within two (2) Business Days of the date such Transaction was required to be funded hereunder unless such Lender notifies the Administrative Agent and the Seller in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund Transactions hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), (d) has, or has a direct or indirect parent company that has, (i) become the subject a receivership, insolvency, bankruptcy, reorganization or other similar proceedings, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (e) is not, or has ceased to be, a Freddie Mac Eligible Assignee; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental
    4    Credit and Security Agreement
/

Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender as of the date established therefore by the Administrative Agent in a written notice of such determination delivered by the Administrative Agent to the Borrower and each other Lender following such determination.
“Determination Date” means any date on which the Administrative Agent determines a specified subject matter for purposes of a provision of this Agreement or another Loan Document, which may be on a daily basis in the Administrative Agent’s sole discretion.
“Dollars” and “$” mean lawful money of the United States of America.
“Eligible Servicing Rights” means, as of any Determination Date, Pledged Servicing Rights as to which each of the representations and warranties with respect to such Servicing Rights set forth in this Agreement are true and correct on the date of each Borrowing and the date of each submission of a Borrowing Base Report, including, without limitation: (a) such Servicing Rights are held by Borrower giving Borrower the right to service (and be compensated as servicer for servicing) a portfolio of Single-family Mortgage Loans pursuant to an Approved Servicing Agreement, (b) such Servicing Rights have not been rejected by Administrative Agent, (c) such Servicing Rights are held by Borrower free and clear of all Liens (other than the Administrative Agent’s Lien) and the Administrative Agent has been granted and continues to hold a readily enforceable, perfected Lien on such Servicing Rights, subject and subordinate only to all rights, powers and prerogatives of Freddie Mac under and in connection with the Freddie Mac Guide and the other Purchase Documents (as defined in the Freddie Mac Guide) or any owner of the related Mortgage Loan, (d) in the case of each Servicing Agreement between Borrower and the Agency, is subject to an Acknowledgment Agreement with the Agency, (e) the Mortgage Loans related to such Servicing Rights are with a holder or custodian for a holder of such Mortgage Loans who is acceptable to Administrative Agent, (f) the Servicing Agreement related to such Servicing Rights is not a subservicing arrangement, (g) the Servicing Agreement related to such Servicing Rights is in full force and effect and is legal, valid and enforceable in accordance with its terms, and no default or event that, with notice or lapse of time or both, would become a default, exists under such Servicing Agreement and (h) Borrower’s rights to payment under the related Servicing Agreement are genuine and enforceable without defense, offset, bona fide counterclaim or bona fide defense.
“Encumbrance” shall have the meaning set forth in the Freddie Mac Guide.
“Environmental Laws” means any and all federal, state, and local laws, regulations, judicial decisions, orders, decrees, plans, rules, permits, licenses, and other governmental restrictions and requirements pertaining to health, safety, or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. § 9601 et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. § 6901 et seq., the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq., the Clean Air Act, 42 U.S.C. § 7401 et seq., the Clean Water Act, 33 U.S.C. § 1251 et seq., and the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.
“Environmental Liabilities” means, as to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs, and expenses (including, without limitation, all reasonable fees,
    5    Credit and Security Agreement
/

disbursements and expenses of counsel, expert and consulting fees and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand, by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including any Environmental Law, permit, order or agreement with any Governmental Authority or other Person, arising from environmental, health or safety conditions or the Release or threatened Release of a Hazardous Material into the environment, resulting from the past, present, or future operations of such Person or its Affiliates.
“ERISA” means the Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” means any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as Borrower or any Obligated Party or is under common control (within the meaning of Section 414(c) of the Code and Sections 414(m) and (o) of the Code for purposes of the provisions relating to Section 412 of the Code) with Borrower or any Obligated Party.
“ERISA Event” means (a) a Reportable Event with respect to a Plan, (b) a withdrawal by Borrower or any Obligated Party or any ERISA Affiliate from a Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA, (c) a complete or partial withdrawal by Borrower or any Obligated Party or any ERISA Affiliate from a Multiemployer Plan the insolvency under Title IV of ERISA or any Multiemployer Plan; or the receipt by the Borrower or any ERISA Affiliate of the Borrower, that a Multiemployer Plan is in endangered or critical status under Section 305 of ERISA, (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Plan or Multiemployer Plan, (e) the occurrence of an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan, (f) the imposition of any liability to the PBGC under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Borrower or any Obligated Party or any ERISA Affiliate, (g) the failure of Borrower or any Obligated Party or ERISA Affiliate to meet any funding obligations with respect to any Plan or Multiemployer Plan, or (h) a Plan becomes subject to the at-risk requirements in Section 303 of ERISA and Section 430 of the Code.
“Event of Default” has the meaning set forth in Section 10.1.
“Excess Yield” means with respect to any Released Excess Yield Mortgage and each monthly payment period for the pools relating to such Released Excess Yield Mortgage, the interest-rate cash flow that remains after subtracting the sum of (i) the applicable pass-through rate for the related pool multiplied by the unpaid principal balance of such Released Excess Yield Mortgage and divided by 12, (ii) the applicable Credit Fee in Yield payable to Freddie Mac on a monthly basis, (iii) the Minimum Servicing Spread multiplied by the unpaid principal balance of such Released Excess Yield Mortgage divided by 12, and (iv) the maximum amount of any premiums required to be paid by Servicer for any related underlying mortgage lender-purchased mortgage insurance renewal premium.
“Excess Yield Transaction” means a transaction in which Servicer sells Excess Yield in exchange for the Stripped Interest Certificate.
“Excluded Collateral” means (a) Servicing Rights that (i) as of the Closing Date are identified as “Excluded Collateral” on Schedule 4.1(a)(1), as updated from time to time delivered by Borrower to Administrative Agent on the Closing Date, or (ii) are subject to any
    6    Credit and Security Agreement
/

acknowledgment agreement in effect between Freddie Mac and Borrower other than the Acknowledgment Agreement, (b) Servicing Advance Receivables with respect to any Mortgage Loan ~~and~~, (c) payments of principal, interest, taxes and/or insurance made in respect of a Mortgage Loan owned or guaranteed by Freddie Mac and (d) Excess Yield and the Stripped Interest Certificate.
“Excluded Taxes” means [***].
“EYT Notice” shall have the meaning set forth in Section 3.2(c).
“Facility Increase Request” means the request of the Borrower, in writing (which may be by email), to the Administrative Agent and the Lenders for an increase in the amount of the Maximum Facility Amount in accordance with Section 2.5.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.
“Freddie Mac” means the Federal Home Loan Mortgage Corporation and any successor.
“Freddie Mac Eligible Assignee” means a commercial bank, insurance company, investment or mutual fund or other similar type of entity, in any case, that (a) is a “qualified institutional buyer” (as defined under Rule 144A under the Securities Act of 1933, as amended) that extends credit or buys loans, residential mortgage backed securities, or mortgage servicing rights or interests therein as one of its businesses, and that has total assets in excess of $100,000,000 on a consolidated basis, (b) is not on the Freddie Mac exclusionary list, located at: https://sf.freddiemac.com/working-with-us/fraud-prevention/emerging-fraud-trends/freddie-mac-exclusionary-list; (c) is not on the FHFA suspended counterparty list, located at: https://www.fhfa.gov/SupervisionRegulation/LegalDocuments/Pages/SuspendedCounterpartyProgram.aspx; and is not (d) engaged in any litigation, arbitration or administrative proceeding adverse to Freddie Mac.
“Freddie Mac Guide” means the Freddie Mac Single-Family Seller/Servicer Guide, as it may be amended from time to time.
“GAAP” means generally accepted accounting principles, applied on a consistent basis, as set forth in opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the date in question. Accounting principles are applied on a “consistent basis” when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in a preceding period.
“Governmental Authority” means any nation or government, any state or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.
“Guarantee” shall mean[***].
“Hazardous Material” means any substance, product, waste, pollutant, material, chemical, contaminant, constituent, or other material which is or becomes listed, regulated, or addressed under any Environmental Law, including, without limitation, asbestos, petroleum, and polychlorinated biphenyls.
    7    Credit and Security Agreement
/

“Hsieh Investors” means each of Anthony Hsieh, the JLSSAA Trust, established September 4, 2014, JLSA, LLC, Trilogy Mortgage Holdings, Inc., Trilogy Management Investors Six, LLC, Trilogy Management Investors Seven, LLC and Trilogy Management Investors Eight, LLC and each of their respective affiliates.
“Indebtedness” means [***].
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under the Loan Documents and (b) to the extent not otherwise described in (a), Other Taxes.
“Inspection Expense Cap” has the meaning set forth in the Pricing Side Letter.
“Intellectual Property” means all copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses and other types of intellectual property, in whatever form, now owned or hereafter acquired.
“Interest Rate Sensitivity Analysis” means [***].
“IRS” means the Internal Revenue Service or any entity succeeding to all or any of its functions.
“Law” or “Laws” means any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other determination, direction or requirement (including any of the foregoing which relate to environmental standards or controls, energy regulations and occupational safety and health standards or controls) of any (domestic or foreign) arbitrator, court or other Governmental Authority applicable to a Person.

“LD Holdings” means LD Holdings Group LLC, a Delaware limited liability company.

“Legal Expense Cap” has the meaning set forth in the Pricing Side Letter.
“Lender” or “Lenders” means each Person identified as such in the introductory paragraph hereto, and includes their respective successors and assigns.
“Lien” means any lien, mortgage, security interest, tax lien, pledge, charge, hypothecation, assignment, preference, priority, or other encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or title retention agreement), whether arising by contract, operation of law, or otherwise, but not including any licenses to use any Intellectual Property granted by Borrower in the Ordinary Course of Business.
“List of Eligible Servicing Rights” means a list in a form acceptable to Administrative Agent, signed by a Responsible Officer and submitted to Administrative Agent from time to time with the Borrowing Request Form listing all Mortgage Loans related to the Pledged Servicing Rights (Mortgage Loans in pools shall be listed by pool number although Administrative Agent shall have the right to require lists of Mortgage Loans in such pools) and stating the portion of the current Borrowing Base evidenced by such Pledged Servicing Rights.
“Loan” means any Borrowing.
“Loan Documents” means this Agreement, the Pricing Side Letter, the Security Documents, the Revolving Credit Note, and all other promissory notes, security agreements, deeds of trust, assignments, letters of credit, guaranties, and other instruments, documents, or agreements executed and delivered pursuant to or in connection with this Agreement or the
    8    Credit and Security Agreement
/

Security Documents. For the avoidance of doubt, “Loan Documents” does not include the Acknowledgment Agreement.
“Mandatory Prepayment Event” has the meaning set forth in Section 3.2(b).
“Market Value” means [***]
“Market Valuation” means [***].
“Material Adverse Event” means any act, event, condition, or circumstance which could materially and adversely affect: (a) the operations, business, properties, liabilities (actual or contingent), or condition (financial or otherwise) of Borrower or Borrower and its Subsidiaries, taken as a whole; (b) the ability of Borrower or any Obligated Party to perform its obligations under any Loan Document to which it is a party; or (c) the legality, validity, binding effect or enforceability against Borrower or any Obligated Party of any Loan Document to which it is a party in each case as determined by the Administrative Agent in its reasonable discretion.
“Maximum Amount” has the meaning set forth in the Pricing Side Letter.
“Maximum Facility Amount” means an amount equal to the sum of the Committed Amounts and the Uncommitted Amounts, subject to increase in accordance with Section 2.5.
“Maximum Rate” means, at all times, the maximum rate of interest which may be charged, contracted for, taken, received or reserved by Administrative Agent in accordance with applicable New York law (or applicable United States federal law to the extent that such law permits Administrative Agent to charge, contract for, receive or reserve a greater amount of interest than under New York law). The Maximum Rate shall be calculated in a manner that takes into account any and all fees, payments, and other charges in respect of the Loan Documents that constitute interest under applicable law. Each change in any interest rate provided for herein based upon the Maximum Rate resulting from a change in the Maximum Rate shall take effect without notice to Borrower at the time of such change in the Maximum Rate.
“MBS” means a mortgage pass-through security, collateralized mortgage obligation, REMIC or other security that (a) is based on and backed by an underlying pool of Mortgage Loans and (b) provides for payment by its issuer to its holder of specified principal installments and/or a fixed or floating rate of interest on the unpaid balance and for prepayments to be passed through to the holder, whether issued in certificated or book-entry form and whether or not issued, guaranteed, insured or bonded by an Agency, an insurance company, a private issuer or any other Person.
“MERS” means Mortgage Electronic Registration Systems, Inc., or any successor thereto.
“Minimum Servicing Spread” means as applicable to each Released Excess Yield Mortgage, on a per annum basis, an amount equal to [***]% ([***] basis points).
“Moody’s” means Moody’s Investors Service, Inc. or any successors thereto.
“Mortgage” means a mortgage, deed of trust, deed to secure debt, security deed or other mortgage instrument or similar evidence of lien legally effective in the U.S. jurisdiction where the relevant real property is located to create and constitute a valid and enforceable Lien, subject only to Liens permitted under Section 8.2 hereunder, on the fee simple or long term ground leasehold estate in improved real property.
    9    Credit and Security Agreement
/

“Mortgage Loan” means any loan evidenced by a Mortgage Note and includes all right, title and interest of the lender or mortgagee of such loan as a holder of both the beneficial and legal title to such loan, including (a) all loan documents, files and records of the lender or mortgagee for such loan, (b) the monthly payments, any prepayments, insurance and other proceeds, (c) the unseparated rights to service such loan and (d) all other rights, interests, benefits, security, proceeds, remedies and claims in favor or for the benefit of the lender or mortgagee arising out of or in connection with such loan.
“Mortgage Note” means a promissory note secured by a Mortgage.
“Mortgaged Premises” means the Property securing a Mortgage Note.
“Multiemployer Plan” means a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions are being made or have been made by, or for which there is an obligation to make by or there is any liability, contingent or otherwise, with respect to Borrower or any Obligated Party or any ERISA Affiliate and which is covered by Title IV of ERISA.
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Obligated Party” means Borrower or any other Person who is or becomes party to any agreement that obligates such Person to pay or perform, or that guarantees or secures payment or performance of, the Obligations or any part thereof.
“Obligations” means all obligations, indebtedness, and liabilities of Borrower and any other Obligated Party to Administrative Agent or any Affiliate of Administrative Agent, or both, now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, including, without limitation, the obligations, indebtedness, and liabilities under this Agreement, the other Loan Documents, any and all guarantees executed by Borrower or any other Obligated Party in favor of Administrative Agent for third-party indebtedness, any cash management or treasury services agreements and all interest accruing thereon (whether a claim for post-filing or post-petition interest is allowed in any bankruptcy, insolvency, reorganization or similar proceeding) and all reasonable attorneys’ fees and other expenses incurred in the enforcement or collection thereof.
“OFAC” means the U.S. Department of Treasury, Office of Foreign Assets Control.
“Ordinary Course of Business” means the ordinary course of the respective businesses of Borrower and any Obligated Party, consistent with past practice, but excluding any event, action, circumstance or omission that would constitute or give rise to (a) a violation of applicable law, (b) a breach, default or violation of any contract of Borrower or any Obligated Party or (c) a breach of any representation, warranty or covenant of Borrower or any Obligated Party set forth in the Loan Documents.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced under any Loan Document or sold or assigned an interest in any Borrowing, Commitment or Loan Document.
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution,
    10    Credit and Security Agreement
/

delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, the Loan Documents.
“Parthenon Investors” means each of Parthenon Investors III, L.P., PCap Associates, Parthenon Capital Partners Fund, L.P., Parthenon Investors IV, L.P., Parthenon Capital Partners Fund II, L.P. and PCP Managers, L.P. each of their respective affiliates.
“Partial Release (Excess Yield)” means, with respect to an Excess Yield Transaction, that certain separate Partial Release document, executed and delivered by the Administrative Agent on behalf of Lenders in favor of Freddie Mac, dated effective as of the Excess Yield Transaction Settlement Date, which evidences, inter alia, the full release by the Administrative Agent on behalf of the Lenders of its security interest in, to, and under the Released Excess Yield.
“Participant” shall have the meaning set forth in Section 11.16.
“Participant Register” shall have the meaning set forth in Section 11.16.
“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56, signed into law October 26, 2001).
“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to all or any of its functions under ERISA.
“Permitted Holders” means any of the Hsieh Investors and the Parthenon Investors.
“Person” means any individual, corporation, limited liability company, business trust, association, company, partnership, joint venture, Governmental Authority, or other entity, and shall include such Person’s heirs, administrators, personal representatives, executors, successors and assigns.
“Plan” means any employee benefit or other plan, other than a Multiemployer Plan, established or maintained by, or for which there is an obligation to make contributions by or there is any liability, contingent or otherwise with respect to Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA or subject to Section 412 of the Code.
“Pledged Servicing Rights” has the meaning set forth in Section 4.1(a). For the avoidance of doubt Pledged Servicing Rights does not include any Excess Yield or the Stripped Interest Certificate.
“Pricing Side Letter” means that certain side letter agreement between Borrower and Administrative Agent dated as of December 22, 2021, as amended, restated, supplemented or otherwise modified from time to time.
“Principal Office” means the principal office of Administrative Agent, presently located at 565 Fifth Avenue 8th Floor, New York, NY 10017.
“Prohibited Transaction” means any transaction set forth in Section 406 of ERISA or Section 4975 of the Code.
“Property” of a Person means any and all property, whether real, personal, tangible, intangible or mixed, of such Person, or any other assets owned, operated or leased by such Person, including the Collateral.
    11    Credit and Security Agreement
/

“Recipient” means (a) the Administrative Agent or (b) any Lender, as applicable.
“Recourse Servicing Agreement” means a Servicing Agreement with respect to which the servicer is obligated to repurchase or indemnify the holder of the related Mortgage Loans in respect of defaults on such Mortgage Loans at any time during the term of such Mortgage Loans.
“Related Indebtedness” has the meaning set forth in Section 11.20.
“Release” means, as to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, disbursement, leaching, or migration of Hazardous Materials into the indoor or outdoor environment or into or out of property owned by such Person, including, without limitation, the movement of Hazardous Materials through or in the air, soil, surface water, ground water, or Property.
“Released Excess Yield Mortgages” means those Covered Mortgages which, as of the Excess Yield Transaction Settlement Date, are listed on Exhibit A attached to the Partial Release (Excess Yield).
“Remedial Action” means all actions required to (a) clean up, remove, treat, or otherwise address Hazardous Materials in the indoor or outdoor environment, (b) prevent the Release or threat of Release or minimize the further Release of Hazardous Materials so that they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care.
“REO Property” means a Mortgaged Premises acquired by Borrower on behalf of a MBS trust through foreclosure or deed-in-lieu of foreclosure.
“Reportable Event” means any of the events set forth in Section 4043 of ERISA.
“Required Lenders” means, at any time, Lenders whose Commitment comprise equal to or more than 50% of the Maximum Facility Amount under this Agreement; provided, for purposes of this definition, that at any time there is more than one Lender (excluding Defaulting Lenders), “Required Lenders” shall include at least two (2) Lenders. The Commitment of any Defaulting Lender shall be disregarded in determining Required Lenders at any time. To the extent that any action is required by Lenders under this Agreement, the Administrative Agent shall coordinate such action.
“Responsible Officer” means the chief executive officer, president, chief financial officer, chief capital markets officer, chief accounting officer or treasurer of Borrower or any Person designated by a Responsible Officer to act on behalf of a Responsible Officer; provided that such designated Person may not designate any other Person to be a Responsible Officer. Any document delivered hereunder that is signed by a Responsible Officer of Borrower shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of Borrower and such Responsible Officer shall be conclusively presumed to have acted on behalf of Borrower.
“Retained SBNY Covered Mortgage” means any Covered Mortgage, from and after the Excess Yield Transaction Settlement Date, which is (a) not a Released Excess Yield Mortgage, or (b) a Released Excess Yield Mortgage, but only to the extent of the Servicer’s Servicing Contract Rights to receive compensation based on, and representing all or a portion of, the Minimum Servicing Spread related to such Released Excess Yield Mortgage. For the avoidance of doubt, neither the Administrative Agent nor the Lenders shall not have any interest in, or Encumbrance on, the Released Excess Yield pertaining to any Released Excess Yield Mortgage.
    12    Credit and Security Agreement
/

“Revolving Credit Note” means the Promissory Note, dated December 22, 2021, made by Borrower payable to the order of Lenders, in substantially the form of Exhibit C, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Security Documents” means each and every security agreement, pledge agreement, mortgage, deed of trust or other collateral security agreement required by or delivered to Administrative Agent from time to time that purport to create a Lien in favor of the Administrative Agent to secure payment or performance of the Obligations or any portion thereof.
“Serviced Loans” means all Mortgage Loans serviced or required to be serviced by Borrower under any Servicing Agreement, irrespective of whether the actual servicing is done by another Person (a subservicer) retained by Borrower for that purpose.
“Servicer” means a Person (which may, or shall, mean Borrower if the context permits, or requires, it) retained by the owner (or a trustee for the owner) of Mortgage Loans to service them under a Servicing Agreement.
“Servicer Advance” means advances made or required to be made in connection with the servicing of a mortgage loan, including advances to fund principal, interest, escrow, foreclosure, insurance, tax or other payments or advances when the obligor on the underlying Mortgage Loan is delinquent in making payments on such Mortgage Loan and shall include advances to enforce remedies and manage and liquidate REO Property.
“Servicing Advance Receivable” means the contractual right with respect to each Mortgage Loan (a) to reimbursement pursuant to the terms of a Servicing Contract and the Freddie Mac Guide, for a Servicer Advance made by or on behalf of the Borrower as servicer (or any predecessor servicer) with respect to Mortgage Loans, which Servicer Advance has not previously been reimbursed, and including all rights of the Borrower as servicer (or any predecessor servicer) to enforce payment of such obligation under the related Servicing Contract, and (b) to amounts to be paid or available in connection with the contractual right to reimbursement described under clause (a).
“Servicing Agreement” means, with respect to any Person, the arrangement pursuant to which that Person acts as servicer of Mortgage Loans, whether or not any of such Mortgage Loan is owned by such Person, including each Approved Servicing Agreement and, if applicable, the Agency Guidelines. With respect to Freddie Mac, “Servicing Agreement” means the unitary, indivisible master servicing contract comprising all the rights, duties, obligations, representations, warranties, covenants and agreements between Borrower and Freddie Mac, as set forth in the Purchase Documents (as defined in the Freddie Mac Guide).
“Servicing Appraisal” means [***].
“Servicing Contract” means any servicing contract pursuant to which the Borrower is servicing Mortgage Loans for and on behalf of Freddie Mac in connection with one or more mortgage pools subject to the Agreement, each as amended, supplemented, restated, or otherwise modified from time to time, including by the Freddie Mac Guide and the Freddie Mac Purchase Documents, as applicable.
“Servicing Payment Account” means Borrower’s non-interest bearing demand deposit account to be maintained with Administrative Agent and to be used for (a) Administrative Agent’s deposits of proceeds of Loans made by Lenders to Borrower, and payments constituting the sale proceeds of principal from any Collateral (other than regular principal and interest payments on the Collateral); (b) the Borrower’s deposits of principal and interest payments for
    13    Credit and Security Agreement
/

the repayment of Loans which payments are made by or on account of Borrower and (c) only if and when (i) no Default has occurred unless it has been either cured by Borrower or waived in writing by Administrative Agent and (ii) no Event of Default has occurred unless Administrative Agent has declared in writing that it has been cured or waived, Administrative Agent’s transfer to Borrower’s designated operating account (or to a controlled disbursement account maintained by Borrower with Administrative Agent) of proceeds of sales or other dispositions of released Collateral permitted hereunder. The Servicing Payment Account shall be a blocked and controlled account from which, if a Default or Event of Default has occurred and is continuing, Borrower shall have no right to directly withdraw funds, but instead such funds may be withdrawn or paid out only against the order of an authorized officer of Administrative Agent. Notwithstanding anything herein to the contrary, following the occurrence of a Default or Event of Default that remains unwaived, Borrower shall not deposit the Minimum Servicing Compensation (as defined in the Acknowledgment Agreement) into the Servicing Payment Account or any other account for the benefit of Administrative Agent or the Lenders, and Administrative Agent and the Lenders agree that Borrower’s failure to deposit the Minimum Servicing Compensation into any such account shall not give rise to a Default or Event of Default.
“Servicing Portfolio” means Borrower’s entire portfolio of Serviced Loans.
“Servicing Rights” means all of Borrower’s servicing rights and interests comprising the indivisible, conditional, non-delegable right and obligation of Borrower to perform servicing in accordance with, and subject to, the Servicing Agreement with the Agency, including the rights to (a) service the Serviced Loans that are the subject matter of such Servicing Agreement and (b) be compensated, directly or indirectly, for doing so; provided, that the Servicing Rights shall not include any Servicing Advance Receivables with respect to any Mortgage Loan. Notwithstanding the foregoing, however, with respect to Mortgage Loans owned or guaranteed by Freddie Mac, “Servicing Rights” do not include or convey (i) the right to perform servicing under the Freddie Mac Guide, (ii) the right to terminate the Borrower as an approved Freddie Mac Seller/Servicer, (iii) the right to terminate the Servicing Agreement (in whole or in part), (iv) the right to transfer any of the Collateral or any interest in the Collateral, or (v) the right to designate any successor servicer. For the avoidance of doubt, Servicing Contract and Servicing Rights does not include Excess Yield.
“Single-family” is a preface that means that a Mortgage Loan is secured by a Mortgage covering real property improved by a one-, two-, three- or four-family residence.
“Stripped Interest Certificate” has the meaning set forth in the Acknowledgment Agreement.
“Subsidiary” means (a) any corporation of which at least a majority of the outstanding shares of stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by Borrower or one or more of other Subsidiaries or by Borrower and one or more of such Subsidiaries, and (b) any other entity (i) of which at least a majority of the ownership, equity or voting interest is at the time directly or indirectly owned or controlled by one or more of Borrower and other Subsidiaries and (ii) which is treated as a subsidiary in accordance with GAAP.
“Tax Distributions” means distributions by the Borrower representing direct tax liabilities of the Borrower for the purpose of enabling LD Holdings to make Tax Distributions, as defined and set forth in the limited liability company agreement of LD Holdings.
    14    Credit and Security Agreement
/

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Termination Date” means December 20, 2023, or such later date as shall be established pursuant to Section 2.4 or such earlier date on which the Commitment terminates as provided in this Agreement.
“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.
“Uncommitted Amount” means the amount set forth under the “Uncommitted Amount” column opposite a Lender’s name on the Commitment Schedule attached as Schedule 1 to the Pricing Side Letter.
“Unfunded Pension Liability” means the excess, if any, of (a) the funding target as defined under Section 430(d) of the Code without regard to the special at-risk rules of Section 430(i) of the Code, over (b) the value of plan assets as defined under Section 430(g)(3)(A) of the Code determined as of the last day of each calendar year, without regard to the averaging which may be allowed under Section 310(g)(3)(B) of the Code and reduced for any prefunding balance or funding standard carryover balance as defined and provided for in Section 430(f) of the Code.
“U.S. Person” means a Person that is a “United States person,” as defined in Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” has the meaning set forth in Section 3.3(c)(ii)(2)(C).
Section 1.2Accounting Matters.

Any accounting term used in this Agreement or any other Loan Document shall have, unless otherwise specifically provided therein, the meaning customarily given such term in accordance with GAAP, and all financial computations thereunder shall be computed, unless otherwise specifically provided therein, with respect to Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied; provided, however, that all financial covenants and calculations in the Loan Documents shall be made in accordance with GAAP as in effect on the date of this Agreement unless Borrower and Administrative Agent shall otherwise specifically agree in writing. That certain items or computations are explicitly modified by the phrase “in accordance with GAAP” shall in no way be construed to limit the foregoing.
Section 1.3Other Definitional Provisions.

All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined. The words “hereof”, “herein”, and “hereunder” and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references
    15    Credit and Security Agreement
/

appear. Terms used herein that are defined in the UCC, unless otherwise defined herein, shall have the meanings specified in the UCC. Any definition of or reference to any agreement, instrument or other document shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document). Any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time. Unilateral revisions by the Agency to its Agency Guidelines, its seller or servicing guide or its other publications or rules shall not constitute an “amendment” of a Servicing Agreement for purposes of this Agreement.
SECTION 2

BORROWINGS
Section 1.1Borrowings.
Subject to the terms and conditions of this Agreement, Lenders agree to make one or more revolving credit loans to Borrower from time to time from the date hereof to and including the Termination Date in an aggregate principal amount at any time outstanding up to but not exceeding the amount of the Commitment, provided that the aggregate amount of all Borrowings at any time outstanding shall not exceed the lesser of (i) the amount of the Commitment and (ii) the Borrowing Base. Subject to the foregoing limitations, and the other terms and provisions of this Agreement, Borrower may borrow, repay, and reborrow hereunder. No Loan shall be funded or held with “plan assets” within the meaning of Section 3(42) of ERISA if it would cause a non-exempt Prohibited Transaction.
(a)The Revolving Credit Note. The obligation of Borrower to repay the Borrowings and interest thereon shall be evidenced by the Revolving Credit Note executed by Borrower, and payable to the order of Lenders, in the principal amount of the Commitment as originally in effect.
(b)Repayment of Borrowings. Borrower shall repay the unpaid principal amount of all Borrowings on (A) in the case of Loans that are not converted to a term loan pursuant to Section 2.4, the Termination Date, and (B) in the case of Loans that are converted to a term loan pursuant to Section 2.4, on the Term Loan Maturity Date, in each case unless sooner due by reason of acceleration by Administrative Agent as provided in this Agreement.
(c)Interest. The unpaid principal amount of the Borrowings shall, subject to the following sentence, bear interest as provided in the Revolving Credit Note. If at any time the rate of interest specified in the Revolving Credit Note would exceed the Maximum Rate but for the provisions thereof limiting interest to the Maximum Rate, then any subsequent reduction shall not reduce the rate of interest on the Borrowings below the Maximum Rate until the aggregate amount of interest accrued on the Borrowings equals the aggregate amount of interest which would have accrued on the Borrowings if the interest rate had not been limited by the Maximum Rate. Accrued and unpaid interest on the Borrowings shall be payable as provided in the Revolving Credit Note and on the Termination Date.
(d)Borrowing Procedure. Borrower shall give Administrative Agent notice of each Borrowing by means of a Borrowing Request Form containing the information required therein and delivered (by hand or by mechanically confirmed facsimile) to Administrative Agent no later than 5:00 p.m. (New York, NY time) on the day prior to which the Borrowing is desired to be funded. Each Borrowing shall be in an amount no less than $[***] up to the Maximum Facility
    16    Credit and Security Agreement
/

Amount less outstanding Borrowings. Administrative Agent at its option may accept telephonic requests for such Borrowings, provided that such acceptance shall not constitute a waiver of Administrative Agent’s right to require delivery of a Borrowing Request Form in connection with subsequent Borrowings. Any telephonic request for a Borrowing by Borrower shall be promptly confirmed by submission of a properly completed Borrowing Request Form to Administrative Agents, but failure to deliver a Borrowing Request Form shall not be a defense to payment of the Borrowing. No Lender shall have liability to Borrower for any loss or damage suffered by Borrower as a result of Lenders’ honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically, by facsimile or electronically and purporting to have been sent to Administrative Agent by Borrower and Lenders shall have no duty to verify the origin of any such communication or the identity or authority of the Person sending it. Subject to the terms and conditions of this Agreement, each Borrowing shall be made available to Borrower by depositing the same, in immediately available funds, in an account of Borrower designated by Borrower maintained with Administrative Agent at the Principal Office. If, after giving effect to a requested Borrowing, there is a Borrowing Base Deficiency, or if Administrative Agent determines (either then or on any later day in the course of reviewing the same) that the Borrowing Request Form submitted to it is incomplete or incorrect in any material respect, then Lenders shall withhold the entire Borrowing until Borrower shall have demonstrated to Administrative Agent’s reasonable satisfaction that such Borrowing Request Form is in fact not (or is no longer) incomplete or incorrect in any material respect.
Section 1.2General Provisions Regarding Interest; Etc.
(a)Default Interest Rate. Any outstanding principal of any Borrowing and (to the fullest extent permitted by law) any other amount payable by Borrower under this Agreement or any other Loan Document that is not paid in full when due (whether at stated maturity, by acceleration, or otherwise) shall bear interest at the Default Interest Rate for the period from and including the due date thereof to but excluding the date the same is paid in full. Additionally, if an Event of Default has occurred and is continuing, all outstanding and unpaid principal amounts of all of the Obligations shall, to the extent permitted by law, bear interest at the Default Interest Rate. Interest payable at the Default Interest Rate shall be payable from time to time on demand.
(b)Computation of Interest. Interest on the Borrowings and all other amounts payable by Borrower hereunder shall be computed on the basis of a year of 360 days and the actual number of days elapsed (including the first day but excluding the last day) unless such calculation would result in a usurious rate, in which case interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be.
Section 1.3Use of Proceeds. The proceeds of the Borrowings shall be used by Borrower for (a) acquiring mortgage servicing contract rights and assets related thereto and (b) other working capital needs and general corporate purposes of the Borrower; provided that, in all cases, such proceeds are used only for the purposes permitted by the Agency under the Agency Guidelines and the Acknowledgment Agreement.
Section 1.4Extension of Termination Date and Conversion to Term Loan..
(a)So long as no Default or Event of Default shall have occurred and be continuing on the date of which notice is given in accordance with the following clause (i) or on the Termination Date, Borrower may, subject to prior credit committee approval of each Lender, extend the Termination Date to a date that is three hundred and sixty-four (364) days after the then effective Termination Date, no more than two times, upon: (i) delivery of a written request therefor to Administrative Agent at least sixty (60) days, but no more than one hundred and twenty (120) days, prior to the Termination Date then in effect; and (ii) receipt by the
    17    Credit and Security Agreement
/

Administrative Agent of a certificate of Borrower dated the date of such extension request stating that (A) no Default or Event of Default then exists and is continuing, (B) Borrower is in compliance with the financial covenants set forth in Section 9, and (C) as of the date of such increase, the representations and warranties contained in Section 6 and in each other Loan Document are true and correct in all material respects, with the same force and effect as if made on and as of such date; except to the extent that such representations and warranties specifically refer to any earlier date, in which case they were true and correct as of such earlier date and except that for the purposes of this Section 2.4, the representations and warranties contained in Section 6.2 will be deemed, as of the date of such increase, to refer to the then-most recent financial statements furnished pursuant to clauses (a) and (b), respectively, of Section 7.1. Such extension shall be evidenced by delivery of written confirmation of the same by Administrative Agent to Borrower.
(b)If the written request of Borrower to extend the Termination Date in accordance with Section 2.4(a) is denied by the Lenders, the outstanding Borrowings under the Note will be converted on the existing Termination Date (the “Conversion Date”) to a six (6)-month closed end term loan (the “Converted Term Loans”); provided that, on the Termination Date, (i) no Default or Event of Default then exists and is continuing, (ii) Borrower is in compliance with the financial covenants set forth in Section 9, and (iii) as of the date of such written request and on the Conversion Date, the representations and warranties contained in Section 6 and in each other Loan Document are true and correct in all material respects, with the same force and effect as if made on and as of such date; except to the extent that such representations and warranties specifically refer to any earlier date, in which case they were true and correct as of such earlier date and except that for the purposes of this Section 2.4, the representations and warranties contained in Section 6.2 will be deemed, as of the date of such increase, to refer to the then-most recent financial statements furnished pursuant to clauses (a) and (b), respectively, of Section 7.1. Upon any conversion, (i) the Commitment shall automatically terminate, (ii) Borrower’s obligations in respect of such Borrowings shall remain in effect except as otherwise expressly provided for herein, and (iii) each Lender shall be deemed to hold its Applicable Percentage (determined immediately prior to giving effect to the Termination Date) of such Converted Term Loans. Each Converted Term Loan shall bear interest as set forth in the Note, and contain such other terms that are identical to, the Revolving Credit Note. Each reference herein to “Borrowings” shall be deemed to be a reference to “Converted Term Loans” as appropriate; provided, however that amounts paid or prepaid in respect of Converted Term Loans may not be reborrowed. Borrower shall repay to Administrative Agent for the account of each Lender on the Conversion Date and on each monthly anniversary of the Conversion Date thru and including the date that is six (6) months after the Conversion Date (the “Converted Term Loan Maturity Date”) a principal amount equal to [***]% of the aggregate principal amount of all Converted Term Loans of Borrower on the Conversion Date, after giving effect to the conversion. All Converted Term Loans shall be paid in full in cash by the Borrower to the Administrative Agent, for the account of each Lender, on the Converted Term Loan Maturity Date. Repayments of Converted Term Loan Borrowings shall be applied first to outstanding fees and interest payments due to each Lender, next to the maturing principal installment with the balance, if any, to the remaining principal installments in inverse order of maturity. If at any time during the six month period of the Converted Term Loan the aggregate principal amount of all Converted Term Loans of Borrower exceeds the Collateral Value, Borrower shall pay such excess amount on demand by Administrative Agent on behalf of Lenders. Borrower may prepay the Converted Term Loans at any time without penalty.
Section 1.5Increase in the Maximum Facility Amount.
(a)Each Lender may, in their sole discretion, at the request of Borrower, increase the Commitment to the amount requested by the Borrower by increasing its Commitment, subject to the following conditions:
    18    Credit and Security Agreement
/

(i)Borrower has delivered to Administrative Agent and Lenders a Facility Increase Request no less than sixty (60) days’ prior to the date of the proposed increase;
(ii)The Borrower has executed a replacement Note payable to the order of Lenders in the outstanding principal amount of the increased Commitment;
(iii)After giving effect to the increase in the Commitment, the Maximum Facility Amount will not exceed the Maximum Amount;
(iv)No Event of Default or Default has occurred and is continuing or would result from such increase in the Commitment;
(v)No Material Adverse Event has occurred;
(vi)Borrower is in compliance with the financial covenants set forth in Section 2 of the Pricing Side Letter;
(vii)As of the date of such increase, the representations and warranties contained in Section 6 and in each other Loan Document are true and correct in all material respects, with the same force and effect as if made on and as of such date; except to the extent that such representations and warranties specifically refer to any earlier date, in which case they were true and correct as of such earlier date and except that for the purposes of this Section 2.4, the representations and warranties contained in Section 6.2 will be deemed, as of the date of such increase, to refer to the then-most recent financial statements furnished pursuant to clauses (a) and (b), respectively, of Section 7.1;
(viii)Administrative Agent has received written consent from Freddie Mac, consenting to the increase to the Commitment; and
(ix)Administrative Agent has provided Borrower with Lenders’ written consent to such increase.
(a)Notwithstanding anything to the contrary set forth herein, any increase in the Commitment is subject in all respects to the written consent (which may be by email) of the Administrative Agent (on behalf of the Lenders).
(b)If Administrative Agent deems it advisable in its discretion, Borrower and Lenders agree to execute an amendment to this Agreement, in form and substance acceptable to Lenders, to document an increase in the Commitment pursuant to this Section 2.5.
Section 1.6Revolving Credit Note.
(a)Each Revolving Credit Note issued pursuant to the terms of this Agreement must bear the following legend at the beginning of the Note:
THE HOLDER OF THIS NOTE SHALL BE SUBJECT TO, AND BY ACCEPTANCE OF THIS NOTE EACH SUCH HOLDER EXPRESSLY AGREES TO BE BOUND BY THE TERMS AND CONDITIONS SET FORTH IN THE CREDIT AGREEMENT. THE RIGHTS OF EACH HOLDER OF A NOTE SHALL BE (X) SUBJECT AND SUBORDINATE IN ALL RESPECTS
    19    Credit and Security Agreement
/

(A) TO ALL RIGHTS, POWERS AND PREROGATIVES OF THE FEDERAL HOME LOAN MORTGAGE CORPORATION (“FREDDIE MAC”) UNDER THE FREDDIE MAC GUIDE AND AS SET FORTH IN AN ACKNOWLEDGMENT AGREEMENT DATED AS OF DECEMBER 22, 2021 BY AND AMONG BORROWER, SIGNATURE BANK, AS SECURED PARTY (“SECURED PARTY”), AND FREDDIE MAC (THE “ACKNOWLEDGMENT AGREEMENT”), WHICH RIGHTS INCLUDE, WITHOUT LIMITATION, THE RIGHT OF FREDDIE MAC TO DISQUALIFY (IN WHOLE OR IN PART) THE BORROWER AS AN APPROVED FREDDIE MAC SELLER/SERVICER, WITH OR WITHOUT CAUSE, AND FREDDIE MAC’S UNFETTERED RIGHT TO TERMINATE (IN WHOLE OR IN PART) THE UNITARY, INDIVISIBLE MASTER SERVICING CONTRACT AND TO TRANSFER OR SELL ALL OR ANY PORTION OF SAID SERVICING CONTRACT RIGHTS, AND ACCOMPLISH (OR REFRAIN FROM ACCOMPLISHING) A TRANSFER OF SERVICING TO A SERVICER ACCEPTABLE TO FREDDIE MAC IN ITS SOLE AND ABSOLUTE DISCRETION, (B) TO ALL CLAIMS OF FREDDIE MAC ARISING OUT OF OR RELATING TO ANY AND ALL BREACHES, DEFAULTS AND OUTSTANDING OBLIGATIONS OF THE DEBTOR TO FREDDIE MAC, INCLUDING FREDDIE MAC'S CLAIMS, FREDDIE MAC'S SERVICING TRANSFER COSTS, AND (C) THE FIRST-PRIORITY SECURITY INTEREST OF FREDDIE MAC IN BORROWER’S RIGHT, TITLE AND INTEREST IN, TO AND UNDER SUCH MASTER SERVICING CONTRACT AND OTHER COLLATERAL IDENTIFIED IN THE PURCHASE DOCUMENTS, (Y) DERIVED FROM AND EXERCISED SOLELY THROUGH THE SECURED PARTY IDENTIFIED IN THE ACKNOWLEDGMENT AGREEMENT. THE HOLDER OF THIS NOTE IS NOT ENTITLED TO THE BENEFITS OF PREFERRED PURCHASER STATUS PURSUANT TO UNIFORM COMMERCIAL CODE (“UCC”) ARTICLE 8, SECURED PARTY HAVING EXPRESSLY AND IRREVOCABLY WAIVED THE RIGHT TO OPT INTO UCC ARTICLE 8 TO THE EXTENT APPLICABLE. THIS NOTE MAY NOT BE TRANSFERRED OR ASSIGNED WITHOUT FREDDIE MAC'S PRIOR EXPRESS WRITTEN CONSENT, WHICH CONSENT MAY BE GRANTED OR WITHHELD IN FREDDIE MAC'S SOLE AND ABSOLUTE DISCRETION AND SUBJECT TO THE LIMITATIONS SET FORTH IN SECTION 11.8 OF THE CREDIT AGREEMENT AND THE APPLICABLE TRANSFER AND ASSIGNMENT RESTRICTIONS DESCRIBED IN THE ACKNOWLEDGMENT AGREEMENT (THE “FRE TRANSFER RESTRICTIONS”).
THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES THAT IT WILL NOT ASSIGN THIS NOTE EXCEPT IN COMPLIANCE WITH THE FRE TRANSFER RESTRICTIONS. ANY PURPORTED ASSIGNMENT OF THIS NOTE THAT IS IN BREACH, AT THE TIME MADE, OF ANY TRANSFER RESTRICTIONS SET FORTH IN SECTION 11.8 OF THE CREDIT AGREEMENT IS VOID AB INITIO.
(b)Each Revolving Credit Note issued pursuant to the terms of this Agreement must include the following language:
No Lender (excluding Signature Bank in its capacity as Administrative Agent) shall have any right individually to enforce Liens on the Collateral, it being understood and agreed that (i) all powers, rights and remedies under the Credit
    20    Credit and Security Agreement
/

Agreement may be exercised solely by the Administrative Agent, on behalf of Lenders in accordance with the terms of the Credit Agreement and all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent, (ii) in the event any notice is due from Freddie Mac pursuant to the Acknowledgment Agreement or otherwise, Freddie Mac shall be deemed to have complied to the extent the notice is provided to the Administrative Agent under the Acknowledgment Agreement; and each Lender, by its acceptance of this Revolving Credit Note, acknowledges and agrees that only the Administrative Agent will receive such notice and that no Lender has a right to require Freddie Mac to send it a copy of such notice or otherwise communicate with it, and (iii) any disputes, claims or suits against Freddie Mac arising out of or relating to the Credit Agreement or the Acknowledgment Agreement may be submitted and pursued only by the Administrative Agent and not by any Lender directly.
In the event of any dispute, claim or suit between the Lenders, the Borrower and/or the Administrative Agent, on the one hand, and Freddie Mac, on the other, including without limitation, any claim made or position taken by a Lender in a Borrower bankruptcy proceeding, notwithstanding anything to the contrary in the Credit Agreement and notwithstanding that the lender parties to the Credit Agreement are defined in the preamble thereto individually as a “Lender” and collectively as the “Lenders,” and each Lender, by acceptance of this Revolving Credit Note, acknowledges and agrees that for all purposes of the Credit Agreement, the Borrower and the Administrative Agent are the sole Persons with any right to deal with Freddie Mac with respect to the Credit Agreement or the Acknowledgment Agreement.
SECTION 3

PAYMENTS
Section 1.1Method of Payment.
Subject to Section 3.3, all payments of principal, interest, and other amounts to be made by Borrower under this Agreement and the other Loan Documents shall be made to Lenders at the Principal Office in Dollars and immediately available funds, without setoff, deduction, or counterclaim, and free and clear of all taxes at the time and in the manner provided in the Revolving Credit Note.
Section 1.2Prepayments.
(a)Voluntary Prepayments. Borrower may prepay all or any portion of the Revolving Credit Note to the extent and in the manner provided for therein.
(b)Borrowing Base Deficiency; Mandatory Prepayment Event; Excess Yield Transaction. For purposes of this Section 3.2(b) and the determination of Collateral Value, in the event that any determination of Market Valuation of the Servicing Rights (the “Initial Determination”) is made by an Approved Servicing Appraiser selected by the Borrower, the Administrative Agent shall have up to five (5) Business Days from receipt of such determination to contest the Initial Determination in writing. Administrative Agent will work with Borrower, in good faith, to address and remediate any Lender concerns. Administrative Agent may select a second Approved Servicing Appraiser to calculate the Market Valuation of the Servicing Rights (the “Subsequent Determination”). In the event that the Subsequent Determination is less than the Initial Determination, the Market Valuation of the Servicing Rights as of such Determination
    21    Credit and Security Agreement
/

Date shall be the average of the Initial Determination and the Subsequent Determination (the “Revised Market Valuation”) and such calculation shall be conclusive for all purposes. As of such Determination Date, the Revised Market Valuation shall be used to determine whether there is a Borrowing Base Deficiency. This process set forth in this paragraph may be repeated on any Determination Date in order to determine the Market Valuation of Servicing Rights.
(i)If on any Determination Date, the outstanding principal amount of the Revolving Credit Note is greater than [***]% of the Collateral Value (a “Borrowing Base Deficiency”), then Borrower shall within two (2) Business Days of receipt of notice from Administrative Agent of such Borrowing Base Deficiency, prepay the outstanding principal amount of the Revolving Credit Note in an amount equal to the aggregate amount necessary to reduce the outstanding principal amount of the Revolving Credit Note to an amount less than or equal to [***]% of the Collateral Value.
(ii)Without limiting the foregoing, if at any time a Change of Control occurs without the prior written consent of the Administrative Agent (on behalf of the Lenders) (such event, a “Mandatory Prepayment Event”), then, at the option of the Administrative Agent (on behalf of the Lenders), Borrower shall make a mandatory prepayment of the Loan in whole or in part prior to or simultaneously with such Mandatory Prepayment Event. Borrower shall give written notice to Administrative Agent of any Mandatory Prepayment Event not less than thirty (30) nor more than sixty (60) Business Days’ prior to the proposed closing date thereof, describing in reasonable detail such transaction and the proposed Mandatory Prepayment Event. Upon receipt of such notice, Administrative Agent shall have a period of 30 Business Days in which to notify Borrower of the principal amount of the Loan or portion thereof to be prepaid. Upon receipt of such notice from Administrative Agent, Borrower covenants and agrees that it shall prepay, on the closing date of such transaction, the Loan or a portion thereof subject to prepayment.
(iii)Borrower may request that Administrative Agent consent to Borrower entering into an Excess Yield Transaction by delivering notice to the Administrative Agent (an “EYT Notice”), at least seven (7) Business Days prior to the applicable closing date of such Excess Yield Transaction (the “Excess Yield Transaction Settlement Date”). Each EYT Notice shall identify the Excess Yield Transaction Settlement Date and the proposed Released Excess Yield Mortgages and request that the Administrative Agent on behalf of each Lender (i) releases its Lien on the portion of the Collateral that will be defined as Excess Yield upon consummation of the Excess Yield Transaction, solely with respect to Released Excess Yield Mortgages, and (ii) consent to the filing of an applicable UCC-3 reflecting such release. In connection with the delivery of the EYT Notice, Borrower shall deliver an updated Market Valuation and Borrowing Base Report to Administrative Agent with respect to the Collateral related to the projected Retained SBNY Covered Mortgages after consummation of the YET Transaction described in the EYT Notice. To the extent the Administrative Agent determines, in its sole reasonable discretion based on such Borrowing Base Report that the aggregate outstanding Borrowing on such day is less than the Borrowing Base on such day, the Administrative Agent on behalf of the Lenders shall release its Lien on the portion of the Collateral that will be defined as Excess Yield upon
    22    Credit and Security Agreement
/

consummation of the Excess Yield Transaction and consent to the filing of an applicable UCC-3 reflecting such release, solely with respect to the Released Excess Yield Mortgages identified in the Partial Release (Excess Yield); unless, (1) there is any Borrowing Base Deficiency in existence as of the Excess Yield Transaction Settlement Date, (2) any Default or Event of Default has occurred, (3) any Borrowing Base Deficiency, Default or Event of Default would occur due to the Administrative Agent on behalf of the Lenders releasing such portion of its Lien on the Collateral or (4) the Excess Yield Transaction fails to close.
Section 1.3Taxes
(a)Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(b)If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.3 (including by the payment of additional amounts pursuant to this Section 3.3), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (b) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (b), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (b) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(c)
(i)~~(iii)~~ Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under the Loan Documents shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without
    23    Credit and Security Agreement
/

withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.3(c)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in such Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)~~(i)~~ Without limiting the generality of the foregoing,
(1)any Lender that is a U.S. Person, shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent ), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(2)any Lender that is not a U.S. Person shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent, whichever of the following is applicable:
(A) in the case of a Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under the Loan Documents, executed copies of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under the Loan Documents, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(B) executed copies of IRS Form W-8ECI;
(C) in the case of a Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit D-1 to the effect that such Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign
    24    Credit and Security Agreement
/

corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or W-8BEN-E; or
(D) to the extent a Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-2 or Exhibit D-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Lender is a partnership and one or more direct or indirect partners of such Lender are claiming the portfolio interest exemption, such Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-4 on behalf of each such direct and indirect partner;
(3)if a payment made to a Lender under the Loan Documents would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (C), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(d)The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(e)The Borrower shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
    25    Credit and Security Agreement
/

(f)Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (f).
(g)As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section, the Borrower shall deliver to the Administrative Agent the copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
SECTION 4

SECURITY
Section 1.1Grant of Security Interest.

As security for the payment of the Borrowings and for the payment and performance of all of the Obligations, Borrower hereby grants to Administrative Agent on behalf of Lenders a security interest, subject and subordinate only to the Agency’s Interest and the terms and conditions of the Acknowledgment Agreement, in all of Borrower’s present and future estate, right, title and interest in and to the following (collectively, the “Collateral”) (although no Lender shall assume any of Borrower’s or any other liability or obligation under or in respect of any Collateral, and the Collateral shall not include Excluded Collateral):
(a)Servicing Rights. All Servicing Rights (whether classified as instruments, accounts, payment intangibles or general intangibles under the UCC), including those Servicing Rights listed on any List of Eligible Servicing Rights or similar list or schedule delivered by Borrower to Administrative Agent from time to time and including those listed on Schedule 4.1(a)(2) hereto or on any update to Schedule 4.1(a)(2) from time to time submitted to Administrative Agent by Borrower (the “Pledged Servicing Rights”), together with:
(i)all late charges, fees and other servicing compensation under, for or in respect of the Pledged Servicing Rights, whether or not yet accrued, earned, due or payable;
(ii)all of Borrower’s rights to proceeds of any sale or other disposition of Pledged Servicing Rights and to any payment in respect of the transfer or termination of Pledged Servicing Rights by the counterparty to the relevant Servicing Agreement;
(iii)all other present and future rights and interests of Borrower in, to, and under the Pledged Servicing Rights;
    26    Credit and Security Agreement
/

(iv)all insurance and claims for insurance effected or held for the benefit of Borrower or Administrative Agent on behalf of Lenders in respect of the Pledged Servicing Rights;
(v)all of the files, certificates, correspondence, appraisals, accounting entries, journals and reports, other information and data owned by Borrower that describe, catalog or list such information or data, or that otherwise directly relate to the Pledged Servicing Rights, and other information and data that is used or useful for managing and administering the Pledged Servicing Rights;
(vi)all media (tapes, discs, cards, drives, flash memory or any other kind of physical or virtual data or information storage media or systems) owned by Borrower on which is stored only information or data that relates to the Pledged Servicing Rights, and on which no other material information and data that relates to property other than the Pledged Servicing Rights is stored;
(vii)Reserved;
(viii)all distributions on the Pledged Servicing Rights or products and proceeds of the Pledged Servicing Rights, all accounts, payment intangibles and general intangibles arising from, under or in respect of the Pledged Servicing Rights or relating thereto, and all accessions or additions to and all substitutions for any of the Pledged Servicing Rights;
(ix)all instruments, documents, or writings evidencing any monetary obligation, account, payment intangible, general intangible or security interest in any of the Pledged Servicing Rights, whether now existing or hereafter arising, accruing or acquired; and
(x)all security for or claims against others in respect of the Pledged Servicing Rights;
(b)Reserved;
(c)Servicing Payment Account. The Servicing Payment Account and all sums from time to time on deposit in it;
(d)Reserved;
(e)Other Property. Any other Property acceptable to the Administrative Agent and pledged to the Administrative Agent; and
(f)Other Rights. All rights to have and receive any of the Collateral described above, all accessions or additions to and substitutions for any of such Collateral, together with all renewals and replacements of any of such Collateral, all other rights and interests now owned or hereafter acquired by Borrower in, under or relating to any of such Collateral or referred to above and all proceeds of any of such Collateral; all of Borrower’s present and future accounts, payment intangibles and general intangibles arising from or relating to the Servicing Payment Account or any such other Property as may be specifically pledged to the Administrative Agent in writing by Borrower and acceptable to the Administrative Agent; any instruments, documents or writings evidencing any monetary obligation, contract right, account or security interest in any of such property or its proceeds accruing or accrued and all other rights and interests in and to
    27    Credit and Security Agreement
/

any and all security for or claims against others in respect of any of the property described or referred to above in this Section 4.1; all books, records, contract rights, instruments, documents (including all documents of title), chattel paper and proceeds relating to, arising from or by virtue of or collections with respect to, or comprising part of, any of such property, including all insurance and claims for insurance effected or held for the benefit of Borrower or Administrative Agent on behalf of any Lender respect of any of the foregoing, in each case whether now existing or hereafter arising, accruing or accrued; and all other rights and interests in and to any and all security for or claims against others in respect of any of the rights, interests and property described or referred to above;
provided, however, that the Collateral shall not include: (i) any lease, license, sublicense, permission, contract, covenant, or agreement or any property subject to any of them to the extent that a grant of a security interest therein would violate or invalidate such lease, license, sublicense, permission, contract, covenant, or agreement or would create a right of termination in favor of any other party thereto or would otherwise require consent thereunder; or (ii) any intent-to-use trademark application prior to the filing of a “Statement of Use” with the U.S. Patent and Trademark Office and acceptance of such “Statement of Use” by the U.S. Patent and Trademark Office.
Section 1.2Limited Pledge of Servicing.
Notwithstanding anything to the contrary in this Agreement or any of the other Loan Documents, the pledge of Borrower’s right, title and interest in mortgage servicing contract rights under Approved Servicing Agreements with the Agency shall only secure Borrower’s debt to the Administrative Agent incurred for the purposes of, or to refinance a facility used in whole or in part for the purposes of, purchasing Mortgage Loan servicing rights; provided, that the foregoing provisions of this paragraph shall be deemed automatically supplemented or amended if and to the extent the Agency supplements or amends the corresponding requirement, whether in its rules, regulations, guides, the Servicing Agreement, the Acknowledgment Agreement, or published announcements or otherwise waives or grants exceptions from such requirement, and in each instance, with the same substantive force and effect; and provided further that the security interest created hereby with respect to the Servicing Rights is subject to the following provision to be included in each financing statement filed in respect hereof:
Notice with respect to Freddie Mac Mortgage Loans:
Notwithstanding anything to the contrary herein, the security interest publicized or perfected by this financing statement is subject and subordinate in each and every respect (a) to all rights, powers and prerogatives of the Federal Home Loan Mortgage Corporation (“Freddie Mac”) under and in connection with the Purchase Documents, as that term is defined in the Freddie Mac Single-Family Seller/Servicer Guide, which rights include, without limitation, the right of Freddie Mac to disqualify (in whole or in part) the debtor named herein as an approved Freddie Mac Seller/Servicer, with or without cause, and the right to terminate (in whole or in part) the unitary, indivisible master servicing contract and to transfer and sell all or any portion of said servicing contract rights, as provided in the Purchase Documents; (b) to all claims of Freddie Mac arising out of or relating to any and all breaches, defaults and outstanding obligations of the debtor to Freddie Mac; and (c) the first-priority security interest of Freddie Mac in the debtor’s right, title and interest in, to, and under such master servicing contract and certain other collateral identified in the Purchase Documents.
Section 1.3Acknowledgment Agreement.
Notwithstanding anything to the contrary in this Agreement or any of the other Loan Documents, all terms and provisions of this Agreement and the other Loan Documents are and
    28    Credit and Security Agreement
/

shall be subject to the terms and provisions of the Acknowledgment Agreement. To the extent that any conflict necessarily exists or shall be adjudged to exist between the terms and provisions of this Agreement or any of the Loan Documents and those of the Acknowledgment Agreement, solely with respect to the relationship and agreements between Borrower, Administrative Agent, any Lender and/or the Agency, the terms and provisions of the Acknowledgment Agreement shall govern and control.
Section 1.4Lender Requires Acknowledgment Agreements and Consent Agreements.
Pledged Servicing Rights under Servicing Agreements with the Agency will have a Market Value of zero for purposes of determining Collateral Value (a) upon the earlier of (i) the termination or (ii) expiration of the Acknowledgment Agreement covering such Pledged Servicing Rights and (b) until a replacement Acknowledgment Agreement covering such Pledged Servicing Rights has been executed and delivered by the Borrower the Administrative Agent and the Agency.
Section 1.5Further Assurances Concerning Collateral.
In furtherance of the foregoing, Borrower hereby agrees to perform, or cause to be performed, such acts and duly to authorize, execute, acknowledge, deliver, file and record (or cause such actions to be taken with respect to) such financing statements, assignments, security agreements, deeds of trust, mortgages, bond powers and supplements, modifications or amendments to any of them, and such other papers as Administrative Agent may reasonably request in order to establish and preserve the priority of, perfect and protect the Liens granted or intended to be granted to Administrative Agent in and to any and all such Collateral and to preserve and protect the Administrative Agent’s rights in respect of all present and future Collateral for the Obligations. Borrower hereby consents to and agrees to cooperate with facilitating Administrative Agent contacting the Agency regarding Borrower’s status with Agency and the performance of the Collateral.
Section 1.6Financing Statements Filing Authorization.
Borrower hereby irrevocably authorizes Administrative Agent, at any time and from time to time, to file at Borrower’s cost and expense in any filing office in any jurisdiction any initial financing statements and continuations thereof and amendments thereto, including amendments to update the lists of Pledged Servicing Agreements attached as exhibits to such financing statements whenever such lists are updated, that (a) indicate the Servicing Collateral, regardless of whether any particular asset in the Servicing Collateral falls within the scope of Article 9 of the UCC, and (b) provide any other information required for the sufficiency or filing office acceptance of any financing statement or amendment. Borrower agrees to furnish any such information to Administrative Agent promptly upon Administrative Agent’s request.
Section 1.7Borrower Remains Liable.
Notwithstanding anything contained in this Agreement to the contrary, Borrower expressly agrees that it shall (a) remain liable under each of the Pledged Servicing Agreements and related agreements included in the Servicing Collateral to keep, observe and perform all of the conditions and obligations to be kept, observed and performed by Borrower (or any predecessor in interest) thereunder and (b) perform all of its duties and obligations thereunder, all in accordance with and pursuant to the terms and provisions of each such agreement. Lenders shall not have any obligation or liability under any such agreement by reason of, or arising out of, this Agreement or the granting to Administrative Agent of a Lien therein or the receipt by any Lender of any payment relating to any such agreement.
    29    Credit and Security Agreement
/

Section 1.8Rights after Occurrence of Default.
After the occurrence of any Event of Default that Administrative Agent has not declared in writing to have been cured or waived, Administrative Agent shall have the following rights (but no obligations):
(a)in its discretion, to demand, sue for, collect or receive and receipt for (in its own name, in the name of Borrower or otherwise) any money or property at any time payable or receivable on account of any of the Collateral, in consideration of its transfer or in exchange for it;
(b)to direct, and to take any and all other steps necessary to cause, any Servicer (which may be the Borrower) of any of the Collateral to pay over directly to Lenders for the account of Borrower (instead of to Borrower or any other Person) all sums from time to time due to Borrower and to take any and all other actions that Borrower or Lenders have the right to take under Borrower’s contract with such Servicer;
(c)to request that Borrower forthwith pay to Administrative Agent at its Principal Office all amounts thereafter received by Borrower upon or in respect of any of the Collateral, advising Administrative Agent as to the sources of such funds, and if Administrative Agent does so request, then Borrower shall diligently and continuously thereafter comply with such request.
(d)All amounts so received and collected by Administrative Agent shall be paid or applied to pay (i) fees owing under the Loan Documents, (ii) the reasonable and documented out-of-pocket costs and expenses incurred by Administrative Agent or any Lender in collecting or enforcing the Revolving Credit Note and the other Loan Documents, defending against any claims made in respect of the Loan Documents or any related transactions, protecting or realizing on Collateral and (iii) accrued and unpaid interest on and principal of the Revolving Credit Note; and
(e)Borrower hereby grants to Administrative Agent a non-exclusive license to use Borrower’s operating systems to manage and administer the Pledged Servicing Rights and any of the data and information relating thereto, together with the media that is owned by Borrower and on which the same are stored to the extent stored with material information or data that relates to property other than the Pledged Servicing Rights (tapes, discs, cards, drives, flash memory or any other kind of physical or virtual data or information storage media or systems, and Borrower’s rights to access the same, whether exclusive or nonexclusive, to the extent that such access rights may lawfully be transferred or used by Borrower’s permittees), and any computer programs that are owned by Borrower (or licensed to Borrower under licenses that may lawfully be transferred or used by Borrower’s permittees) and that are used to access, organize, input, read, print or otherwise output and otherwise handle or use such information and data, in each case effective solely upon the occurrence and during the continuance of any Event of Default, to the extent necessary to enable Administrative Agent to realize on the Collateral and any permitted successor or assign to enjoy the benefits of the Collateral.  Such license is granted free of charge, without requirement that any monetary payment whatsoever including, without limitation, any royalty or license fee, be made to Borrower or any other Person by Administrative Agent, any Lender or any other Person. Such license shall automatically terminate upon (i) the termination of this Agreement or (ii) payment in full of all Obligations and the termination of the Revolving Credit Note;
provided, however, that any and all rights and remedies of Lenders in this Agreement are expressly subject and subordinate to the Agency’s Interests and the Acknowledgment Agreement with the Agency, and in the event the enforcement by the Lenders of any of their rights and remedies under this Agreement (including Article 4 and Article 10) could reasonably be expected to conflict with the provisions of the
    30    Credit and Security Agreement
/

Acknowledgment Agreement with respect to the Collateral subject to the Acknowledgment Agreement, the Acknowledgment Agreement shall control.
Section 1.9Attorney-In-Fact Appointment.
Subject to the Acknowledgment Agreement and Agency Guidelines, Borrower hereby appoints Administrative Agent as its attorney-in-fact to take all such steps in its name and behalf as are necessary or appropriate to (i) request that any Pledged Servicing Right be transferred to Administrative Agent or to another approved servicer approved the Agency and perform (without assuming or being deemed to have assumed any of the obligations of Borrower thereunder) all aspects of each servicing contract that is Collateral, (ii) request distribution to Lenders of sale proceeds or any applicable contract termination fees arising from the sale or termination of such servicing rights and remaining after satisfaction of Borrower’s relevant obligations to the Agency, including reasonable and documented out-of-pocket costs and expenses related to any such sale or transfer of such servicing rights and other amounts due for unmet obligations of Borrower to the Agency under Agency Guidelines, (iii) deal with any and all subservicers and master servicers in respect of any of the Collateral in the same manner and with the same effect as if done by Borrower and (iv) take any action and execute any instruments that Administrative Agent deems necessary or advisable to accomplish any of such purposes, and such appointment shall be deemed a power coupled with an interest and shall be irrevocable for so long as any of the Obligations shall be unpaid or Lenders shall have any outstanding commitment to lend or to extend any other financial accommodations to or for the account of Borrower. Such appointment shall be effective, automatically and without the necessity of any action (including any transfer of any Collateral on the record books of the issuer thereof) by any Person (including the issuer of such Collateral or any officer or agent thereof), upon the occurrence and during the continuance of an Event of Default.
Section 1.10 Periodic Valuations of Servicing Rights.
The value of all Pledged Servicing Rights to Lenders shall be periodically determined as provided in Sections 7.1(n)(ii) and 3.2(b) by an Approved Servicing Appraiser. The Borrowing Base may be adjusted in connection with each such valuation to reflect the Market Valuation as of such Determination Date and for the limited purpose of determining Collateral Value for lending purposes under this Agreement without the ability to perform customary purchaser’s due diligence and is not necessarily equivalent to a determination of the fair market value of Collateral achieved by obtaining competing bids in an orderly market in which the servicer is not in default, insolvent or the subject of a case in bankruptcy and the bidders have adequate opportunity to perform customary diligence.
Section 1.11 Collections in General.
After the occurrence of any Event of Default that Administrative Agent has not declared in writing to have been cured or waived, Administrative Agent shall have the right (but no obligation) in its sole discretion and subject to the Acknowledgment Agreement to take any or all of the following actions with respect to the Collateral, which rights are in addition to, and not in derogation or in lieu of, any other rights available to a secured creditor under any applicable law, rule, or regulation or any order, writ, injunction, or decree of any Governmental Authority or arbitrator:
(a)Demand, sue for, collect or receive and receipt for (in its own name, in the name of Borrower or otherwise) any money or property at any time payable or receivable on account of any of the Collateral, in consideration of its transfer or in exchange for it;
    31    Credit and Security Agreement
/

(b)Request Borrower to pay over to Administrative Agent all sums from time to time due Borrower under or in respect of the Approved Servicing Agreements, including any and all fees and other compensation under the Approved Servicing Agreements for servicing the Serviced Loans, and to take any and all other actions that, subject to any restrictions imposed by the relevant Approved Servicing Agreement for the benefit of the party to it on whose behalf the Serviced Loans are being serviced (to the extent that such restrictions are valid and enforceable under the applicable UCC and other Laws), Borrower or Lenders have the right to take under that Servicing Agreement, and if Administrative Agent does so request, then Borrower shall diligently and continuously thereafter comply with such request; and
(c)Request that Borrower forthwith pay to Administrative Agent at its Principal Office all amounts thereafter received by Borrower upon or in respect of any of the Collateral, whether paid to Borrower or withheld or recovered by Borrower from collections and realizations on the Serviced Loans or any other source, advising Administrative Agent as to the source of such funds, and if Administrative Agent does so request, then Borrower shall diligently and continuously thereafter comply with such request.
All amounts so received and collected by Administrative Agent pursuant to this Section 4.11 shall be applied in the same order and manner as is specified in Section 10.3.
Section 1.12Setoff.
If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by Governmental Authority, to set off and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other obligation (including return excess margin and including but not limited to obligations under that certain Amended and Restated Master Repurchase Agreement among TIAA, FSB, as the administrative agent and a buyer thereunder, Signature Bank as a buyer thereunder and loanDepot.com, LLC as seller thereunder) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the Obligations of the Borrower or any of Borrower’s Affiliates now or hereafter existing under this Agreement held by such Lender or any of such Lender’s Affiliates, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such Obligations may be unmatured. In addition to Administrative Agent’s right of setoff and as further security for the Obligations, subject to the prior rights of the Agency, Borrower hereby grants to Administrative Agent for the benefit of each Lender a security interest in all deposits (general or special, time or demand, provisional or final) and other accounts of Borrower now or hereafter on deposit with or held by such Lender and all other sums at any time credited by or owing from such Lender to Borrower. The rights of each Lender under this Section 4.12 are in addition to other rights and remedies (including other rights of set-off) which such Lender may have. The Administrative Agent and each Lender agrees to promptly notify Borrower after any set-off and application.
Section 1.13 Schedules 4.1(a)(2).
For the avoidance of doubt, Borrower shall list Servicing Rights that are Pledged to Administrative Agent on Schedule 4.1(a)(2). Borrower shall, along with each Borrowing Base Report, deliver to Administrative Agent any updates to Schedule 4.1(a)(2).
Section 1.14 Release of Security Interest in Excess Yield.
In connection with an Excess Yield Transaction and to the extent permitted in accordance with the provisions of Section 3.02(b)(iii) hereof, the Lender shall release its security interest in that portion of the Collateral that will be defined as Excess Yield upon consummation of the Excess Yield Transaction solely with respect to the Released Excess Yield Mortgages identified in the Partial Release (Excess Yield). Lender shall execute the Partial Release (Excess Yield) in favor of Freddie Mac, which evidences inter alia, the full release by the Lender of its security interest in, to and under the Excess Yield identified in such Partial Release (Excess Yield) and the Acknowledgement Agreement. Lender’s release will be effective on the Excess Yield
    32    Credit and Security Agreement
/

Transaction Settlement Date. Notwithstanding anything contained herein to the contrary, in no event shall any release (referenced above or in Section 3.02(b)(iii) of Lender include any Collateral pledged hereunder related to any Retained SBNY Covered Mortgage.
SECTION 5

CONDITIONS PRECEDENT
Section 1.1Initial Extension of Credit.
The obligation of Lenders to make the initial Borrowing under the Revolving Credit Note is subject to the condition precedent that Administrative Agent shall have received on or before the day of such Borrowing all of the following, each dated (unless otherwise indicated) the date hereof, in form and substance satisfactory to Administrative Agent:
(a)Resolutions. Resolutions of the Board of Directors (or other governing body) of Borrower and each other Obligated Party certified by the Secretary or an Assistant Secretary (or other custodian of records) of such Person which authorize the execution, delivery, and performance by such Person of this Agreement and the other Loan Documents to which such Person is or is to be a party;
(b)Incumbency Certificate. A certificate of incumbency certified by a Responsible Officer certifying the names of the individuals or other Persons authorized to sign this Agreement and each of the other Loan Documents to which Borrower and each other Obligated Party is or is to be a party (including the certificates contemplated herein) on behalf of such Person together with specimen signatures of such individual Persons;
(c)Constituent Documents. The Constituent Documents for Borrower and each other Obligated Party certified as of a date acceptable to Administrative Agent by the appropriate government officials of the state of formation of Borrower and each other Obligated Party;
(d)Governmental Certificates. Certificates of the appropriate government officials of the state of formation or organization of Borrower and each other Obligated Party as to the existence and good standing of Borrower and each other Obligated Party, each dated within ten (10) days’ prior to the date of the initial Borrowing;
(e)Revolving Credit Note. The Revolving Credit Note executed by Borrower;
(f)Security Documents. The Security Documents executed by Borrower and other Obligated Parties;
(g)Financing Statements. UCC financing statements reflecting Borrower and the other Obligated Parties, as debtors, and Administrative Agent on behalf of Lenders, as secured party, which are required to perfect a Lien subject to the prior rights of the Agency as to Collateral subject to an Acknowledgment Agreement with the Agency which secures the Obligations and covering such Collateral as Administrative Agent may request;
(h)Agency Approval. Written approval from Freddie Mac approving the Pledge to the Administrative Agent of the Collateral hereunder;
(i)Insurance Matters. Copies of insurance certificates describing all insurance policies required by Section 7.5;
    33    Credit and Security Agreement
/

(j)Lien Searches. The results of UCC, tax lien and judgment lien searches showing all financing statements and other documents or instruments on file against Borrower and each other Obligated Party in the appropriate filing offices, showing no other claims to the Collateral, such search to be as of a date no more than ten (10) days’ prior to the date of the initial Borrowing;
(k)Opinion of Counsel. Favorable opinions of each of Alston & Bird LLP, outside legal counsel to Borrower (dated as of the Closing Date), and of Denise Apicella, Esq., Deputy General Counsel of Borrower, as to such matters as Administrative Agent may reasonably request;
(l)Attorneys’ Fees and Expenses. Evidence that the out-of-pocket costs and expenses (including reasonable attorneys’ fees) referred to in Section 11.1, to the extent incurred and not to exceed the Legal Expense Cap, shall have been paid in full by Borrower;
(m)Closing Fees. Evidence that the any fees and expenses, including diligence fees, due at closing have been paid;
(n)Financial Statements. Receipt by Administrative Agent of the most recent two (2) years of audited financial statements and unaudited interim financial statements of Borrower.
(o)Intercreditor Agreement. An intercreditor agreement in form and substance acceptable to Administrative Agent, between Lenders and each of Borrower’s other creditors with rights in Borrower’s servicing rights that are not the Servicing Rights subject to this Agreement.
(p)Borrowing Base Report. A Borrowing Base Report executed by Borrower;
(q)Acknowledgment Agreement. An Acknowledgment Agreement executed by Borrower and the Agency, in a form satisfactory to Administrative Agent; and
(r)Additional Items. The additional items set forth on Schedule 5.1(r).
(s)Additional Documentation. Administrative Agent shall have received such additional approvals, opinions, or documents as Administrative Agent may request in its reasonable discretion.
Section 1.2All Extensions of Credit.
The obligation of Lenders to make any Borrowing (including the initial Borrowing) is subject to the following additional conditions precedent:
(a)Request for Borrowing. Administrative Agent shall have received in accordance with this Agreement, as the case may be, a Borrowing Request Form pursuant to Administrative Agent’s requirements and executed by a Responsible Officer of Borrower;
(b)No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing, or would result from or after giving effect to such Borrowing;
(c)No Material Adverse Event. No Material Adverse Event has occurred and no circumstance exists that could reasonably be expected to be a Material Adverse Event;
(d)Representations and Warranties. All of the representations and warranties contained in Section 6 and in the other Loan Documents shall be true and correct in all material
    34    Credit and Security Agreement
/

respects on and as of the date of such Borrowing with the same force and effect as if such representations and warranties had been made on and as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date; and
(e)Additional Documentation. Administrative Agent shall have received such additional approvals, opinions, or documents as Administrative Agent or its legal counsel may reasonably request.
Each Borrowing hereunder shall be deemed to be a representation and warranty by Borrower and each other Obligated Party that the conditions specified in this Section 5.2 have been satisfied on and as of the date of the applicable Borrowing.
SECTION 6

REPRESENTATIONS AND WARRANTIES
To induce Lenders to enter into this Agreement, and to make Borrowings hereunder, and except as set forth in this Agreement and on the Schedules hereto, Borrower represents and warrants to Lenders at all times while a Borrowing is outstanding that:
Section 1.1Entity Existence.
Borrower and each Obligated Party (a) is duly formation, validly existing, and in good standing under the laws of the jurisdiction of its formation or organization; (b) has all requisite power and authority to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and where failure to so qualify could result in a Material Adverse Event. Borrower and each Obligated Party has the power and authority to execute, deliver, and perform its obligations under this Agreement and the other Loan Documents to which it is or may become a party.
Section 1.2Financial Statements; Etc.
Borrower and each Obligated Party has delivered to Administrative Agent (a) audited financial statements of Borrower and each Obligated Party as at and for the fiscal year ended December 31, 2020, and (b) unaudited financial statements of Borrower and each Obligated Party for November, 2021. Such financial statements are true and correct, have been prepared in accordance with GAAP, and fairly and accurately present, on a consolidated basis, the financial condition of Borrower and each Obligated Party as of the respective dates indicated therein and the results of operations for the respective periods indicated therein. Neither Borrower nor any other Obligated Party has any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments, or unrealized or anticipated losses from any unfavorable commitments except as referred to or reflected in such financial statements. No Material Adverse Event has occurred since the effective date of the financial statements referred to in this Section 6.2. As of December 22, 2021, all material Guarantees, credit facilities, repurchase facilities or substantially similar facilities or other debt for borrowed money of Borrower (the “Debt for Borrowed Money”) which are presently in effect and/or outstanding are listed on Schedule 6.2. All projections delivered by Borrower and each Obligated Party to Administrative Agent have been prepared in good faith, with care and diligence and use assumptions that are reasonable under the circumstances at the time such projections were prepared and delivered to Administrative Agent and all such assumptions are disclosed in the projections, it being understood that such projections as to future events are not to be viewed as facts and that actual financials during the period or periods covered by any such projections may differ from the
    35    Credit and Security Agreement
/

projected results. Neither Borrower nor any Obligated Party has any material Guarantees, contingent liabilities, liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, or any hedge agreement or other transaction or obligation in respect of derivatives that are not reflected in the most recent financial statements referred to in this Section 6.2. As of December 22, 2021, other than the Debt listed on Schedule 6.2, Borrower and each Obligated Party had no Debt.
Section 1.3Action; No Breach.
The execution, delivery, and performance by Borrower and each other Obligated Party of this Agreement and the other Loan Documents to which such Person is or may become a party and compliance with the terms and provisions hereof and thereof have been duly authorized by all requisite action on the part of such Person and do not and will not (a) violate or conflict with, or result in a breach of, or require any consent under (i) the Constituent Documents of such Person, (ii) any applicable law, rule, or regulation or any order, writ, injunction, or decree of any Governmental Authority or arbitrator, or (iii) any agreement or instrument to which such Person is a party or by which it or any of its Properties is bound or subject, or (b) constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any of the revenues or assets of such Person.
Section 1.4Operation of Business.
Borrower and each Obligated Party possess all licenses, permits, franchises, patents, copyrights, trademarks, and trade names, or rights thereto, necessary to conduct its respective businesses substantially as now conducted and as presently proposed to be conducted, and neither Borrower nor any Obligated Party is in violation of any valid rights of others with respect to any of the foregoing. Borrower and the Servicers (if any) of its Mortgage Loans are duly registered as mortgage lenders and servicers in each state in which Mortgage Loans have been or are from time to time originated, to the extent such registration is required by any applicable law, rule, or regulation or any order, writ, injunction, or decree of any Governmental Authority or arbitrator, except where the failure to register could not reasonably be expected to result in a Material Adverse Event.
Section 1.5Litigation and Judgments.
Except as specifically disclosed in Schedule 6.5 as of the date hereof, there is no action, suit, investigation, or proceeding before or by the Agency or any Governmental Authority or arbitrator pending, or to the knowledge of Borrower or any Obligated Party, threatened against or affecting Borrower or any Obligated Party that could (i) question or challenge the validity or enforceability of the Loan Documents or any action to be taken in connection with the Borrowing contemplated hereby, (ii) makes a claim or claims in an aggregate amount greater than $[***] (iii) individually or in the aggregate, is reasonably likely if adversely determined, would have a Material Adverse Effect, or (iv) requires filing with the SEC in accordance with its regulations.
Section 1.6Rights in Properties; Liens.
Borrower and each Obligated Party has good and indefeasible title to or valid leasehold interests in its respective Collateral and Properties, including the Collateral and Properties reflected in the financial statements described in Section 6.2, and none of the Collateral of Borrower or any Obligated Party is subject to any Lien, except as permitted by Section 8.2.
Section 1.7Enforceability.
    36    Credit and Security Agreement
/

This Agreement constitutes, and the other Loan Documents to which Borrower or any other Obligated Party is a party, when delivered, shall constitute legal, valid, and binding obligations of such Person, enforceable against such Person in accordance with their respective terms, except as limited by bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditors’ rights.
Section 1.8Approvals.
No authorization, approval, or consent of, and no filing or registration with, any Governmental Authority or third party, other than the Agency, is or will be necessary for the execution, delivery, or performance by Borrower or any other Obligated Party of this Agreement and the other Loan Documents to which such Person is or may become a party or the validity or enforceability thereof.
Section 1.9Taxes.
Borrower and each Obligated Party has filed all income and other material tax returns required to be filed, and has paid all of their respective liabilities for income and other material taxes, assessments, governmental charges, and other levies (in each case, in the nature of a tax) that are due and payable, except taxes the amount or validity of which is currently being contested in good faith by appropriate proceedings diligently conducted and, with respect to which, adequate reserves have been provided in accordance with GAAP.
Section 1.10Use of Proceeds; Margin Securities.
Neither Borrower nor any Obligated Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying “margin stock” (within the meaning of Regulations T, U, or X of the Board of Governors of the Federal Reserve System). The proceeds of any Borrowing will be used by Borrower solely for the purposes specified in Section 2.3. None of such proceeds will be used to purchase or carry any “margin stock”, or to reduce or retire any indebtedness originally incurred to purchase or carry “margin stock” or for any other purpose that might constitute this transaction a “purpose credit” within the meaning of such Regulation U. Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stocks. Neither Borrower nor any Person acting on behalf of Borrower has taken or will take any action that might cause the Revolving Credit Note or any of the other Loan Documents, including this Agreement, to violate Regulation U or any other regulations of the Board of Governors of the Federal Reserve System or to violate Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect. Borrower and its Affiliates own no “margin stock” except for that described in the financial statements referred to in Section 6.2 and, as of the date hereof, the aggregate value of all “margin stock” owned by Borrower and its Affiliates does not exceed [***] percent ([***]%) of all of the value of all of Borrower’s and its Affiliates’ assets.
Section 1.11ERISA.
Except and to the extent that it would not cause the Borrower or an Obligated Party to incur any material liability , (a) each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS (or may rely on a favorable opinion letter issued by the IRS) or an application for such a letter is currently being processed by the IRS with respect thereto and, to the knowledge of Borrower or any Obligated Party, nothing has occurred which would prevent, or cause the loss of, such qualification, (b) there are no pending or, to the knowledge of Borrower or Obligated Party, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan, (c) there has been
    37    Credit and Security Agreement
/

no Prohibited Transaction or violation of the fiduciary responsibility rules with respect to any Plan, (d) no ERISA Event has occurred or is reasonably expected to occur, (e) no Plan has any Unfunded Pension Liability, (f) no Obligated Party or ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Plan (other than premiums due and not delinquent under Section 4007 of ERISA), (g) no Obligated Party or ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan and (h) no Obligated Party or ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA. No application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan. The assets of the Borrower are not “plan assets” within the meaning of Section 3(42) of ERISA.
Section 1.12 Disclosure.
No written statement, information, report, representation, or warranty made by Borrower or any other Obligated Party in this Agreement or in any other Loan Document or furnished to Administrative Agent in connection with this Agreement or any of the transactions contemplated hereby contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading in light of the circumstances in which they were made There is no fact known to Borrower or any Obligated Party which is a Material Adverse Event, or which could reasonably be expected in the future to be a Material Adverse Event that has not been disclosed in writing to Administrative Agent.
Section 1.13 Subsidiaries.
Borrower has no Subsidiaries other than those listed on Schedule 6.13 (as such schedule may be updated by Borrower’s disclosure in a Compliance Certificate pursuant to Section 7.12) and Schedule 6.13 sets forth the jurisdiction of formation or organization of each such Subsidiary and the percentage of Borrower’s ownership interest in such Subsidiary. All of the outstanding capital stock or other equity interests of each Subsidiary of Borrower has been validly issued, is fully paid, and is nonassessable. There are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments of any nature relating to any equity interests of Borrower.
Section 1.14 Agreements.
Neither Borrower nor any Obligated Party is a party to any indenture, loan, or credit agreement, or to any lease or other agreement or instrument, or subject to any charter or limited liability, corporate or other organizational restriction, in each case which could reasonably be expected to result in a Material Adverse Event. Neither Borrower nor any Obligated Party is in default in any respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument material to its business to which it is a party. No liquidation or dissolution of Borrower is pending or, to Borrower’s knowledge, threatened and no liquidation or dissolution of any Subsidiary is pending or threatened that could reasonably be expected to constitute a Material Adverse Event. No receivership, insolvency, bankruptcy, reorganization or other similar proceedings relative to Borrower or any of its properties is pending, or to Borrower’s knowledge, threatened. No receivership, insolvency, bankruptcy, reorganization or other similar proceedings relative to any Subsidiary of Borrower or any of its properties is pending, or to Borrower’s knowledge, threatened that could reasonably be expected to constitute a Material Adverse Event.
Section 1.15 Compliance with Laws.
    38    Credit and Security Agreement
/

Neither Borrower nor any Obligated Party is in violation in any material respect of any law, rule, regulation, order, or decree of any Governmental Authority or arbitrator the violation of which could reasonably be expected to result in a Material Adverse Event.
Section 1.16 Regulated Entities.
Neither Borrower nor any Obligated Party is (a) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940 or (b) subject to regulation under the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other federal or state statute, rule or regulation limiting its ability to incur Indebtedness, pledge its assets or perform its obligations under the Loan Documents.
Section 1.17 Environmental Matters.
(a)Borrower and each Obligated Party, and all of its respective Properties, assets, and operations are in full compliance with all applicable Environmental Laws, except for any noncompliance that would not result in a Material Adverse Event. Neither Borrower nor the Obligated Parties are aware of, nor have Borrower or any Obligated Party, received notice of, any past, present, or future conditions, events, activities, practices, or incidents which would reasonably be expected to interfere with or prevent the compliance or continued compliance of Borrower and the Obligated Parties with all Environmental Laws and that would reasonably be expected to result in a Material Adverse Event;
(b)Each of Borrower and the Obligated Parties has obtained all permits, licenses, and authorizations that are required under applicable Environmental Laws, and all such permits are in good standing and Borrower and each Obligated Party is in compliance with all of the terms and conditions of such permits, except to the extent failure to obtain any of the foregoing would not result in a Material Adverse Event;
(c)No Hazardous Materials exist on, about, or within or have been used, generated, stored, transported, disposed of on, or Released from any of the Properties or assets of Borrower or any Obligated Party, except as would not reasonably be expected to result in a Material Adverse Event. The use which Borrower and any Obligated Party make and intend to make of their respective Properties and assets is not reasonably expected to result in the use, generation, storage, transportation, accumulation, disposal, or Release of any Hazardous Material on, in, or from any of their Properties or assets, except as would not reasonably be expected to result in a Material Adverse Event;
(d)Neither Borrower nor any Obligated Party nor any of their respective currently or, to the knowledge of Borrower, previously owned or leased Properties or operations is subject to any outstanding or, to the knowledge of Borrower, threatened order from or agreement with the Agency or any Governmental Authority or other Person or subject to any judicial or docketed administrative proceeding with respect to (i) failure to comply with Environmental Laws, (ii) Remedial Action, or (iii) any Environmental Liabilities arising from a Release or threatened Release, except as would not reasonably be expected to result in a Material Adverse Event;
(e)There are no conditions or circumstances associated with the currently or, to the knowledge of Borrower, previously owned or leased Properties or operations of Borrower or any Obligated Party that would reasonably be expected to give rise to any Environmental Liabilities, except as would not reasonably be expected to result in a Material Adverse Event;
(f)Neither Borrower nor any Obligated Party is a treatment, storage, or disposal facility requiring a permit under the Resource Conservation and Recovery Act, 42 U.S.C. § 6901
    39    Credit and Security Agreement
/

et seq., regulations thereunder or any comparable provision of state law. Borrower and each Obligated Party is in compliance with all applicable financial responsibility requirements of all Environmental Laws, except where the failure to comply would not reasonably be expected to result in a Material Adverse Event;
(g)Neither Borrower nor any Obligated Party has filed or failed to file any notice required under applicable Environmental Law reporting a Release, except where the failure to do so would not reasonably be expected to result in a Material Adverse Event; and
(h)No Lien arising under any Environmental Law has attached to any property or revenues of Borrower or any Obligated Party that would reasonably be expected to result in a Material Adverse Event.
Section 1.18 Membership and Standing.
Borrower is an approved member in good standing of the MERS System. Borrower is (a) an approved servicer, seller/servicer or issuer, as applicable, of mortgage loans for, and is in good standing with, Freddie Mac, (b) properly licensed and qualified to do business and in good standing in each jurisdiction in which such licensing and qualification is necessary to act as the servicer under any of the Servicing Agreements and applicable law, (c) in compliance with all remittance and escrow requirements of the Agency relating to the Mortgage Loans and (d) qualified to act as the servicer under the Servicing Agreements, and no event has occurred which would make Borrower unable to comply with all such eligibility requirements or which would require notification to Freddie Mac. Borrower has not received any written notice from Freddie Mac or any Governmental Authority that it intends to terminate or restrict Borrower’s status as an approved servicer in its programs for which Borrower is registered, approved or authorized.
Section 1.19 Foreign Assets Control Regulations and Anti-Money Laundering.
Each Obligated Party and each Subsidiary of each Obligated Party is and will remain in compliance in all material respects with all United States economic sanctions laws, Executive Orders and implementing regulations as promulgated by OFAC, and all applicable anti-money laundering and counter-terrorism financing provisions of the Bank Secrecy Act and all regulations issued pursuant to it. No Obligated Party and no Subsidiary or, to the knowledge of the Borrower, Affiliate of any Obligated Party (a) is a Person designated by OFAC on the list of the Specially Designated Nationals and Blocked Persons with which a United States Person cannot deal with or otherwise engage in business transactions, (b) is organized or located in Cuba, Iran, Sudan or Syria, or (c) is 50 per cent or more owned by any person or entity described in (a) or (b), such that the entry into, or performance under, this Agreement or any other Loan Document would be prohibited under United States law.
Section 1.20 Patriot Act.
The Obligated Parties, each of their Subsidiaries, and each of their Affiliates are in compliance with (a) the Patriot Act, (b) the Beneficial Ownership Regulation and (c) all other applicable federal or state laws relating to “know your customer” and anti-money laundering rules and regulations. No part of the proceeds of any Loan will be knowingly used directly or indirectly for any payments to any government official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977.
    40    Credit and Security Agreement
/

Section 1.21 Nature of Business.
As of the date hereof, Borrower and each Obligated Party is engaged directly or through Subsidiaries and Affiliates in the Consumer Lending Business.
Section 1.22 Borrower’s Address.
    Borrower’s chief executive office and principal place of business are at 6561 Irvine Center Drive, Irvine, CA 92618 or at such other address as shall have been set forth in a written notice to the Administrative Agent at any time after the Closing Date.
Section 1.23 Special Representations Concerning Collateral.
(a)The List of Eligible Servicing Rights most recently submitted to Administrative Agent is true and complete.
(b)Borrower has not selected the Collateral in a manner that will adversely affect the Lenders’ interests.
(c)Borrower is the legal and equitable owner and/or holder of the Collateral, free and clear of all Liens (other than the Administrative Agent’s Lien and the Agency’s Interest) and the Collateral is validly pledged or assigned to Lenders, subject to no other Liens. Borrower has the sole right to act as servicer with respect to the Mortgage Loans pursuant to and subject to the terms and conditions of the Servicing Agreement.
(d)No fraud and, in addition, no material error, omission, misrepresentation, negligence or similar occurrence with respect to the Collateral and the Mortgage Loans related thereto has taken place on the part of Borrower or any of its Affiliates in connection with the origination or servicing thereof.
(e)No consent of any obligor or any other Person is required for the grant of the security interest provided in this Agreement by Borrower in any of the Collateral, other than consents that have been obtained, nor will any consent need to be obtained upon the occurrence of an Event of Default for Administrative Agent to exercise its rights with respect to any of the Collateral (other than as provided in the Acknowledgment Agreement).
(f)Each Servicing Agreement is a valid and binding obligation of Borrower, is in full force and effect, and is enforceable by Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity, whether applied in a court of law or a court of equity.
(g)Freddie has not provided written notice to Borrower that it will terminate, modify or amend the Servicing Agreement or Borrower’s benefits or the Servicing Rights under any Servicing Agreement other than modifications or amendments that apply universally to Freddie Mac servicers.
(h)Borrower has not engaged any subservicers, subcontractors or other agents to perform any of its duties under any of the Servicing Agreements for the Pledged Servicing Rights, other than engagements to vendors, service providers or subcontracts who are not generally in the business of day to day mortgage servicing operations that are permitted by, and are in compliance in all material respects with the requirements of, the applicable Servicing Agreement, and all fees and expenses due and payable to any such vendor, service provider or subcontractor or agent as of the Closing Date in connection therewith have been paid, or will be
    41    Credit and Security Agreement
/

paid before overdue, by Borrower. Borrower will not engage any subservicers to perform any duties under any of the Servicing Agreements for the Pledged Servicing Rights without the prior written consent of the Administrative Agent.
All representations and warranties by Borrower shall survive delivery of the Loan Documents and the making of the Borrowings, and any investigation at any time made by or on behalf of Lenders shall not diminish the Lenders’ right to rely on them.
SECTION 7

AFFIRMATIVE COVENANTS
Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Lender has any Commitment hereunder:
Section 1.1Reporting Requirements.
Borrower shall, and shall cause each Obligated Party to, furnish to Administrative Agent:
(a)Annual Financial Statements. For the fiscal year ending December 31, 2021, and each fiscal year thereafter, as soon as available, and in any event within ninety (90) days after the last day of each fiscal year of Borrower and each Obligated Party, a copy of the annual audit report of Borrower and each Obligated Party for such fiscal year containing, on a consolidated basis, balance sheets and statements of income, retained earnings, and cash flow as of the end of such fiscal year and for the twelve (12)-month period then ended, in each case setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and audited and certified by independent certified public accountants of recognized standing acceptable to Administrative Agent, to the effect that such report has been prepared in accordance with GAAP and containing no material qualifications or limitations on scope;
(b)Monthly Financial Statements. As soon as available, and in any event within thirty (30) days after the last day of each calendar month of each fiscal year of Borrower and each Obligated Party, a copy of an unaudited financial report of Borrower and each such Obligated Party as of the end of such calendar month and for the portion of the fiscal year then ended, containing, on a consolidated and consolidating basis, balance sheets and statements of income, retained earnings, and cash flow, in each case setting forth in comparative form the figures for the corresponding period of the preceding fiscal year, all in reasonable detail certified by a Responsible Officer to have been prepared in accordance with GAAP and to fairly and accurately present (subject to year-end audit adjustments) the financial condition and results of operations of Borrower and each such Obligated Party, on a consolidated and consolidating basis, as of the dates and for the periods indicated therein;
(c)Borrowing Base Report. As soon as available, and in any event within fifteen (15) days after the last day of each calendar month of each fiscal year of Borrower, a Borrowing Base Report;
(d)Compliance Certificate. Concurrently with the delivery of each of the financial statements referred to in Sections 7.1.(a) and 7.1.(b), a certificate of the chief financial officer of Borrower (i) stating that to the best of such officer’s knowledge, no Default or Event of Default has occurred and is continuing, or if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto, and (ii) showing in reasonable detail the calculations demonstrating compliance with the covenants set forth in Section 9;
    42    Credit and Security Agreement
/

(e)Management Letters. Promptly upon receipt thereof, a copy of any management letter or written report submitted to Borrower or any Obligated Party by independent certified public accountants with respect to the business, condition (financial or otherwise), operations, or Properties of Borrower or any Obligated Party, provided, that any such letters or written reports may be included with the delivery of any financial statements delivered pursuant to this Agreement;
(f)Notice of Litigation. Promptly after the commencement thereof, notice of all actions, suits, and proceedings before the Agency or any Governmental Authority or arbitrator affecting Borrower or any Obligated Party which, if determined adversely to Borrower or such Obligated Party, could result in a Material Adverse Event;
(g)Notice of Default. Promptly and in any event (i) within one (1) Business Day after the occurrence of any Default or Event of Default, a written notice of such Default or Event of Default and (ii) two (2) Business Days after the occurrence of any Default or Event of Default, a written description setting forth the details of such Default or Event of Default and the action that Borrower has taken and proposes to take with respect thereto;
(h)ERISA Reports. Promptly after the filing or receipt thereof, copies of all reports, including annual reports, and notices which Borrower or any ERISA Affiliate files with or receives from the PBGC, the IRS, or the U.S. Department of Labor under ERISA; as soon as possible and in any event within five (5) days after Borrower or any ERISA Affiliate knows or has reason to know that any ERISA Event or Prohibited Transaction has occurred with respect to any Plan, a certificate of the chief financial officer of Borrower setting forth the details as to such ERISA Event or Prohibited Transaction and the action that Borrower proposes to take with respect thereto; annually, copies of the notice described in Section 101(f) of ERISA that Borrower or ERISA Affiliate receives with respect to a Plan or Multiemployer Plan; within thirty (30) days following the execution of this Agreement, Borrower and each ERISA Affiliate shall request in writing from each Multiemployer Plan the information described in Sections 101(k) and 101(l) of ERISA and shall provide a copy of such requests to Administrative Agent; promptly upon receiving such information from the Multiemployer Plans, provide such information to Administrative Agent, and thereafter, such requests and such information shall only be required to be provided upon Administrative Agent/s request, which shall be made no more frequently than annually;
(i)Notice of Freddie Mac Communication. (a) Written notice, as soon as possible and in any event within one (1) Business Day after receipt by Borrower of a communication from Freddie Mac to Borrower that could reasonably be expected to negatively impact the Collateral, the Administrative Agent or the Lenders other than any such communication that is sent by the Agency to all servicers and (b)a written description as soon as possible and in any event within two (2) Business Days of receipt of such communication, setting forth the details of such communication and the action that Borrower has taken and proposes to take with respect thereto
(j)Notice of Material Adverse Event. As soon as possible and in any event within one (1) Business Day after the occurrence thereof, written notice of any event or circumstance that could reasonably be expected to result in a Material Adverse Event and as soon as possible and in any event within two (2) Business Days after the occurrence thereof, setting forth the details of such event and the action that Borrower has taken and proposes to take with respect thereto;
(k)Notice of Attachment. Promptly, and in any event within ten (10) days after the commencement thereof, notice of any attachment, sequestration, or similar proceeding or
    43    Credit and Security Agreement
/

proceedings against Borrower involving an aggregate amount in excess of $[***] against any of its assets or properties;
(l)Beneficial Ownership.
(i)Promptly (1) of any change in direct or indirect ownership interests in Borrower as reported in a “Beneficial Ownership Certification” or other similar certification provided to Administrative Agent prior to or in connection with the execution of this Agreement, or (2) if the individual with significant managerial responsibility identified in the certification ceases to have that responsibility or if the information reported about that individual changes;
(ii)Such information and documentation as Administrative Agent may request during the term of this Agreement to confirm or update the continued accuracy of the any information provided in connection with the foregoing;
(m)Reserved.
(n)Other Reports. Borrower shall promptly furnish to Administrative Agent from time to time information regarding the business and affairs of Borrower, including the following and such other information as Administrative Agent may from time to time reasonably request (each report required must be signed by a duly authorized officer of Borrower and Administrative Agent will have no responsibility to verify or track any of the items referenced or conclusions stated in such reports or to verify the authority of its signatory), and Borrower shall:
(i)Upon request by Administrative Agent from time to time, expeditiously apply for and, if such counterparties are willing to make such agreements with Borrower (Borrower agrees in good faith to urge them to do so), to execute such acknowledgment agreements and related agreements with the counterparties to Servicing Agreements as are necessary or appropriate, in the Administrative Agent’s reasonable opinion, to achieve, maintain or improve establishment and perfection of the Administrative Agent’s security interest granted hereby in Collateral.
(ii)Deliver to Administrative Agent no later than fifteen (15) days following the end of each calendar month a new Servicing Appraisal for the Eligible Servicing Rights subject to a Borrowing hereunder and an appraisal as to all of Borrower’s Servicing Rights, including a report detailing the hedge positions with respect to the Servicing Rights; provided, that Administrative Agent shall have the right to require independent appraisals or evaluations more frequently than every calendar month at its sole cost and expense.
(iii)Deliver to Administrative Agent no later than fifteen (15) days following the end of each calendar quarter (with the first such period ending December 31, 2021) a new Servicing Appraisal for the Eligible Servicing Rights subject to a Borrowing hereunder and an appraisal as to all of Borrower’s Servicing Rights, in each case from an Approved Servicing Appraiser other than the Approved Servicing Appraiser of the Servicing Appraisals delivered in connection with Section 7.1(n)(ii) hereof; provided that, Administrative Agent shall have the right to require independent appraisals or evaluations from multiple Approved Servicing Appraisers more frequently than every calendar quarter at its sole cost and expense.
    44    Credit and Security Agreement
/

(iv)Deliver to Administrative Agent on the date of each Borrowing Request and no later than fifteen (15) days following the end of each calendar month, a report in form and substance acceptable to Administrative Agent, detailing the most current unpaid principal balance of all Pledged Servicing Rights, any request for, or resolution of a prior request for, repurchase or indemnity under the Approved Servicing Agreements, updated information from the most recent Servicing Appraisal and delinquency and foreclosure information.
(v)Deliver to Administrative Agent such other reports by Borrower in respect of the Collateral, in such detail and at such times as Administrative Agent in its reasonable discretion or at the reasonable direction of a Lender may request at any time or from time to time.
(o)General Information. Promptly, such other information concerning Borrower, or any Obligated Party as Administrative Agent may from time to time request.
Section 1.2Maintenance of Existence; Conduct of Business.
Borrower shall, and shall cause each Obligated Party to, preserve and maintain its existence and all of its leases, privileges, licenses, permits, franchises, qualifications, and rights that are necessary in the ordinary conduct of its business.
Section 1.3Maintenance of Properties.
Borrower shall, and shall cause each Obligated Party to, maintain, keep, and preserve all of its Properties (tangible and intangible) necessary in the proper conduct of its business in good working order and condition.
Section 1.4Taxes and Claims.
Borrower shall, and shall cause each Obligated Party to, pay or discharge at or before maturity or before becoming delinquent (a) all taxes, levies, assessments, and governmental charges imposed on it or its income or profits or any of its Property, and (b) all lawful claims for labor, material, and supplies, which, if unpaid, might become a Lien upon any of its Property; provided, however, that neither Borrower nor any Obligated Party shall be required to pay or discharge any tax, levy, assessment, or governmental charge which is being contested in good faith by appropriate proceedings diligently pursued, and for which adequate reserves in accordance with GAAP have been established.
Section 1.5Insurance.
Borrower shall, and shall cause each Obligated Party to, maintain insurance with financially sound and reputable insurance companies in such amounts and covering such risks as is usually carried by limited liability companies engaged in similar businesses and owning similar Properties in the same general areas in which Borrower and each Obligated Party operate, provided that in any event Borrower will maintain and cause each Obligated Party to maintain workmen’s compensation insurance, property insurance, comprehensive general liability insurance and business interruption insurance reasonably satisfactory to Administrative Agent.
Section 1.6Inspection Rights.
Subject to Agency Guidelines regarding the treatment of confidential information and Mortgage data, at any reasonable time and from time to time, upon reasonable advance written
    45    Credit and Security Agreement
/

notice, unless an Event of Default has occurred and is continuing then at any time and without prior notice, Borrower shall, and shall cause each Obligated Party to, (a) permit representatives of Administrative Agent to examine, inspect, review, evaluate and make physical verifications and appraisals of the inventory and other Collateral in any manner and through any medium that Administrative Agent reasonably considers advisable, (b) to examine, copy, and make extracts from its books and records, (c) to visit and inspect its Properties, and (d) to discuss its business, operations, and financial condition with its designated officers, employees, and independent certified public accountants, in each instance at Borrower’s expense and subject to the annual Inspection Expense Cap unless an Event of Default has occurred and is continuing in which case the Inspection Expense Cap does not apply.
Section 1.7Keeping Books and Records.
Borrower shall, and shall cause each Obligated Party to, maintain proper books of record and account in which full, true, and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities.
Section 1.8Compliance with Laws.
Borrower shall, and shall cause each Obligated Party to, comply in all material respects with all applicable laws, rules, regulations, in each case, the violation of which could reasonably be expected to result in a Material Adverse Event or materially affect the Collateral in Administrative Agent’s reasonable determination, and orders, and decrees of the Agency and any Governmental Authority or arbitrator.
Section 1.9Compliance with Agreements
Borrower shall, and shall cause each Obligated Party to, comply in all material respects with all agreements, contracts, and instruments binding on it or affecting its Properties or business the non-compliance of which could reasonably be expected to result in a Material Adverse Event in the Administrative Agent’s reasonable determination.
Section 1.10 Further Assurances.
Borrower shall, and shall cause each Obligated Party to, execute and deliver such further agreements and instruments and take such further action as may be reasonably requested by Administrative Agent to carry out the provisions and purposes of this Agreement and the other Loan Documents and to create, preserve, and perfect the Liens of the Administrative Agent in the Collateral.
Section 1.11 ERISA.
Borrower shall, and shall cause each Obligated Party to, comply with all minimum funding requirements, and all other material requirements, of ERISA, if applicable, so as not to give rise to any liability thereunder that would reasonably be expected to result in any material liability to the Borrower or any Obligated Party. The assets of the Borrower shall not become “plan assets” within the meaning of Section 3(42) of ERISA.
Section 1.12 Additional Subsidiaries.
Borrower shall notify Administrative Agent at the time that any Person becomes a Subsidiary that is formed under the laws of the United States or any state thereof, which notification shall be made in the Compliance Certificate.
    46    Credit and Security Agreement
/

Section 1.13 Reserved.
Section 1.14 Reserved.
Section 1.15 Special Affirmative Covenants Concerning Collateral.
Until all of the Obligations shall have been fully paid in cash and satisfied and Lenders have no obligation to lend or provide any other financial accommodations to Borrower under or otherwise in respect of this Agreement, Borrower agrees to, subject to the Agency’s Interests, the Agency Guidelines, the Servicing Agreement and the Acknowledgment Agreement:
(a)Warrant and forever defend the right, title and interest of Administrative Agent, for the benefit of itself and the other Lenders, in and to the Pledged Servicing Rights against the claims and demands of all Persons whomsoever, subject to any restrictions imposed by the relevant Servicing Agreement or the Acknowledgment Agreement for the benefit of the party to it on whose behalf the Mortgage Loans are being serviced to the extent (if any) that such restrictions are valid and enforceable under the applicable UCC and other Laws.
(b)Diligently fulfill its duties and obligations under each Approved Servicing Agreement, and not be declared by a counterparty to each such Servicing Agreement to be in default; provided that Borrower shall not be in breach of this covenant if a default declared by a counterparty to such Servicing Agreement arose from a failure of the portfolio of Serviced Loans to perform as required by the relevant Servicing Agreement and such counterparty has elected in writing to continue to use Borrower as Servicer thereof and has not rescinded or revoked such election.
(c)Diligently and timely collect its servicing compensation under each Approved Servicing Agreement.
(d)Cause Borrower’s rights to the servicing compensation provided for in each Approved Servicing Agreement to remain in full force and effect until the Borrowings to finance Borrower’s retention of the Pledged Servicing Rights related to such Approved Servicing Agreement have been fully repaid, or until such Servicing Agreement expires in accordance with its terms and without renewal.
(e)Reconfirm the filing authorization given in this Agreement to such UCC financing statements and continuation statements as Administrative Agent may reasonably request from time to time (although no such reconfirmation shall be a condition to the filing of any financing statement, including any “in lieu” financing statement, or continuation statement) and execute and deliver to Administrative Agent such further instruments of sale, pledge, assignment or transfer, and such powers of attorney, as shall be reasonably required by Administrative Agent from time to time, and do and perform all matters and things necessary or desirable to be done or observed, for the purpose of effectively creating, maintaining and preserving the security and benefits intended to be afforded Administrative Agent under this Agreement, the Revolving Credit Note and the other Loan Documents. Administrative Agent shall have all the rights and remedies of a secured party under the UCC and any other applicable law, in addition to all rights provided for in this Agreement.
(f)Use its best efforts to cause each of its Servicers, if any, to keep in force throughout the term of this Agreement (i) a policy or policies of insurance covering errors and omissions for failure to maintain insurance as required by this Agreement and (ii) a fidelity bond. Each such policy and fidelity bond shall be in such form and amount as is generally customary among Persons who service a portfolio of Mortgage Loans having an aggregate principal amount
    47    Credit and Security Agreement
/

comparable to that of the servicing portfolio of such Servicer or Borrower, respectively, and which are generally regarded as servicers acceptable to institutional investors.
SECTION 8

NEGATIVE COVENANTS
Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or Lenders have any Commitment hereunder:
Section 1.1Reserved
Section 1.2Limitation on Liens.
Other than the Agency’s Interest, Borrower shall not pledge, grant a security interest or assign any existing or future rights to service any of the Collateral or to be compensated for servicing any of the Collateral, or pledge or grant to any other Person any security interest in any Servicing Rights (other than the Servicing Rights set forth on Schedule 4.1(a)(1) as delivered by Borrower to Administrative Agent on the Closing Date). Borrower shall not permit any Servicing Rights, other than the Servicing Rights set forth on Schedule 4.1(a)(1) and delivered by Borrower to Administrative Agent as of the Closing Date, to become Excluded Collateral.
Section 1.3Mergers.
Borrower shall not, and shall not permit any Obligated Party to, divide into separate Persons (as may be permitted under the Delaware Limited Liability Company Act) or cause to exist a Change of Control, in each case without the prior written consent of Administrative Agent.
Section 1.4Restricted Payments.
At any time an Event of Default has occurred and is continuing or would result therefrom, Borrower shall not pay, make, declare or incur any liability to pay, make, declare or incur any dividends or other distribution, direct or indirect, on or on account of any shares of its stock (or equivalent equity interest) or any redemption or other acquisition, direct or indirect, of any shares of its stock (or equivalent equity interest) or of any warrants, rights or other options to purchase any shares of its stock (or equivalent equity interest), nor purchase, acquire, redeem or retire any stock (or equivalent equity interest) in itself whether now or hereafter outstanding, except that, notwithstanding the foregoing, the Borrower shall be permitted at all times to make Tax Distributions so long as an additional Event of Default would not result from the Tax Distributions.
Section 1.5Reserved.
Section 1.6Transactions With Affiliates.
Borrower shall not, and shall not permit any Obligated Party to, directly or indirectly, enter into any transaction, including, without limitation, the purchase, sale, lease or exchange of property or assets or the rendering or accepting of any service with any Affiliate unless such transaction is (i) not otherwise prohibited in this Agreement, (ii) in the ordinary course of Borrower’s or such Obligated Party’s business, as applicable, and (iii) upon fair and reasonable terms no less favorable to Borrower or such Obligated party, as the case may be, than it would obtain in a comparable arm’s length transaction with a Person which is not an Affiliate. For the avoidance of doubt nothing herein prohibits Borrower or any Obligated Party from making or paying any dividend or distributions to its members or shareholders on account of their equity
    48    Credit and Security Agreement
/

interests in Borrower or such Obligated Party, including without limitation, Tax Distributions subject to the limitations set forth in Section 8.4 herein.
Section 1.7Disposition of Assets.
Except in connection with a VPC Agreement (as defined in the Acknowledgment Agreement), Borrower shall not, and shall not permit any Obligated Party to, directly or indirectly, sell, lease, assign, transfer, or otherwise dispose of any of the Collateral if, after giving effect to the application of proceeds of such disposition, a Borrowing Base Deficiency, Default or Event of Default would exist.
Section 1.8Reserved.
Section 1.9Reserved.
Section 1.10 Nature of Business.
Borrower shall not, and shall not permit any Obligated Party to, engage in any business other than the Consumer Lending Business.
Section 1.11 Environmental Protection.
Borrower shall not, and shall not permit any Obligated Party to, directly or indirectly (a) use (or permit any tenant to use) any of their respective Properties or assets for the handling, processing, storage, transportation, or disposal of any Hazardous Material, (b) generate any Hazardous Material, (c) conduct any activity that is likely to cause a Release or threatened Release of any Hazardous Material, or (d) otherwise conduct any activity or use any of their respective Properties or assets in any manner that is likely to violate any Environmental Law or create any Environmental Liabilities for which Borrower or any Obligated Party would be responsible.
Section 1.12 Accounting.
Borrower shall not, and shall not permit any Obligated Party to, change its fiscal year or make any change (a) in accounting treatment or reporting practices, except as required by GAAP and disclosed to Administrative Agent, or (b) in tax reporting treatment, except as required by law and disclosed to Administrative Agent.
Section 1.13 No Negative Pledge.
Borrower shall not, and shall not permit any Obligated Party to, enter into or permit to exist any arrangement or agreement, other than pursuant to this Agreement, the Acknowledgment Agreement or any Loan Document, which directly or indirectly prohibits Borrower or any Obligated Party from creating or incurring a Lien on the Collateral.
Section 1.14 Reserved.
Section 1.15 Reserved.
Section 1.16 OFAC.
Borrower shall not, and shall not permit any Obligated Party to, fail to comply with the laws, regulations and executive orders referred to in Section 6.19 and Section 6.20.
    49    Credit and Security Agreement
/

Section 1.17 Reserved.
Section 1.18 Conditional Repurchase, Indemnity or Other Recourse Obligations.
Borrower shall not undertake or assume any conditional repurchase, indemnity or other recourse obligations in respect of Mortgage Loans sold which obligations and liabilities, when combined with Borrower’s contingent liabilities, constitute contingent liabilities that are required by GAAP either to be accrued as a charge to income or to be disclosed by a note to Borrower’s financial statements in excess of Borrower’s loan loss reserve.
Section 1.19 Special Negative Covenants Concerning Collateral.
(a)Without Administrative Agent’s prior written consent, Borrower shall not execute any amendments to any Servicing Agreement or any Acknowledgment Agreement that could reasonably be expected to materially and adversely affect the value of any Collateral or to reduce or delay payment or collection of amounts due Borrower from or in respect of any Collateral and Borrower will provide a copy of every supplement, amendment, restatement or replacement of any of such Servicing Agreements to Administrative Agent promptly (and in no event later than five (5) Business Days) after the same shall become effective other than any such supplements or amendments that are imposed by the Agency on all servicers through the Guide or otherwise. Notwithstanding the foregoing, each of Administrative Agent and the Lenders acknowledges that Freddie Mac has the authority to impose modifications and amendments to the Servicing Agreement without the approval, consent or agreement of Borrower and agrees that such imposition shall not be deemed a breach of this Agreement to the extent it is imposed on similarly situated servicers and sub-servicers.
(b)Borrower shall not create, incur, grant, assume or suffer to exist any Lien on any of the Collateral subject to this Agreement, except only for the Agency’s Interests pursuant to this Agreement and the Liens in favor of Administrative Agent hereunder.
(c)Borrower shall not offer as Collateral any property against which any Person other than Lenders (for the benefit of itself and the other Lenders) has a Lien.
Section 1.20 Termination of Servicing Agreements or Servicing Rights
Borrower shall not, and (except as described in the following proviso) shall not give the Agency advance written notice of any intention to, terminate its contractual rights to the servicing of any Mortgage Loans (unless such termination is at Administrative Agent’s express direction); provided, that Borrower shall observe any notice or other requirements of any Approved Servicing Agreement in connection with any such termination.
Section 1.21 No Amendments
Borrower will not make, or permit to be made, any amendments or modifications to its Constituent Documents, which could reasonably be expected to have a material adverse effect on Borrower or its Subsidiaries or Lenders.
    50    Credit and Security Agreement
/

SECTION 9

RESERVED
SECTION 10

DEFAULT
Section 1.1 Events of Default.
Each of the following shall be deemed an “Event of Default”:
(a)Borrower shall fail to pay the Obligations or any part thereof shall not be paid when due or declared due, and such failure continues for more than two (2) Business Days;
(b)Borrower shall fail to provide Administrative Agent with timely notice of any Default or Event of Default as required by Section 7.1(g) of this Agreement or Borrower shall breach any provision of Section 8 or Section 9 of this Agreement, and such failure continues for more than five (5) Business Days;
(c)Any representation, warranty or certification made or deemed made by Borrower or any other Obligated Party (or any of their respective officers) herein or in any other Loan Document or in any Compliance Certificate shall be false, misleading, or erroneous (after giving effect to any qualification as to materiality set forth therein, if any) when made or deemed to have been made; provided that if any of the Company’s representations in Sections 6.23 (a), (b), (c) and (d) therein (titled “Special Representations Concerning Collateral”) for any reason shall be (or shall prove to have been) untrue or incorrect, then such untruth or incorrectness shall not constitute a Default or an Event of Default, although, such untruth or incorrectness will result in the affected items of Collateral each thereupon having a Collateral Value of zero;
(d)Borrower or any Obligated Party shall fail to perform, observe, or comply with any covenant, agreement, or term contained in this Agreement or any other Loan Document (other than as covered by Sections 10.1(a) and (b)), and such failure continues for more than ten (10) days of the earlier of (x) Borrower’s receipt of written notice from Administrative Agent or a Lender of such failure or (y) the date on which Borrower obtains notice or knowledge of the facts giving rise to such failure;
(e)Borrower or any other Obligated Party shall commence a voluntary proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or a substantial part of its Property or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it or shall make a general assignment for the benefit of creditors or shall generally fail to pay its debts as they become due or shall take any limited liability company action to authorize any of the foregoing;
(f)An involuntary proceeding shall be commenced against Borrower or any Obligated Party seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official for it or a substantial part of its Property, and such involuntary proceeding shall remain undismissed and unstayed for a period of thirty (30) days;
    51    Credit and Security Agreement
/

(g)Any event shall have occurred that permits (or, with the giving of notice or lapse of time or both, would permit) any holder or holders of Debt for Borrowed Money, including but not limited to such an event under that certain Master Repurchase Agreement by among TIAA, FSB, as administrative agent and as a buyer thereunder, Signature Bank as a buyer thereunder, and Borrower, as seller thereunder, or any other Obligated Party (other than with respect to the Obligations) to accelerate the maturity thereof or require any such prepayment after giving effect to any grace periods applicable thereto; provided that no Event of Default shall be deemed to have occurred or be continuing if the holder or holders of such Debt for Borrowed Money waives their right to accelerate the maturity or require any such prepayment;
(h)This Agreement or any other Loan Document shall cease to be in full force and effect or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by Borrower, any Obligated Party or any of their respective equity holders or any Lien created by the Loan Documents shall for any reason cease to be a valid, perfected Lien, subject only to the prior rights of the Agency as to Collateral subject to an Acknowledgment Agreement with the Agency, upon any of the Collateral purported to be covered thereby subject to Section 8.2 hereof;
(i)Any of the following events shall occur or exist with respect to Borrower or any ERISA Affiliate: (i) any ERISA Event occurs with respect to a Plan or Multiemployer Plan, or (ii) any Prohibited Transaction involving any Plan; and in each case above, such event or condition, together with all other events or conditions, if any, have subjected or could in the reasonable opinion of Administrative Agent subject Borrower or any ERISA Affiliate to any tax, penalty, or other liability to a Plan, a Multiemployer Plan, the PBGC, the IRS, the U. S. Department of Labor, or otherwise (or any combination thereof) which in the aggregate exceed or could reasonably be expected to result in a Material Adverse Event;
(j)A Change of Control shall occur without the prior written consent of Administrative Agent;
(k)Borrower or any Obligated Party shall fail to discharge, stay or appeal within a period of thirty (30) days after the commencement thereof any attachment, sequestration, or similar proceeding or proceedings involving an aggregate amount in excess of $[***] against any of its assets or Properties;
(l)A final judgment or judgments for the payment of money in excess $[***], in the aggregate, shall be rendered by a court or courts against Borrower or any Obligated Party and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within thirty (30) days from the date of entry thereof and Borrower or such Obligated Party shall not, within such period of thirty (30) days, or such longer period during which execution of the same shall have been satisfied, stayed, appeal therefrom or cause the execution thereof to be stayed during such appeal;
(m)Administrative Agent determines that a Material Adverse Event has occurred or that a circumstance exists that could reasonably be expected to result in a Material Adverse Event;
(n)Borrower shall take or omit to take any act (i) that would result in the suspension or loss of any of its statuses, once achieved or any of such statuses of its subservicer, if any, of the Agency’s Mortgage Loans pools for which Borrower is Servicer, as an Agency-approved servicer, or (ii) after which Borrower or any such relevant subservicer would no longer be in good standing as such, or (iii) after which Borrower or any such relevant subservicer would no longer currently satisfy all the Agency’s requirements, including but not limited to net worth
    52    Credit and Security Agreement
/

requirements, if all of the material effects of such act or omission shall have not been cured by Borrower or waived by the Agency before termination of such status; or
(o)Except in connection with a VPC Agreement (as defined in the Acknowledgment Agreement), Freddie Mac, terminates any Servicing Right or Servicing Agreement related to the Collateral that has been pledged to the Administrative Agent.
Section 1.2 Remedies Upon Default.
Subject to the Acknowledgment Agreement, if any Event of Default shall occur and be continuing, then Administrative Agent at the direction of the Required Lenders may without notice terminate the Commitment or cause the Administrative Agent to declare the Obligations or any part thereof to be immediately due and payable, or both, and the same shall thereupon become immediately due and payable, without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest, or other formalities of any kind, all of which are hereby expressly waived by Borrower; provided, however, that upon the occurrence of an Event of Default under Section 10.1(e) or (f), the Commitment shall automatically terminate, and the Obligations shall become immediately due and payable, in each case without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest, or other formalities of any kind, all of which are hereby expressly waived by Borrower. In addition to the foregoing, if any Event of Default shall occur and be continuing, Administrative Agent at the direction of the Required Lenders may exercise all rights and remedies available to it in law or in equity, under the Loan Documents, or otherwise. Further, any and all rights and remedies of Lenders in this Agreement are expressly subject and subordinate to the Agency’s Interests and the Acknowledgment Agreement with the Agency, and in the event the enforcement by the Lenders of any of their rights and remedies under this Article 10 could reasonably be expected to conflict with the provisions of the Acknowledgment Agreement with respect to the Collateral subject to the Acknowledgment Agreement, the Acknowledgment Agreement shall control.
Section 1.3 Application of Funds.
After the exercise of remedies provided for in Section 10.2 (or after the Loans have automatically become immediately due and payable), any amounts received on account of the Obligations shall be applied by Administrative Agent in such order as it elects in its sole discretion.
Section 1.4 Performance by Lenders.
If Borrower shall fail to perform any covenant or agreement contained in any of the Loan Documents, then Lenders may perform or attempt to perform such covenant or agreement on behalf of Borrower. In such event, Borrower shall, at the request of Administrative Agent, promptly pay to Administrative Agent any amount expended by a Lender in connection with such performance or attempted performance, together with interest thereon at the Default Interest Rate from and including the date of such expenditure to but excluding the date such expenditure is paid in full. Notwithstanding the foregoing, it is expressly agreed that no Lender shall have any liability or responsibility for the performance of any covenant, agreement, or other obligation of Borrower under this Agreement or any other Loan Document.
SECTION 11

MISCELLANEOUS
Section 1.1 Expenses.
    53    Credit and Security Agreement
/

Borrower hereby agrees to pay on demand: (a) all reasonable and documented out-of-pocket costs and expenses of Lenders in connection with the preparation, negotiation, execution, and delivery of this Agreement and the other Loan Documents accrued up to and including the Closing Date, including, without limitation, the reasonable fees and expenses of legal counsel, advisors, consultants, and auditors for Lenders in an amount not to exceed the Legal Expense Cap; (b) all reasonable and documented out-of-pocket costs and expenses incurred by Administrative Agent on behalf of Lenders in connection with (i) any Default or Event of Default, (ii) the enforcement, preservation and protection of this Agreement or any other Loan Document, and (iii) incurred by Administrative Agent in connection with any amendments or waivers of the Loan Documents, including in each instance, without limitation, the reasonable fees and expenses of legal counsel; (c) all transfer, stamp, documentary, or other similar taxes, assessments, or charges levied by any Governmental Authority in respect of this Agreement or any of the other Loan Documents; and (d) all reasonable and documented out-of-pocket costs, expenses, assessments, and other charges incurred in connection with any filing, registration, recording, or perfection of any Lien contemplated by this Agreement or any other Loan Document. This Section 11.1 shall survive repayment of the Obligations and termination of the Commitment.
Section 1.2 INDEMNIFICATION.
BORROWER SHALL INDEMNIFY ADMINISTRATIVE AGENT AND EACH LENDER AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE OFFICERS, DIRECTORS, AND EMPLOYEES FROM, AND HOLD EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING REASONABLE ATTORNEYS’ FEES) TO WHICH ANY OF THEM MAY BECOME SUBJECT WHICH DIRECTLY OR INDIRECTLY ARISE FROM OR RELATE TO (A) THE EXECUTION, DELIVERY, PERFORMANCE, ADMINISTRATION, OR ENFORCEMENT OF ANY OF THE LOAN DOCUMENTS, (B) OF THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS, (C) ANY BREACH BY BORROWER OF ANY REPRESENTATION, WARRANTY, COVENANT, OR OTHER AGREEMENT CONTAINED IN ANY OF THE LOAN DOCUMENTS, (D) THE PRESENCE, RELEASE, THREATENED RELEASE, DISPOSAL, REMOVAL, OR CLEANUP OF ANY HAZARDOUS MATERIAL LOCATED ON, ABOUT, WITHIN, OR AFFECTING ANY OF THE PROPERTIES OR ASSETS OF BORROWER OR ANY OF ITS SUBSIDIARIES OR ANY OTHER OBLIGATED PARTY, OR (E) ANY INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, INCLUDING WITHOUT LIMITATION, ANY THREATENED INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, RELATING TO ANY OF THE FOREGOING WITHOUT LIMITING ANY PROVISION OF THIS AGREEMENT OR OF ANY OTHER LOAN DOCUMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH PERSON TO BE INDEMNIFIED UNDER THIS SECTION SHALL BE INDEMNIFIED FROM AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING REASONABLE ATTORNEYS’ FEES) ARISING OUT OF OR RESULTING FROM THE SOLE CONTRIBUTORY OR ORDINARY NEGLIGENCE OF SUCH PERSON.
Section 1.3 Limitation of Liability.
No Lender nor any Affiliate, officer, director, or employee of any Lender shall have any liability with respect to, and Borrower hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by Borrower or any other Obligated Party in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions
    54    Credit and Security Agreement
/

contemplated by this Agreement or any of the other Loan Documents. Borrower hereby waives, releases, and agrees not to sue any Lender or any of their respective Affiliates, officers, directors, or employees, for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents.
Section 1.4 Interpretation.
All references herein to “day” or “days” shall mean calendar day(s) unless otherwise specified herein.
Section 1.5 Lenders Not Fiduciary.
The relationship between Borrower and any Lender is solely that of debtor and creditor, and no Lender has any fiduciary or other special relationship with Borrower, and no term or condition of any of the Loan Documents shall be construed so as to deem the relationship between Borrower and any Lender to be other than that of debtor and creditor.
Section 1.6 Equitable Relief.
Borrower recognizes that in the event Borrower fails to pay, perform, observe, or discharge any or all of the Obligations, any remedy at law may prove to be inadequate relief to Lenders. Borrower therefore agrees that Lenders, if Administrative Agent so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.
Section 1.7 No Waiver; Cumulative Remedies.
No failure on the part of Administrative Agent to exercise and no delay in exercising, and no course of dealing with respect to, any right, remedy, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power, or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege. The rights and remedies provided for in this Agreement and the other Loan Documents are cumulative and not exclusive of any rights and remedies provided by law.
Section 1.8 Successors and Assigns.
Subject to the restrictions imposed pursuant to the Acknowledgment Agreement, this Agreement is binding upon and shall inure to the benefit of Administrative Agent, Lenders and Borrower and its successors and assigns, except that (i) Borrower may not assign or transfer any of its rights, duties, or obligations under this Agreement or the other Loan Documents without the prior written consent of Administrative Agent, on behalf of the Lenders and (ii) any Lender may assign or transfer any of its rights, duties or obligations under this Agreement or the other Loan Documents with the prior consent of the Administrative Agent and with the prior written consent of Borrower (such consent not to be unreasonably withheld, conditioned or delayed); provided that no such assignment shall release the transferor Lender from its obligations hereunder. The parties hereto acknowledge and agree that no Lender shall assign all or any portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans at the time owing to it) without Freddie Mac’s prior express written consent, provided that Freddie Mac may withhold its consent on grounds that such proposed assignee is not a Freddie Mac Eligible Assignee.
Section 1.9 Survival.
    55    Credit and Security Agreement
/

All representations and warranties made in this Agreement or any other Loan Document or in any document, statement, or certificate furnished in connection with this Agreement shall survive the execution and delivery of this Agreement and the other Loan Documents, and no investigation by Administrative Agent or any closing shall affect the representations and warranties or the right of Lenders to rely upon them. Without prejudice to the survival of any other obligation of Borrower hereunder, the obligations of Borrower under Sections 11.1, and 11.2 shall survive repayment of the Obligations and termination of the Commitment.
Section 1.10Amendment.
The provisions of this Agreement and the other Loan Documents to which Borrower is a party may be amended or waived only by an instrument in writing signed by the Lenders, the Administrative Agent, as directed by the Required Lenders, and the Borrower; provided that no amendment shall affect the rights or duties hereunder or under any other Loan Document of the Administrative Agent unless such amendment is in writing and executed by the Administrative Agent, the Lenders and the Borrower.
Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that (x) the Committed Amount of any Defaulting Lender may not be increased or extended without the consent of such Defaulting Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender. Notwithstanding anything to the contrary contained herein, the parties hereto agree that (a) Sections 2.6, 4.1, 4.2, 4.8, 8.7, 10.2, 11.8, 11.10, 11.21, 11.25, 11.26, 11.27, and 12.1(f) of this Agreement (nor the portions of the Revolving Credit Notes relating to Section 2.6 of this Agreement) shall not be amended, modified or waived, other than such amendments, modifications or waivers that do not have an effect on the Agency Interests, without the prior written consent of Freddie Mac, which consent Freddie Mac may grant or withhold in its sole and absolute discretion and (b) this Agreement shall only be amended in accordance with the Acknowledgment Agreement.
Section 1.11Notices
Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission) and mailed, faxed or delivered, to the address, facsimile number or subject to the last sentence hereof electronic mail address specified for notices below the signatures hereon or to such other address as shall be designated by such party in a notice to the other parties. All such other notices and other communications shall be deemed to have been given or made upon the earliest to occur of (a) actual receipt by the intended recipient or (b)(i) if delivered by hand or courier, when signed for by the designated recipient; (ii) if delivered by mail, four (4) business days after deposit in the mail, postage prepaid; (iii) if delivered by facsimile, when sent; and (iv) if delivered by electronic mail (which form of delivery is subject to the provisions of the last sentence below), when delivered; provided, however, that notices and other communications pursuant to Section 2 shall not be effective until actually received by Administrative Agent.
Section 1.12GOVERNING LAW; VENUE; SERVICE OF PROCESS.
THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW. THE PARTIES HEREBY AGREE THAT ANY LAWSUIT, ACTION, OR PROCEEDING THAT IS BROUGHT (WHETHER IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, THE TRANSACTIONS CONTEMPLATED THEREBY, OR THE ACTIONS OF THE ADMINISTRATIVE AGENT IN THE NEGOTIATION, ADMINISTRATION OR ENFORCEMENT OF ANY OF THE LOAN DOCUMENTS SHALL BE BROUGHT IN A STATE OR FEDERAL COURT OF COMPETENT JURISDICTION LOCATED IN NEW YORK, NEW YORK. BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY (A) SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS, (B) WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH LAWSUIT, ACTION, OR PROCEEDING BROUGHT IN ANY
    56    Credit and Security Agreement
/

SUCH COURT, AND (C) FURTHER WAIVES ANY CLAIM THAT IT MAY NOW OR HEREAFTER HAVE THAT ANY SUCH COURT IS AN INCONVENIENT FORUM.
Section 1.13Counterparts.
This Agreement may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. The Parties agree that this Agreement any addendum or amendment hereto, any Loan Document and any other document necessary for the consummation of the transactions contemplated by this Agreement may be accepted, executed or agreed to through the use of an electronic signature in accordance with the Electronic Signatures in Global and National Commerce Act, 15 U.S.C. § 7001 et seq, Official Text of the Uniform Electronic Transactions Act as approved by the National Conference of Commissioners on Uniform State Laws at its Annual Conference on July 29, 1999 and any applicable state law. Any document accepted, executed or agreed to in conformity with such laws will be binding on all Parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any secure third party electronic signature capture service with appropriate document access tracking, electronic signature tracking and document retention as may be reasonably chosen by a signatory hereto, including but not limited to DocuSign.
Section 1.14Severability.
Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision held to be invalid or illegal.
Section 1.15Headings.
The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.
Section 1.16Participations; Etc.
Subject to the terms of the Acknowledgment Agreement, each Lender shall have the right at any time and from time to time to grant participations in, and sell and transfer, the Obligations and any Loan Documents with the prior written consent of (x) Borrower (such consent not to be unreasonably withheld, conditioned, or delayed), provided that no consent of Borrower shall be required for an assignment to a Lender or an Affiliate of a Lender or, if an Event of Default has occurred and is continuing and (y) the Administrative Agent (each such recipient of a participation a “Participant”); provided that after giving effect to the sale of such participation, such Lender’s obligations hereunder and rights to consent to any waiver hereunder or amendment hereof shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, all amounts payable to such Lender hereunder and all rights to consent to any waiver hereunder or amendment hereof shall be determined as if such Lender had not sold such participation interest, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender and not be obligated to deal with such participant. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the outstanding principal amounts (and accrued interest) of each Participant’s interest in the Borrowings or other obligations under the Transaction Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Transaction Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations and Proposed Treasury Regulations Section 1.163-5(b) (or any amended or successor version). The entries in the Participant Register shall be conclusive absent manifest
    57    Credit and Security Agreement
/

error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. Each actual or proposed participant or assignee, as the case may be, shall be entitled to receive all information received by Administrative Agent regarding Borrower and the Obligated Parties, including, without limitation, information required to be disclosed to a participant or assignee pursuant to Banking Circular 181 (Rev., August 2, 1984), issued by the Comptroller of the Currency (whether the actual or proposed participant or assignee is subject to the circular or not) provided that such actual or proposed participant or assignee executed a customary confidentiality agreement prior to its receipt of any information.

Section 1.17Construction.
Borrower, Administrative Agent and each Lender acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by Borrower, Administrative Agent and each Lender.
Section 1.18Independence of Covenants.
All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or Event of Default if such action is taken or such condition exists.
Section 1.19WAIVER OF JURY TRIAL
TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HEREBY IRREVOCABLY AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACTIONS OF THE OTHER PARTIES HERETO IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT THEREOF. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.19.
Section 1.20Additional Interest Provision.
It is expressly stipulated and agreed to be the intent of Borrower, Administrative Agent and each Lender at all times to comply strictly with the applicable law governing the maximum rate or amount of interest payable on the indebtedness evidenced by the Revolving Credit Note, any Loan Document, and the Related Indebtedness (or applicable United States federal law to the extent that it permits Lenders to contract for, charge, take, reserve or receive a greater amount of interest than under applicable law). If the applicable law is ever judicially interpreted so as to render usurious any amount (a) contracted for, charged, taken, reserved or received pursuant to the Revolving Credit Note, any of the other Loan Documents or any other communication or writing by or between Borrower and Administrative Agent related to the transaction or transactions that are the subject matter of the Loan Documents, (b) contracted for, charged, taken, reserved or received by reason of Administrative Agent’s exercise of the option to
    58    Credit and Security Agreement
/

accelerate the maturity of the Revolving Credit Note and/or any and all indebtedness paid or payable by Borrower to Lenders pursuant to any Loan Document other than the Revolving Credit Note (such other indebtedness being referred to in this Section as the “Related Indebtedness”), or (c) Borrower will have paid or Lenders will have received by reason of any voluntary prepayment by Borrower of the Revolving Credit Note and/or the Related Indebtedness, then it is Borrower’s and Lenders’ express intent that all amounts charged in excess of the Maximum Rate shall be automatically canceled, ab initio, and all amounts in excess of the Maximum Rate theretofore collected by Administrative Agent or any Lender shall be credited on the principal balance of the Revolving Credit Note and/or the Related Indebtedness (or, if the Revolving Credit Note and all Related Indebtedness have been or would thereby be paid in full, refunded to Borrower), and the provisions of the Revolving Credit Note and the other Loan Documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder; provided, however, if the Revolving Credit Note or Related Indebtedness has been paid in full before the end of the stated term thereof, then the Parties agree that Administrative Agent or any such Lender shall, with reasonable promptness after Administrative Agent or any such Lender discovers or is advised by Borrower that interest was received in an amount in excess of the Maximum Rate, either refund such excess interest to Borrower and/or credit such excess interest against the Revolving Credit Note and/or any Related Indebtedness then owing by Borrower to any Lender. Borrower hereby agrees that as a condition precedent to any claim seeking usury penalties against any Lender, Borrower will provide written notice to Administrative Agent and such Lender, advising them in reasonable detail of the nature and amount of the violation, and Administrative Agent and such Lender shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Borrower or crediting such excess interest against the Revolving Credit Note to which the alleged violation relates and/or the Related Indebtedness then owing by Borrower to Lenders. All sums contracted for, charged, taken, reserved or received by Administrative Agent or any Lender for the use, forbearance or detention of any debt evidenced by the Revolving Credit Note and/or the Related Indebtedness shall, to the extent permitted by applicable law, be amortized or spread, using the actuarial method, throughout the stated term of the Revolving Credit Note and/or the Related Indebtedness (including any and all renewal and extension periods) until payment in full so that the rate or amount of interest on account of the Revolving Credit Note and/or the Related Indebtedness does not exceed the Maximum Rate from time to time in effect and applicable to the Revolving Credit Note and/or the Related Indebtedness for so long as debt is outstanding. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Administrative Agent or any Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.
Section 1.21Confidential.
    Each of the Administrative Agent, the Lenders and Borrower hereby acknowledge and agree that all written or computer-readable information provided by one party to any other regarding the terms set forth in any of the Loan Documents or the Borrowings contemplated thereby (the “Confidential Terms”) shall be kept confidential and shall not be divulged to any Person without the prior written consent of such other party except to the extent that, subject to the Acknowledgment Agreement: (i) it is necessary to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies or regulatory bodies or in order to comply with any applicable federal or state laws, (ii) any of the Confidential Terms are in the public domain other than due to a breach of this covenant, or (iii) in the event of an Event of Default the Administrative Agent determine such information to be necessary or desirable to disclose in connection with the marketing and sales of the Servicing Rights or otherwise to
    59    Credit and Security Agreement
/

enforce or exercise the Administrative Agent’s and the Lenders’ rights hereunder but only to the extent such disclosure is necessary and such parties agree to hold all information in strict confidence. Notwithstanding the foregoing or anything to the contrary contained herein or in any other Loan Document, the parties hereto may disclose to any and all Persons, without limitation of any kind, the federal, state and local tax treatment of the Borrowings, any fact relevant to understanding the federal, state and local tax treatment of the Borrowings, and all materials of any kind (including opinions or other tax analyses) relating to such federal, state and local tax treatment and that may be relevant to understanding such tax treatment; provided that neither the Borrower nor the Administrative Agent may disclose the name of or identifying information with respect to the Lenders or any pricing terms or other nonpublic business or financial information (including any sublimits and financial covenants) that is unrelated to the federal, state and local tax treatment of the Borrowings and is not relevant to understanding the federal, state and local tax treatment of the Borrowings, without the prior written consent of such Lenders. In addition, Borrower may disclose the Confidential Terms with prior (if feasible) written notice to Administrative Agent and the related Lender, any disclosures or filing required under Securities and Exchange Commission (“SEC”) or state securities’ laws; provided that Borrower shall not file the Pricing Side Letter or the Revolving Credit Note without the Administrative Agent’s prior written consent. The provisions set forth in this Section 11.21 shall survive the termination of this Agreement.
Notwithstanding anything in this Agreement to the contrary, Borrower, Administrative Agent and each Lender shall comply, in all material respects, with all applicable local, state and federal laws, including, without limitation, all privacy and data protection law, rules and regulations that are applicable to the Purchased Assets and/or any applicable terms of this Agreement (the “Confidential Information”). Borrower, Administrative Agent and each Lender understands that the Confidential Information may contain “nonpublic personal information”, as that term is defined in Section 509(4) of the Gramm-Leach-Bliley Act (the “GLB Act”), and Borrower, Administrative Agent and each Lender agrees to maintain such nonpublic personal information that it receives hereunder in accordance with the GLB Act and other applicable federal and state privacy laws. Borrower, Administrative Agent and each Lender shall implement such physical and other security measures as shall be designed to (a) ensure the security and confidentiality of the “nonpublic personal information” of the “customers” and “consumers” (as those terms are defined in the GLB Act) of Borrower, the Administrative Agent, the Lenders which the applicable party holds, (b) protect against any threats or hazards to the security and integrity of such nonpublic personal information, and (c) protect against any unauthorized access to or use of such nonpublic personal information. Borrower, Administrative Agent and each Lender shall, at a minimum establish and maintain such data security program as is necessary to meet the objectives of the Interagency Guidelines Establishing Standards for Safeguarding Customer Information as set forth in the Code of Federal Regulations at 12 C.F.R. Parts 30, 208, 211, 225, 263, 308, 364, 568 and 570. Upon request, Borrower, Administrative Agent and each Lender will provide evidence reasonably satisfactory to allow the other parties hereto to confirm that such party has satisfied its obligations as required under this Section. Borrower, Administrative Agent and each Lender shall notify the other parties hereto and Freddie Mac promptly following discovery of any breach or compromise of the security, confidentiality, or integrity of nonpublic personal information of the customers and consumers of Borrower, the Administrative Agent, or the Lenders provided directly to any other party by Borrower, the Administrative Agent, or the Lenders, as applicable Borrower, Administrative Agent and each Lender shall provide such notice to the other parties hereto by personal delivery, by facsimile with confirmation of receipt, or by overnight courier with confirmation of receipt to the applicable requesting individual. The provisions set forth in this Section shall survive the termination of this Agreement.
Section 1.22USA Patriot Act Notice.
    60    Credit and Security Agreement
/

Lenders hereby notify Borrower that pursuant to the requirements of the Patriot Act and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies Borrower and each other Obligated Party, which information includes the name and address of Borrower and each other Obligated Party and other information that will allow Lenders to identify Borrower and each other Obligated Party in accordance with the Patriot Act and the Beneficial Ownership Regulation. In addition, Borrower agrees to (a) ensure that no Person who owns a controlling interest in or otherwise controls Borrower or any Subsidiary of Borrower is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the OFAC, the Department of the Treasury or included in any Executive Order, (b) not to use or permit the use of proceeds of the Obligations to violate any of the foreign asset control regulations of the OFAC or any enabling statute or Executive Order relating thereto, and (c) comply, or cause its Subsidiaries to comply, with the applicable laws.
Section 1.23NOTICE OF FINAL AGREEMENT.
THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
Section 1.24Defaulting Lender.
Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by Law:
(a)Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement or any other Loan Document shall be restricted as set forth in the definition of Required Lenders and this Section 11.24.
(b)Defaulting Lender Waterfall. Any payment on the Obligations received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 4.12 shall be applied at such time or times as may be determined by the Administrative Agent as follows:
first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder;
second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Commitment in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent;
third, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Obligations under this Agreement;
fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against
    61    Credit and Security Agreement
/

such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement;
fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and
sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the amount of any Commitment in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Obligation was funded at a time when the conditions set forth in Section 5 were satisfied or waived, such payment shall be applied solely to pay the Obligations related to all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Commitment owed to, such Defaulting Lender until such time as all Commitments are held by the Lenders pro rata in accordance with the Lenders’ Applicable Percentage of the Maximum Facility Amount without giving effect to clause (D) below.
Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(c)Certain Fees. No Defaulting Lender shall be entitled to receive any fee payable hereunder or under any other Loan Document for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).
(d)Defaulting Lender Cure. If the Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Commitments of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Commitments to be held pro rata by the Lenders in accordance with each Lender’s Commitment Applicable Percentage, whereupon, such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
In addition, notwithstanding anything in this Section to the contrary, if the Administrative Agent and the Borrower shall have jointly identified an obvious error or any error or omission of a technical nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and the Borrower shall be permitted to amend such provision, and, in each case, such amendment shall become effective without any further action, direction or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders to the Administrative Agent within ten (10) Business Days following receipt of notice thereof.
    62    Credit and Security Agreement
/

Section 1.25 Lenders’ Status as Eligible Assignee; Freddie Mac Disclosures.
(a)Each Lender represents and warrants to Administrative Agent that, as of the Closing Date, such Lender is a Freddie Mac Eligible Assignee. Each Lender shall immediately notify Administrative Agent in writing upon the occurrence of any act, event, condition, or circumstance that has caused, or could reasonably be expected to cause, such Lender to no longer be a Freddie Mac Eligible Assignee.
(b)Each Lender consents to and approves of Administrative Agent’s execution of and entry into the Acknowledgment Agreement. Each Lender acknowledges and agrees that it has received from Administrative Agent, and has reviewed and had the opportunity to review with its attorneys and counsel, complete copies of the Acknowledgment Agreement, as well as a Revolving Credit Note executed by Borrower and payable to such Lender bearing the legend and language prescribed in Section 2.6. Each Lender acknowledges and agrees that its rights (i) are subject and subordinate in all respects to all rights, powers and prerogatives of Freddie Mac including Freddie Mac’s Claims, Freddie Mac's Servicing Transfer Costs, Freddie Mac's unfettered right to accomplish a Termination, and Freddie Mac's unfettered right to accomplish (or refrain from accomplishing) a Transfer of Servicing to a servicer acceptable to Freddie Mac in its sole and absolute discretion, (ii) are subject in all respects to the terms and conditions of the Acknowledgment Agreement and the Freddie Mac Guide, (iii) are not entitled to the benefits of preferred purchaser status pursuant to UCC Article 8, Administrative Agent having expressly and irrevocably waived the right to opt into UCC Article 8 to the extent applicable, and (iv) may not be transferred or assigned without Freddie Mac’s prior express written consent, which consent may be granted or withheld in Freddie Mac's sole and absolute discretion. Capitalized terms utilized in this Section 11.25 not otherwise defined herein shall have the meanings assigned to them in the Acknowledgment Agreement.
Section 1.26 Limited Lender Rights Against Freddie Mac.
(a)No Lender (excluding Signature Bank in its capacity as Administrative Agent) shall have any right individually to enforce Liens on the Collateral, it being understood and agreed that (i) all powers, rights and remedies under this Agreement may be exercised solely by the Administrative Agent, on behalf of Lenders in accordance with the terms of this Agreement and all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent, (ii) in the event any notice is due from Freddie Mac pursuant to the Acknowledgment Agreement or otherwise, Freddie Mac shall be deemed to have complied to the extent the notice is provided to the Administrative Agent under the Acknowledgment Agreement; and each Lender acknowledges and agrees that only the Administrative Agent will receive such notice and that no Lender has a right to require Freddie Mac to send it a copy of such notice or otherwise communicate with it, and (iii) any disputes, claims or suits against Freddie Mac arising out of or relating to this Agreement or the Acknowledgment Agreement may be submitted and pursued only by the Administrative Agent and not by any Lender directly
(b)In the event of any dispute, claim or suit between the Lenders, the Borrower and/or the Administrative Agent, on the one hand, and Freddie Mac, on the other, including without limitation, any claim made or position taken by a Lender in a Borrower bankruptcy proceeding, notwithstanding anything to the contrary in the this Agreement and notwithstanding that the lender parties to this Agreement are defined in the preamble thereto individually as a “Lender” and collectively as the “Lenders,” and each Lender acknowledges and agrees that for all purposes of this Agreement, the Borrower and the Administrative Agent are the sole Persons with any right to deal with Freddie Mac with respect to this Agreement or the Acknowledgment Agreement.
    63    Credit and Security Agreement
/

Section 1.27 Third-Party Beneficiary.
The Borrower, the Administrative Agent and each Lender hereby acknowledge and agree that Freddie Mac is an express third-party beneficiary of this Agreement, as if it was a party hereto for purposes of enforcing Sections 2.6, 4.1, 4.2, 4.8, 8.7, 10.2, 11.8, 11.10, 11.21, 11.25, 11.26, and 12.1(f).
SECTION 12

ADMINISTRATIVE AGENT
Section 1.1 Agency.
(a)Appointment and Authority.
(i)Each of the Lenders hereby irrevocably appoints Signature Bank to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and the Borrower shall not have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
(ii)In its capacity as Administrative Agent until all Obligations have been satisfied and the Lenders have no further obligations under this Agreement and the other Loan Documents, the Administrative Agent shall:
(A)send timely bills to the Borrower for sums due and receive all sums on account of the Obligations or with respect to them;
(B)use reasonable diligence to obtain from the Borrower and promptly remit to each Lender such Lender’s Applicable Percentage pro rata share of interest and principal payments and other sums received by the Administrative Agent on account of the Obligations or with respect to them, in accordance with this Agreement, less any applicable Administrative Agent Fee;
(C)use reasonable diligence to recover from the Borrower all expenses incurred that are reimbursable by the Borrower, and promptly remit to each Lender its Applicable Percentage;
(D)hold all security interests established hereby ratably for itself as Administrative Agent and representative of the Lenders; and
(E)request from the Borrower, and promptly forward to the Lenders, such information as any of the Lenders may reasonably request Administrative Agent to obtain from the Borrower, consistent with the terms of this Agreement.
Notwithstanding the foregoing, the Administrative Agent shall coordinate the actions of Lenders, as applicable.
    64    Credit and Security Agreement
/

(b)Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
(c)Exculpatory Provisions.
(i)The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:
(A)shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;
(B)shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders; provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under the Bankruptcy Code or any other debtor relief law; and
(i)The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10 and 11.10. The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to the Administrative Agent in writing by the Borrower or a Lender.
(ii)The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent, (vi) the collectability of the Servicing Rights, (vii) the legality, validity, enforceability, or any legal effect of any of the Loan Documents, or any insurance, bond or similar device purportedly protecting any obligation to the Lenders or any Servicing Rights, (viii) the financial condition of Borrower or any of its Subsidiaries or Affiliates, the status, health or viability of any industry in which any of them is involved, the prospects for repayment of the Obligations, or the effectiveness of any of the provisions of the Loan Documents (including the financial covenants, tests and hedging requirements) or any aspect of their implementation or administration at any time
    65    Credit and Security Agreement
/

to reduce or control risks of any type, to produce returns, profits, yields or spreads or to reduce or control losses, or (ix) any failure of Borrower or any other obligor under this Agreement or any of the other Loan Documents to perform any of its obligations thereunder.
(d)Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the entry into a Commitment that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to entering into such Commitment. The Administrative Agent may consult with nationally recognized legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
(e)Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the Administrative Agent with due care. The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub agent and to the Related Parties of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the revolving line of credit as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
(f)Resignation of Administrative Agent.
(i)The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with consent of Borrower (provided that no consent of Borrower shall be required if an Event of Default has occurred and is continuing), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders with the consent of Borrower and no successor shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above, provided, that, in no event shall any such successor Administrative Agent be a Defaulting Lender. The resignation of the retiring Administrative Agent shall only become effective on the date that a successor has been appointed and has entered into the Acknowledgment Agreement or any replacement thereof (the “Resignation Effective Date”).
(ii)If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by Law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, with consent of Borrower (provided that no consent of Borrower shall be required if an Event of Default has occurred and is continuing), appoint a successor. The removal of the Administrative Agent shall only become effective on the date that a successor has been
    66    Credit and Security Agreement
/

appointed and has entered into the Acknowledgment Agreement or any replacement thereof (the “Removal Effective Date”).
(iii)Notwithstanding anything to the contrary in this Agreement, for any period of time in which the Acknowledgment Agreement is in effect, Administrative Agent may not resign or be removed without (x) Freddie Mac’s prior express written consent, in its sole and absolute discretion, (y) a successor administrative agent and a successor secured party under the ~~Freddie Mac~~ Acknowledgment Agreement, as applicable, having been appointed and having assumed all related obligations, and (iii) such successor entity having executed and delivered an amendment to the Acknowledgment Agreement, in form and substance acceptable to Freddie Mac in its sole and absolute discretion, expressly assuming all of Administrative Agent’s obligations under the Acknowledgment Agreement.
(iv)With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) except for any indemnity payments owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder and subject to Lenders having completed all “Know Your Customer” requirements for such successor, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Section 12 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring or removed Administrative Agent was acting as Administrative Agent and (ii) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including (a) acting as collateral agent or otherwise holding any collateral security on behalf of any of the Lenders and (b) in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.
(g)Non-Reliance on Agents and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this
    67    Credit and Security Agreement
/

Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
(h)No Other Duties. Anything herein to the contrary notwithstanding, no arrangers or any other titles listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.
(i)Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under the Bankruptcy Code or any other judicial proceeding relative to the Borrower, the Administrative Agent (irrespective of whether the principal of any Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise, if necessary, (it being understood and agreed that the Administrative Agent shall take commercially efforts to avail itself of the “bankruptcy safe harbors and exercise remedies free from the automatic stay) subject to the terms of the Acknowledgment Agreement:
(i)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 11.2) allowed in such judicial proceeding; and
(ii)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and
(iii)any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 11.2 and any other Loan Document.
(j)Certain ERISA Matters.
(i)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower, that at least one of the following is and will be true:
(A)such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Obligations or this Agreement,
(B)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers),
    68    Credit and Security Agreement
/

is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Obligations and this Agreement,
(C)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84- 14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Obligations and this Agreement, or
(D)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Obligations and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).]
(k)Sharing of Payments. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any Obligation or other obligations hereunder resulting in such Lender receiving payment of a proportion of the aggregate amount of any Obligation or other such obligations greater than its pro rata share of the Applicable Percentage of the Commitment thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Obligations and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of the Obligations and other amounts owing them; provided that:
(i)if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered from such Lender, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(ii)the provisions of this Section shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement, (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any Commitment to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this paragraph shall apply) or (z) the Administrative Agent Fee.
(l)Enforcement. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Borrower shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 10 for the benefit of all the Lenders; provided that the foregoing shall not prohibit, subject to the terms of the Acknowledgment Agreement, (i) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (ii) any Lender from exercising setoff rights in accordance with Section 4.12 (subject to the terms of Section 12.1(l)) or (iii) any Lender
    69    Credit and Security Agreement
/

from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to the Borrower under receivership, insolvency, bankruptcy, reorganization or other similar proceedings; provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (x) the Required Lenders shall have the rights otherwise provided to the Administrative Agent pursuant to Section 10 and (y) in addition to the matters set forth in clauses (ii) and (iii) of the preceding proviso and subject to Section 12(k), any Lender may, with the consent of the Required Lenders, enforce any rights or remedies available to it and as authorized by the Required Lenders.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

    70    Credit and Security Agreement
/

EXECUTED to be effective as of the date first written above.
BORROWER:

loanDepot.com, LLC,
a Delaware limited liability company

By:
    Name:
    Title:

Address for Notices:
6561 Irvine Center Drive
Irvine, California 92618
Fax No.: [***]
Telephone No.: [***]
Attention: Patrick Flanagan
e-mail: pflanagan@loandepot.com

With a copy to:
6561 Irvine Center Drive
Irvine, California 92618
Fax No.: [***]
Telephone No.: [***]
Attention: Sheila Mayes
e-mail: [***]
                        With a copy to
6561 Irvine Center Drive
Irvine, California 92618

                        Attention: General Counsel
                        e-mail: [***]

ADMINISTRATIVE AGENT:

SIGNATURE BANK

By:
        Signature Page to Credit Agreement

DB1/ ~~125935721.9~~135423181.4

Name:
Title:

Address for Notices:
Flagstar Bank, National Association
565 Fifth Avenue, 8th floor
New York, NY 10017
Attention: Kenneth Logan
Telephone No.:
~~Attention:~~
~~e-mail:~~ [***]
e-mail: [***]

LENDERS:

SIGNATURE BANK

By:
    Name:
    Title:

Address for Notices:
Flagstar Bank, National Association
565 Fifth Avenue, 8th floor
New York, NY 10017
Attention: Kenneth Logan
Telephone No.:
~~Attention:~~
~~e-mail:~~ [***]
e-mail: [***]

Signature Page to Credit Agreement

EXHIBIT C
[FORM OF REVOLVING CREDIT NOTE]
AMENDED AND RESTATED PROMISSORY NOTE
$300,000,000    December [__], 2022
FOR VALUE RECEIVED, loanDepot.com, LLC, a Delaware limited liability company (“Borrower”), having an address at 6561 Irvine Center Drive, Irvine, CA 92618, hereby promises to pay to the order of Signature Bank, as administrative agent (“Administrative Agent”) on behalf of itself and the other lenders party to the Credit Agreement (as herein after defined) (together with their respective participants, successors and assigns and any subsequent holders of this Note, the “Lenders”), as hereinafter provided, the principal sum of THREE HUNDRED MILLION DOLLARS ($300,000,000) or so much thereof as may be advanced by Lenders from time to time hereunder to or for the benefit or account of Borrower, together with interest thereon at the Note Rate (as hereinafter defined), and otherwise in strict accordance with the terms and provisions hereof.
THE HOLDER OF THIS NOTE SHALL BE SUBJECT TO, AND BY ACCEPTANCE OF THIS NOTE EACH SUCH HOLDER EXPRESSLY AGREES TO BE BOUND BY THE TERMS AND CONDITIONS SET FORTH IN THE CREDIT AGREEMENT. THE RIGHTS OF EACH HOLDER OF A NOTE SHALL BE (X) SUBJECT AND SUBORDINATE IN ALL RESPECTS (A) TO ALL RIGHTS, POWERS AND PREROGATIVES OF THE FEDERAL HOME LOAN MORTGAGE CORPORATION (“FREDDIE MAC”) UNDER THE FREDDIE MAC GUIDE AND AS SET FORTH IN AN ACKNOWLEDGMENT AGREEMENT DATED AS OF DECEMBER 22, 2021 BY AND AMONG BORROWER, SIGNATURE BANK, AS SECURED PARTY (“SECURED PARTY”), AND FREDDIE MAC (THE “ACKNOWLEDGMENT AGREEMENT”), WHICH RIGHTS INCLUDE, WITHOUT LIMITATION, THE RIGHT OF FREDDIE MAC TO DISQUALIFY (IN WHOLE OR IN PART) THE BORROWER AS AN APPROVED FREDDIE MAC SELLER/SERVICER, WITH OR WITHOUT CAUSE, AND FREDDIE MAC’S UNFETTERED RIGHT TO TERMINATE (IN WHOLE OR IN PART) THE UNITARY, INDIVISIBLE MASTER SERVICING CONTRACT AND TO TRANSFER OR SELL ALL OR ANY PORTION OF SAID SERVICING CONTRACT RIGHTS, AND ACCOMPLISH (OR REFRAIN FROM ACCOMPLISHING) A TRANSFER OF SERVICING TO A SERVICER ACCEPTABLE TO FREDDIE MAC IN ITS SOLE AND ABSOLUTE DISCRETION; (B) TO ALL CLAIMS OF FREDDIE MAC ARISING OUT OF OR RELATING TO ANY AND ALL BREACHES, DEFAULTS AND OUTSTANDING OBLIGATIONS OF THE DEBTOR TO FREDDIE MAC, INCLUDING FREDDIE MAC'S CLAIMS, FREDDIE MAC'S SERVICING TRANSFER COSTS, AND (C) THE FIRST-PRIORITY SECURITY INTEREST OF FREDDIE MAC IN BORROWER’S RIGHT, TITLE AND INTEREST IN, TO, AND UNDER SUCH MASTER SERVICING CONTRACT AND OTHER COLLATERAL IDENTIFIED IN THE PURCHASE DOCUMENTS, AND (Y) DERIVED FROM AND EXERCISED SOLELY THROUGH THE SECURED PARTY IDENTIFIED IN THE ACKNOWLEDGMENT AGREEMENT. THE HOLDER OF THIS NOTE IS NOT ENTITLED TO THE BENEFITS OF PREFERRED PURCHASER STATUS PURSUANT TO UNIFORM COMMERCIAL CODE (“UCC”) ARTICLE 8, SECURED PARTY HAVING EXPRESSLY AND IRREVOCABLY WAIVED THE RIGHT TO OPT INTO UCC ARTICLE 8 TO THE EXTENT APPLICABLE. THIS NOTE MAY NOT BE TRANSFERRED OR ASSIGNED WITHOUT FREDDIE MAC'S PRIOR EXPRESS WRITTEN CONSENT, WHICH CONSENT MAY BE GRANTED OR WITHHELD IN FREDDIE MAC'S SOLE AND ABSOLUTE DISCRETION AND SUBJECT TO THE LIMITATIONS SET FORTH IN SECTION 11.8 OF THE CREDIT AGREEMENT
(a) - SIGNATURE RESTRICTED -
Content is not to be distributed or shared with outside parties.

DB1/ ~~125935721.9~~135423181.4

AND THE APPLICABLE TRANSFER AND ASSIGNMENT RESTRICTIONS DESCRIBED IN THE ACKNOWLEDGMENT AGREEMENT (THE “FRE TRANSFER RESTRICTIONS”).
THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES THAT IT WILL NOT ASSIGN THIS NOTE EXCEPT IN COMPLIANCE WITH THE FRE TRANSFER RESTRICTIONS. ANY PURPORTED ASSIGNMENT OF THIS NOTE THAT IS IN BREACH, AT THE TIME MADE, OF ANY TRANSFER RESTRICTIONS SET FORTH IN SECTION 11.8 OF THE CREDIT AGREEMENT IS VOID AB INITIO.
DEFINITIONS
Definitions
. As used in this Note, the following terms shall have the following meanings:
“Administrative Agent” has the meaning set forth in the introductory paragraph of this Note.
“Alternative Benchmark Rate” means the first of the alternatives set forth in the order below that can be determined by the Administrative Agent on the applicable date:
(1)    for the corresponding tenor, the term AMERIBOR benchmark interest rate as provided by American Financial Exchange, LLC as administrator of the benchmark (or a successor administrator) to, and published by, authorized distributors of AMERIBOR, as selected in the sole discretion of the Administrative Agent,
(2)    for the corresponding tenor, the Bloomberg Short-Term Bank Yield Index provided by Bloomberg Index Services Limited as administrator of the benchmark (or a successor administrator),
(3)    for the corresponding tenor, the Bank Yield Index as provided by the ICE Benchmark Administration as administrator of the benchmark (or a successor administrator),
(4)    for the corresponding tenor, the benchmark rate designed to be a broad-based measure of average funding rates for banking institutions funding in U.S. Dollars, in institutional markets, on a senior unsecured basis as provided by IHS Markit as administrator of the benchmark (or a successor administrator), or
(5)    Other term rate,
provided, in all events, the relevant alternative (a) is displayed on a screen or other information service selected by the Administrative Agent in its reasonable discretion; (b) is administratively feasible for the Administrative Agent; (c) the applicable benchmark administrator publishes, publicly announces, or states publicly that such benchmark is administered in accordance with the International Organization of Securities Commission’s Principles for Financial Benchmarks; and (d) is identified as the operative rate in at least five then-outstanding Dollar-denominated syndicated or bilateral credit facilities (as a result of amendment or as originally executed) (and such credit facilities are identified in the written notice of the selection of the alternative rate provided by the Administrative Agent to the Lenders and are publicly available for review).
“Applicable Rate” means (i) the Benchmark, plus (ii) [***] per annum, or on and after a Conversion Event [***]% per annum.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment
- SIGNATURE RESTRICTED -
Content is not to be distributed or shared with outside parties.

period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Note as of such date.
“Benchmark” means, initially, Term SOFR plus the related Benchmark Adjustment; provided that if a replacement of the Benchmark has occurred pursuant to Section 4.2(c) of this Note, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof. If the Benchmark (excluding the related Benchmark Adjustment) as of any given date of determination is less than the Floor, the Benchmark will be deemed to be the Floor for the purposes of this Note and the Loan Documents.
“Benchmark Adjustment” means (i) in the case of Term SOFR, a spread adjustment in the amount of [***]% ([***] basis points); (ii) in the case of Daily Simple SOFR, a spread adjustment in the amount of [***]% ([***] basis points); and (iii) in all other cases, a spread adjustment (which may be a positive or negative value or zero), in each case, that has been selected by Administrative Agent as the replacement for such Available Tenor of such Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body for U.S. dollar-denominated syndicated or bilateral credit facilities at such time.
“Benchmark Replacement” means, for any Available Tenor, the sum of: (i) Daily Simple SOFR and (ii) the related Benchmark Adjustment; provided that, giving due consideration to any recommendation of the Relevant Government Body and to evolving market practices and standards, the Administrative Agent and Borrower may agree to replace the Benchmark Replacement then in effect with the sum of (1) the Alternative Benchmark Rate and (2) the related Benchmark Adjustment; provided, further, that the Administrative Agent shall provide written notice of such election to the Borrower and Lenders prior to the replacement of the Benchmark then in effect; and, provided, further, that notwithstanding anything to the contrary herein, if the Benchmark Replacement as determined pursuant to this definition would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternative Benchmark Rate”, “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by Administrative Agent in a manner substantially consistent with market practice (or, if Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as Administrative Agent decides is reasonably necessary in connection with the administration of this Note and the other Loan Documents).
“Benchmark Transition Event” means, with respect to any then-current Benchmark, the occurrence of a public statement or publication of information by or on behalf of the administrator of the then-current Benchmark, the regulatory supervisor for the administrator of such Benchmark, the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark, a resolution authority with jurisdiction over the administrator for such Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark, announcing or stating that (a) such administrator has ceased or will cease on a specified date to provide all Available Tenors of such Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark or (b) all Available Tenors of such Benchmark are or will no longer be representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored.
- SIGNATURE RESTRICTED -
Content is not to be distributed or shared with outside parties.

“Borrower” has the meaning set forth in the introductory paragraph of this Note.
“Business Day” means a weekday, Monday through Friday, except a legal holiday or a day on which banking institutions in New York, New York s are authorized or required by law to be closed. Unless otherwise provided, the term “days” when used herein shall mean calendar days.
“Change” means any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Note that affects capital adequacy or the amount of capital required or expected to be maintained by a Lenders; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change,” regardless of the date enacted, adopted or issued.
“Charges” means all fees, charges and/or any other things of value, if any, contracted for, charged, taken, received or reserved by Administrative Agent in connection with the transactions relating to this Note and the other Loan Documents, which are treated as interest under applicable law.
“Credit Agreement” means the Credit and Security Agreement dated December 22, 2021, executed by Administrative Agent, Lenders and Borrower, as modified, amended, renewed, extended, and restated from time to time.
“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by Administrative Agent in accordance with the conventions for this rate recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated or bilateral business loans; provided, that if Administrative Agent decides that any such convention is not administratively feasible for Administrative Agent or any Lender, then Administrative Agent may establish another convention in its reasonable discretion.
“Debtor Relief Laws” means Title 11 of the United States Code, as now or hereafter in effect, or any other applicable law, domestic or foreign, as now or hereafter in effect, relating to bankruptcy, insolvency, liquidation, receivership, reorganization, arrangement or composition, extension or adjustment of debts, or similar laws affecting the rights of creditors.
“Default Interest Rate” means a rate per annum equal to the Note Rate plus [***]%, but in no event in excess of the Maximum Rate.
“Event of Default” has the meaning set forth in the Credit Agreement.
“Floor” means the benchmark rate floor, if any, provided in this Note initially (as of the execution of this Note, the modification, amendment or renewal of this Note or otherwise). In no event shall the Benchmark be less than [***]%.
“Interest Period” means a period of one (1) month, commencing on the first day of a calendar month and ending on the last day of such calendar month, except that (i) if no principal amount is outstanding at the time of a borrowing hereunder, the related Interest Period shall commence upon the date on which such borrowing occurs and shall end upon the earlier of (x) the last day of the calendar month in which such borrowing occurs and (y) the date on which such borrowing is repaid, and (ii) the last Interest Period shall end on the date on which all amounts owing hereunder have been paid in full and the commitment has been terminated.
“Lenders” has the meaning set forth in the introductory paragraph of this Note.
“Loan Documents” has the meaning set forth in the Credit Agreement.
- SIGNATURE RESTRICTED -
Content is not to be distributed or shared with outside parties.

“London Business Day” means a day on which commercial banks are open for business including dealings in foreign exchange and foreign currency deposits) in London, England.
“Note” means this Amended and Restated Promissory Note.
“Note Rate” means the rate equal to the lesser of (a) the Maximum Rate or (b) the Applicable Rate.
“Payment Date” means the 10th Business Day, or if the 10th Business Day is not a business day, the next business day of each and every calendar month during the term of this Note.
“Related Indebtedness” means any and all indebtedness paid or payable by Borrower to Administrative Agent on behalf of the Lenders pursuant to the Loan Documents or any other communication or writing by or between Borrower and Administrative Agent related to the transaction or transactions that are the subject matter of the Loan Documents, except such indebtedness which has been paid or is payable by Borrower to Administrative Agent on behalf of Lenders under this Note.
“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.
“SOFR” means a rate per annum equal to the secured overnight financing rate for such Business Day published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) (the “SOFR Administrator”) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org (or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time).
“Term SOFR” means, with respect to each Interest Period, the Term SOFR Reference Rate for a one-month period determined on the date that is two (2) Business Days preceding the first Business Day of such Interest Period (such day, the “Periodic Term SOFR Determination Day”) and as updated by the Administrative Agent in its sole discretion at any time and as often as daily, as such Term SOFR Reference Rate is published by the SOFR Administrator; provided, that if as of 5:00 p.m. (New York, NY time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for a one-month period has not been published by the SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for a one-month period as published by the SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for a one-month period was published by the SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day.
“Term SOFR Reference Rate” means the one-month forward-looking term rate based on SOFR.
“U.S. Government Securities Business Day” shall mean any day except for (a) a Saturday, (b) a Sunday, or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
Rules of Construction
. Any capitalized term used in this Note and not otherwise defined herein shall have the meaning ascribed to such term in the Credit Agreement. All terms used herein, whether or not defined in Section 1.1 hereof, and whether used in singular or plural form, shall be deemed to refer to the object of such term whether such is singular or plural in nature, as the context may suggest or require. All personal pronouns used herein, whether used in the masculine, feminine or neutral gender, shall include all other genders; the singular shall include the plural and vice versa.
- SIGNATURE RESTRICTED -
Content is not to be distributed or shared with outside parties.

PAYMENT TERMS
Payment of Principal and Interest; Revolving Nature. Interest shall accrue during each Interest Period on the principal balance of this Note at the Note Rate for such Interest Period. All accrued but unpaid interest on the principal balance of this Note outstanding from time to time with respect to a calendar month shall be payable on the Payment Date immediately following the end of such calendar month. The then outstanding principal balance of this Note and all accrued but unpaid interest thereon shall be due and payable on the Termination Date or upon the earlier maturity hereof, whether by acceleration or otherwise. Borrower may from time to time during the term of this Note borrow, partially or wholly repay its outstanding borrowings, and reborrow, subject to all of the limitations, terms and conditions of the Credit Agreement; provided, however, that the total outstanding borrowings under this Note shall not at any time exceed the maximum principal amount stated above. The outstanding principal balance of this Note at any time shall be the total amount advanced hereunder by Lenders less the amount of principal payments made hereon by or for Borrower, which balance may be endorsed hereon from time to time by Administrative Agent on behalf of Lenders or otherwise noted in Administrative Agent’s records, which notations shall be, absent manifest error, conclusive evidence of the amounts owing hereunder from time to time.
Application
. Except as expressly provided herein to the contrary, all payments on this Note shall be applied in the following order of priority: (a) the payment or reimbursement of any expenses, costs or obligations (other than the outstanding principal balance hereof and interest hereon) for which Borrower shall be obligated or Lenders shall be entitled pursuant to the provisions of this Note or the other Loan Documents; (b) the payment of accrued but unpaid interest with respect to any advances; and (c) the payment of all or any portion of the principal balance hereof then outstanding hereunder, in the direct order of maturity. If an Event of Default exists under this Note or under any of the other Loan Documents, then Administrative Agent on behalf of Lenders may, at the sole option of Administrative Agent, apply any such payments, at any time and from time to time, to any of the items specified in clauses (a), (b) or (c) above without regard to the order of priority otherwise specified in this Section 2.2 and any application to the outstanding principal balance hereof may be made in either direct or inverse order of maturity.
Payments
. All payments under this Note made to Administrative Agent on behalf of Lenders shall be made in immediately available funds in accordance with the wire instructions provided under separate cover by Administrative Agent to Borrower (or at such other place as Administrative Agent, in Administrative Agent’s sole discretion, may have established by delivery of written notice thereof to Borrower from time to time), without offset, in lawful money of the United States of America, which shall at the time of payment be legal tender in payment of all debts and dues, public and private. Payments by check or draft shall not constitute payment in immediately available funds until the required amount is actually received by Administrative Agent in full. Payments in immediately available funds received by Administrative Agent in the place designated for payment on a Business Day prior to 2:00 p.m. (New York, New York time) at such place of payment shall be credited as of the Business Day received, while payments received by Administrative Agent on a day other than a Business Day or after 2:00 p.m. (New York, New York time) on a Business Day shall be credited as of the next succeeding Business Day. If any payment of principal or interest on this Note shall become due and payable on a day other than a Business Day, then such payment shall be credited as of the next succeeding Business Day. Any such extension of time for payment shall be included in computing interest which has accrued and shall be payable in connection with such payment.
Computation Period
. Interest on the indebtedness evidenced by this Note shall be computed on the basis of a three hundred sixty (360) day year and shall accrue on the actual number of days elapsed for any whole or partial month in which interest is being calculated. In computing the number of days during which interest accrues, the day on which funds are initially advanced shall be included regardless of the time of day such advance is
- SIGNATURE RESTRICTED -
Content is not to be distributed or shared with outside parties.

made, and the day on which funds are repaid shall be included unless repayment is credited prior to the close of business on the Business Day received as provided in Section 2.3 hereof. Each determination by Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
Prepayment
. Borrower shall have the right to prepay, at any time and from time to time upon at least two (2) Business Days prior written notice to Administrative Agent, without fee, premium or penalty, all or any portion of the outstanding principal balance hereof; provided, however, that such prepayment shall also include any and all accrued but unpaid interest on the amount of principal being so prepaid through and including the date of prepayment, plus any other sums which have become due to Lenders under the other Loan Documents on or before the date of prepayment, but which have not been fully paid.
Unconditional Payment
. Borrower is obligated to pay all principal, interest and any and all other amounts which become payable under this Note or under any of the other Loan Documents absolutely and unconditionally and without any abatement, postponement, diminution or deduction whatsoever and without any reduction for counterclaim or setoff whatsoever. If at any time any payment received by Administrative Agent hereunder shall be deemed by a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under any Debtor Relief Law, then the obligation to make such payment shall survive any cancellation or satisfaction of this Note or return thereof to Borrower and shall not be discharged or satisfied with any prior payment thereof or cancellation of this Note, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof, and such payment shall be immediately due and payable upon demand.
Partial or Incomplete Payments
. Remittances in payment of any part of this Note other than in the required amount in immediately available funds at the place where this Note is payable shall not, regardless of any receipt or credit issued therefor, constitute payment until the required amount is actually received by Administrative Agent in full in accordance herewith and shall be made and accepted subject to the condition that any payments made by check or draft may be handled for collection in accordance with the practice of the collecting bank or banks. Acceptance by Administrative Agent of any payment in an amount less than the full amount then due shall be deemed an acceptance on account only, and the failure to pay the entire amount then due shall be and continue to be an Event of Default in the payment of this Note.
Default Interest Rate
. For so long as any Event of Default exists under this Note or under any of the other Loan Documents, regardless of whether or not there has been an acceleration of the indebtedness evidenced by this Note, and at all times after the maturity of the indebtedness evidenced by this Note (whether by acceleration or otherwise), and in addition to all other rights and remedies of Lenders hereunder, interest shall accrue on the outstanding principal balance hereof at the Default Interest Rate, and such accrued interest shall be immediately due and payable.
Late Charge
. At the option of Administrative Agent, Borrower will pay Lenders, on demand (i) a “late charge” equal to [***]% of the amount of any installment on this Note when such installment is not paid within 3 Business Days following the date such installment is due and (ii) a processing fee in the amount of $0 for each check which is provided to Administrative Agent by Borrower in payment for an obligation owing to Lenders under any Loan Document but is returned or dishonored for any reason, in order to cover the additional expenses involved in handling delinquent and returned or dishonored payments.
Change
- SIGNATURE RESTRICTED -
Content is not to be distributed or shared with outside parties.

.
If Lenders determine that the amount of capital required or expected to be maintained in respect of the Obligations by Lenders is increased as a result of a Change (except a Change regard to Indemnified Taxes, which is governed solely by Section 3.3 of the Credit Agreement), then Borrower shall pay to Administrative Agent the amount necessary to compensate Lenders for any shortfall in the rate of return on the portion of such increased capital that Administrative Agent determines is attributable to this Note or the principal amount outstanding hereunder; provided that Borrower shall not be required to compensate Lenders for any such shortfall incurred during any fiscal quarter ended more than 90 days’ prior to the date that Administrative Agent makes its request for additional amounts pursuant to Section 2.10(b).
In the event that Administrative Agent becomes aware that any amounts are or will be owed to Lenders pursuant to Section 2.10(a), then it shall promptly notify Borrower thereof and, as soon as possible thereafter, Administrative Agent shall submit to Borrower a certificate indicating the amount owing to Lenders and the calculation therefor. The amounts set forth in such certificate shall be deemed a part of the Obligations of Borrower hereunder; provided, however, that the failure of Borrower to pay any amount owing to Lenders pursuant to Section 2.10(a) shall not be deemed to constitute a Default or an Event of Default hereunder to the extent that Borrower is contesting in good faith its obligation to pay such amount by ongoing discussions diligently pursued with Administrative Agent or by appropriate proceedings.
Fees.
Commitment Fee. On or prior to the Business Day after the Closing Date, Borrower agrees to pay to the Administrative Agent a fee (the “Commitment Fee”) in an amount equal to (i) [***]% multiplied by (ii) the Committed Amount.
Unused Fee. For any month where daily average utilization is less than [***]% of the Committed Amount, on each Payment Date prior to a Conversion Date, Borrower agrees to pay to the Administrative Agent, for the ratable benefit of the Lenders and as consideration for each Lender’s Commitment under the Agreement, an unused fee in Dollars (the “Unused Fee”) in an amount equal to (i) [***]% per annum, multiplied by (ii) the difference between the Committed Amount and daily average utilization in the calendar month. Accrued Unused Fees shall be due and payable in arrears. Computations of the Unused Fee shall be made by the Administrative Agent, with respect to each Lender, pro rata based on such Lender’s Commitment.
Renewal Fee. In connection with each renewal pursuant to Section 2.4(b) of the Agreement, on or prior to the Business Day after the Closing Date, Borrower agrees to pay to the Administrative Agent a fee (the “Renewal Fee”) in an amount equal to (i) [***]% multiplied by (ii) the Committed Amount.
EVENT OF DEFAULT AND REMEDIES
Remedies
. Upon the occurrence of an Event of Default, Lenders shall have the right to exercise any rights and remedies set forth in the Credit Agreement and the other Loan Documents.
WAIVERS
. EXCEPT AS SPECIFICALLY PROVIDED IN THE LOAN DOCUMENTS TO THE CONTRARY, BORROWER AND ANY ENDORSERS OR GUARANTORS HEREOF SEVERALLY WAIVE AND RELINQUISH PRESENTMENT FOR PAYMENT, DEMAND, NOTICE OF NONPAYMENT OR NONPERFORMANCE, PROTEST, NOTICE OF PROTEST, NOTICE OF INTENT TO ACCELERATE, NOTICE OF ACCELERATION OR ANY OTHER NOTICES OR ANY OTHER ACTION. BORROWER AND ANY ENDORSERS OR GUARANTORS HEREOF SEVERALLY
- SIGNATURE RESTRICTED -
Content is not to be distributed or shared with outside parties.

WAIVE AND RELINQUISH, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO THE BENEFITS OF ANY MORATORIUM, REINSTATEMENT, MARSHALING, FORBEARANCE, VALUATION, STAY, EXTENSION, REDEMPTION, APPRAISEMENT, EXEMPTION AND HOMESTEAD NOW OR HEREAFTER PROVIDED BY THE CONSTITUTION AND LAWS OF THE UNITED STATES OF AMERICA AND OF EACH STATE THEREOF, BOTH AS TO ITSELF AND IN AND TO ALL OF ITS PROPERTY, REAL AND PERSONAL, AGAINST THE ENFORCEMENT AND COLLECTION OF THE OBLIGATIONS EVIDENCED BY THIS NOTE OR BY THE OTHER LOAN DOCUMENTS.
GENERAL PROVISIONS
No Waiver; Amendment
. No failure to accelerate the indebtedness evidenced by this Note by reason of an Event of Default hereunder, acceptance of a partial or past due payment, or indulgences granted from time to time shall be construed (a) as a novation of this Note or as a reinstatement of the indebtedness evidenced by this Note or as a waiver of such right of acceleration or of the right of Lenders thereafter to insist upon strict compliance with the terms of this Note, or (b) to prevent the exercise of such right of acceleration or any other right granted under this Note, under any of the other Loan Documents or by any applicable laws. Borrower hereby expressly waives and relinquishes the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing. The failure to exercise any remedy available to Lenders shall not be deemed to be a waiver of any rights or remedies of Lenders under this Note or under any of the other Loan Documents, or at law or in equity. No extension of the time for the payment of this Note or any installment due hereunder, made by agreement with any person now or hereafter liable for the payment of this Note, shall operate to release, discharge, modify, change or affect the original liability of Borrower under this Note, either in whole or in part, unless Administrative Agent specifically, unequivocally and expressly agrees otherwise in writing.
Interest Provisions.
Savings Clause. It is expressly stipulated and agreed to be the intent of Borrower, Administrative Agent and Lenders at all times to comply strictly with the applicable New York law governing the Maximum Rate or amount of interest payable on the indebtedness evidenced by this Note and the Related Indebtedness. If the applicable law is ever judicially interpreted so as to render usurious any amount (i) contracted for, charged, taken, reserved or received pursuant to this Note, any of the other Loan Documents or any other communication or writing by or between Borrower and Administrative Agent related to the transaction or transactions that are the subject matter of the Loan Documents, (ii) contracted for, charged, taken, reserved or received by reason of Lenders’ exercise of the option to accelerate the maturity of this Note and/or the Related Indebtedness, or (iii) Borrower will have paid or Lenders will have received by reason of any voluntary prepayment by Borrower of this Note and/or the Related Indebtedness, then it is Borrower’s and Lenders’ express intent that all amounts charged in excess of the Maximum Rate shall be automatically canceled, ab initio, and all amounts in excess of the Maximum Rate theretofore collected by Administrative Agent or Lenders shall be credited on the principal balance of this Note and/or the Related Indebtedness (or, if this Note and all Related Indebtedness have been or would thereby be paid in full, refunded to Borrower), and the provisions of this Note and the other Loan Documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder; provided, however, that if this Note has been paid in full before the end of the stated term of this Note, then Borrower and Lenders agree that Lenders shall, with reasonable promptness after Administrative Agent or any Lender discovers or is advised by Borrower that interest was received in an amount in excess of the Maximum Rate, refund such excess interest to Borrower Lender. Borrower hereby agrees that as a condition precedent to any claim seeking usury penalties against Lenders, Borrower will provide written notice to Administrative Agent, advising Lenders in reasonable detail of the nature and amount of the violation, and Lenders shall have sixty (60) days after receipt of such
- SIGNATURE RESTRICTED -
Content is not to be distributed or shared with outside parties.

notice in which to correct such usury violation, if any, by either refunding such excess interest to Borrower or crediting such excess interest against this Note and/or the Related Indebtedness then owing by Borrower to any Lender. All sums contracted for, charged, taken, reserved or received by Lenders for the use, forbearance or detention of any debt evidenced by this Note and/or the Related Indebtedness shall, to the extent permitted by applicable law, be amortized or spread, using the actuarial method, throughout the stated term of this Note and/or the Related Indebtedness (including any and all renewal and extension periods) until payment in full so that the rate or amount of interest on account of this Note and/or the Related Indebtedness does not exceed the Maximum Rate from time to time in effect and applicable to this Note and/or the Related Indebtedness for so long as debt is outstanding. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Lenders to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.
[Reserved].
Effect of Benchmark Transition Event.
Replacing Benchmarks. Upon the occurrence of a Benchmark Transition Event, the Benchmark Replacement will replace the then-current Benchmark for all purposes under this Note and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to Borrower without any amendment to, or further action or consent of any other party to, this Note or any other Loan Document so long as Lender has not received, by such time, written notice of objection to such Benchmark Replacement from Borrower.  For the avoidance of doubt, in the event Lender receives a written notice of objection to the Benchmark Replacement from Borrower pursuant to the immediately preceding sentence, Borrower and Lender shall negotiate in good faith to determine a substitute benchmark rate, provided, however, if Borrower and Lender are not able to come to mutual agreement on such substitute benchmark rate within five (5) Business Days following such written notice of objection, the Loans shall be converted to Prime Loans as of the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to Borrower. At any time that the administrator of the then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, the Borrower may revoke any request for a borrowing of, conversion to or continuation of Loans to be made, converted or continued that would bear interest by reference to such Benchmark until the Borrower’s receipt of notice from the Lender that a Benchmark Replacement has replaced such Benchmark, and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Prime Loans.
Benchmark Replacement Conforming Changes. In connection with the implementation and administration of a Benchmark Replacement, Lender will have the right to make any Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary to the terms of this Addendum or in any Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of Borrower or any other party to this Note or any Loan Document.
Notices; Standards for Decisions and Determinations. Lender will promptly notify Borrower of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by Lender pursuant to this Addendum, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-
- SIGNATURE RESTRICTED -
Content is not to be distributed or shared with outside parties.

occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from any other party to this Note or any Loan Document, except, in each case, as expressly required pursuant to this Addendum.
Unavailability of Tenor of Benchmark. At any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR), then Lender may remove any tenor of such Benchmark that is unavailable or non-representative for Benchmark (including Benchmark Replacement) settings and (ii) the Lender may reinstate any such previously removed tenor for Benchmark (including Benchmark Replacement) settings.
WAIVER OF JURY TRIAL
. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER, ADMINISTRATIVE AGENT AND EACH LENDER HEREBY IRREVOCABLY AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACTIONS OF LENDERS IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT THEREOF. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS NOTE AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.3.
GOVERNING LAW; VENUE; SERVICE OF PROCESS
. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW). THE PARTIES HEREBY AGREE THAT ANY LAWSUIT, ACTION, OR PROCEEDING THAT IS BROUGHT (WHETHER IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, THE TRANSACTIONS CONTEMPLATED THEREBY, OR THE ACTIONS OF THE LENDERS IN THE NEGOTIATION, ADMINISTRATION OR ENFORCEMENT OF ANY OF THE LOAN DOCUMENTS SHALL BE BROUGHT IN A STATE OR FEDERAL COURT OF COMPETENT JURISDICTION LOCATED IN NEW YORK, NEW YORK. BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY (A) SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS, (B) WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH LAWSUIT, ACTION, OR PROCEEDING BROUGHT IN ANY SUCH COURT, AND (C) FURTHER WAIVES ANY CLAIM THAT IT MAY NOW OR HEREAFTER HAVE THAT ANY SUCH COURT IS AN INCONVENIENT FORUM.
Relationship of the Parties
. Notwithstanding any prior business or personal relationship between Borrower and any Lender, or any officer, director or employee of any Lender, that may exist or have existed, the relationship between Borrower and any Lender is solely that of debtor and creditor, No Lender has any fiduciary or other special relationship with Borrower, Borrower and Lenders are not partners or joint venturers, and no term or condition of any of the Loan Documents shall be construed so as to deem the relationship between Borrower and any Lender to be other than that of debtor and creditor.
Successors and Assigns
- SIGNATURE RESTRICTED -
Content is not to be distributed or shared with outside parties.

. The terms and provisions hereof shall be binding upon and inure to the benefit of Borrower, Administrative Agent and Lenders and their respective heirs, executors, legal representatives, successors, successors-in-title and assigns, whether by voluntary action of the parties, by operation of law or otherwise, and all other persons claiming by, through or under them. The terms “Borrower” and “Lender” as used hereunder shall be deemed to include their respective heirs, executors, legal representatives, successors, successors-in-title and assigns, whether by voluntary action of the parties, by operation of law or otherwise, and all other persons claiming by, through or under them.
Time is of the Essence
. Time is of the essence with respect to all provisions of this Note and the other Loan Documents.
Headings
. The Section and Subsection titles hereof are inserted for convenience of reference only and shall in no way alter, modify, define, limit, amplify or be used in construing the text, scope or intent of such Sections or Subsections or any provisions hereof.
Controlling Agreement
. In the event of any conflict between the provisions of this Note and the Credit Agreement, it is the intent of the parties hereto that the provisions of the Credit Agreement shall control. In the event of any conflict between the provisions of this Note and any of the other Loan Documents (other than the Credit Agreement), it is the intent of the parties hereto that the provisions of this Note shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of this Note and the other Loan Documents and that this Note and the other Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same.
Notices
. Whenever any notice is required or permitted to be given under the terms of this Note, the same shall be given in accordance with Section 11.11 of the Credit Agreement.
Severability
. If any provision of this Note or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, then neither the remainder of this Note nor the application of such provision to other persons or circumstances nor the other instruments referred to herein shall be affected thereby, but rather shall be enforced to the greatest extent permitted by applicable law.
Costs of Collection
. If any holder of this Note retains an attorney-at-law in connection with any Event of Default or at maturity or to collect, enforce, or defend this Note or any part hereof, or any other Loan Document in any lawsuit or in any probate, reorganization, bankruptcy or other proceeding, or if Borrower sues any holder in connection with this Note or any other Loan Document and does not prevail, then Borrower agrees to pay to each such holder, in addition to the principal balance hereof and all interest hereon, all costs and expenses of collection or incurred by such holder or in any such suit or proceeding, including, but not limited to, reasonable attorneys’ fees.
Statement of Unpaid Balance
. At any time and from time to time, Borrower will furnish promptly, upon the request of Administrative Agent, a written statement or affidavit, in form reasonably satisfactory to Administrative Agent, stating the unpaid balance of the indebtedness evidenced by this Note and the Related Indebtedness and that there
- SIGNATURE RESTRICTED -
Content is not to be distributed or shared with outside parties.

are no offsets or defenses against full payment of the indebtedness evidenced by this Note and the Related Indebtedness and the terms hereof, or if there are any such offsets or defenses, specifying them..
FINAL AGREEMENT
. THIS NOTE AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
Administrative Agent Acting on Behalf of Lenders
. No Lender (excluding Signature Bank in its capacity as Administrative Agent) shall have any right individually to enforce Liens on the Collateral, it being understood and agreed that (i) all powers, rights and remedies under the Credit Agreement may be exercised solely by the Administrative Agent, on behalf of Lenders in accordance with the terms of the Credit Agreement and all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent, (ii) in the event any notice is due from Freddie Mac pursuant to the Acknowledgment Agreement or otherwise, Freddie Mac shall be deemed to have complied to the extent the notice is provided to the Administrative Agent under the Acknowledgment Agreement; and each Lender, by its acceptance of this Note, acknowledges and agrees that only the Administrative Agent will receive such notice and that no Lender has a right to require Freddie Mac to send it a copy of such notice or otherwise communicate with it, and (iii) any disputes, claims or suits against Freddie Mac arising out of or relating to the Credit Agreement or the Acknowledgment Agreement may be submitted and pursued only by the Administrative Agent and not by any Lender directly.
In the event of any dispute, claim or suit between the Lenders, the Borrower and/or the Administrative Agent, on the one hand, and Freddie Mac, on the other, including without limitation, any claim made or position taken by a Lender in a Borrower bankruptcy proceeding, notwithstanding anything to the contrary in the Credit Agreement and notwithstanding that the lender parties to the Credit Agreement are defined in the preamble thereto individually as a “Lender” and collectively as the “Lenders,” and each Lender, by acceptance of this Note, acknowledges and agrees that for all purposes of the Credit Agreement, the Borrower and the Administrative Agent are the sole Persons with any right to deal with Freddie Mac with respect to the Credit Agreement or the Acknowledgment Agreement.
This Note amends and restates in its entirety that certain Promissory Note dated December 22, 2021, in the original principal amount of $300,000,000 in favor of the Administrative Agent (the “Original Note”). Borrower hereby acknowledges and agrees that (a) the Original Note is hereby replaced in its entirety by this Note and is cancelled and of no force and effect as of the effectiveness of this Note; (b) all indebtedness evidenced by the Original Note is continuing indebtedness of Borrower, and shall be subsumed within, and hereafter governed by, the terms of this Note; (c) nothing contained herein shall be deemed to constitute a repayment, settlement or novation of the Original Note, or to release or otherwise adversely affect any rights of Administrative Agent against any party primarily or secondarily liable for such indebtedness. Any interest that has accrued and remains unpaid with respect to the Original Note shall be paid as provided in this Note.

- SIGNATURE RESTRICTED -
Content is not to be distributed or shared with outside parties.

[Remainder of Page Intentionally Left Blank
Signature Page Follows]

- SIGNATURE RESTRICTED -
Content is not to be distributed or shared with outside parties.

IN WITNESS WHEREOF, Borrower, intending to be legally bound hereby, has duly executed this Note as of the day and year first written above.
BORROWER:
loanDepot.com, LLC, a Delaware limited liability company

By:
Name:
Title:

[See Attached.]
        Exhibit C to Credit Agreement

EXHIBIT D
U.S. TAX COMPLIANCE CERTIFICATES

        Exhibit D to Credit Agreement

EXHIBIT D-1

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit and Security Agreement dated as of December 22, 2021 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among LOANDEPOT.COM, LLC, as borrower, SIGNATURE BANK as Administrative Agent and as a lender, and each lender from time to time party thereto.
Pursuant to the provisions of Section 3.33(c)(2)(C) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “ten percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF LENDER]

By:_________________________________
Name:
Title:
Date: ________ __, 20[ ]

        Exhibit D-1 to Credit Agreement

EXHIBIT D-2
[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit and Security Agreement dated as of December 22, 2021 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among LOANDEPOT.COM, LLC, as borrower, SIGNATURE BANK as Administrative Agent and as a lender, and each lender from time to time party thereto.
Pursuant to the provisions of Section 3.33(c)(2)(D) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “ten percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF PARTICIPANT]

By:_________________________________
Name:
Title:
Date: ________ __, 20[ ]
        Exhibit D-2 to Credit Agreement

EXHIBIT D-3

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit and Security Agreement dated as of December 22, 2021 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among LOANDEPOT.COM, LLC, as borrower, SIGNATURE BANK as Administrative Agent and as a lender, and each lender from time to time party thereto.
Pursuant to the provisions of Section 3.33(c)(2)(D) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “ten percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF PARTICIPANT]

By:_________________________________
Name:
Title:
Date: ________ __, 20[ ]

        Exhibit D-3 to Credit Agreement

EXHIBIT D-4

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit and Security Agreement dated as of December 22, 2021 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among LOANDEPOT.COM, LLC, as borrower, SIGNATURE BANK as Administrative Agent and as a lender, and each lender from time to time party thereto.
Pursuant to the provisions of Section 3.33(c)(2)(D) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “ten percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF LENDER]

By:_________________________________
Name:
Title:
Date: ________ __, 20[ ]

        Exhibit D-4 to Credit Agreement

SCHEDULE 5.1(r)
ADDITIONAL CONDITIONS PRECEDENT

N/A

        Schedule 5.1(r) to Credit Agreement

Summary report: Litera Compare for Word 11.3.0.46 Document comparison done on 4/17/2023 5:04:51 PM
Style name: Standard
Intelligent Table Comparison: Active
Original DMS: iw://MLDOCS/DB1/134664627/5
Modified DMS: iw://MLDOCS/DB1/135423181/4
Changes:
Add	48
~~Delete~~	18
~~Move From~~	1
Move To	1
Table Insert	0
~~Table Delete~~	0
Table moves to	0
~~Table moves from~~	0
Embedded Graphics (Visio, ChemDraw, Images etc.)	0
Embedded Excel	0
Format changes	0
Total Changes:	68